EXHIBIT 10.1

OFFICE LEASE AGREEMENT

BETWEEN

55 CAMBRIDGE PARKWAY, LLC,

a Delaware limited liability company,

AS LANDLORD

AND

SAGE THERAPEUTICS, INC.,
a Delaware corporation,

AS TENANT

AT
55 CAMBRIDGE PARKWAY, CAMBRIDGE, MA

TABLE OF CONTENTS

1.	Definitions and Basic Provisions	1
2.	Lease Grant	1
3.	Tender of Possession	1
(a)	Tender of Possession	1
(b)	Beneficial Occupancy	3
(c)	Extension Option	3
4.	Rent	5
(a)	Rent Payment	5
(b)	Timing	6
5.	Delinquent Payment; Handling Charges	6
6.	Security Deposit	6
7.	Services; Utilities; Common Areas	8
(a)	Services	9
(b)	Utility Use	9
(c)	Common Areas	11
(d)	Parking	12
(e)	Recycling and Waste Management	13
(f)	Sustainability Practices	13
8.	Alterations; Repairs; Maintenance; Signs	14
(a)	Alterations	14
(b)	Repairs; Maintenance	16
(c)	Mechanic’s Liens	20
(d)	Signs	21
9.	Use	21
10.	Assignment and Subletting	23
(a)	Transfers	23
(b)	Consent Standards	23
(c)	Request for Consent	23
(d)	Conditions to Consent	24
(e)	Attornment by Subtenants	24
(f)	[Intentionally omitted]	25
(g)	Additional Compensation	25
(h)	Permitted Transfers	25
11.	Insurance; Waivers; Subrogation; Indemnity	25
(a)	Tenant’s Insurance	25
(b)	Landlord’s Insurance	28
(c)	Waiver of Subrogation	28
(d)	Indemnity	28
12.	Subordination; Attornment; Notice to Landlord’s Mortgagee	29
(a)	Subordination	29
(b)	Attornment	29
(c)	Notice to Landlord’s Mortgagee	29
13.	Rules and Regulations	29

14.	Condemnation	30
(a)	Total Taking	30
(b)	Partial Taking - Tenant’s Rights	30
(c)	Partial Taking - Landlord’s Rights	30
(d)	Award	30
15.	Fire or Other Casualty	30
(a)	Repair Estimate	30
(b)	Tenant’s Rights	30
(c)	Landlord’s Rights	31
(d)	Repair Obligation	31
(e)	Abatement of Rent	31
16.	Personal Property Taxes	32
17.	Events of Default	32
(a)	Payment Default	32
(b)	Abandonment	32
(c)	Estoppel/Financial Statement/Commencement Date Letter	32
(d)	Insurance	32
(e)	Mechanic’s Liens	32
(f)	Other Defaults	32
(g)	Insolvency; Dissolution	33
(h)	Landlord’s Default	33
18.	Remedies	33
(a)	Termination of Lease	33
(b)	[Intentionally Omitted]	34
(c)	Perform Acts on Behalf of Tenant	34
(d)	Options	34
19.	Payment by Tenant; Non-Waiver; Cumulative Remedies	34
(a)	Payment by Tenant	34
(b)	No Waiver	35
(c)	Cumulative Remedies	35
(d)	No Designation	35
(e)	No Counterclaims	35
20.	[Intentionally Omitted]	35
21.	Surrender of Premises	35
22.	Holding Over	36
23.	Certain Rights Reserved by Landlord	36
(a)	Building Operations	36
(b)	Security	37
(c)	Repairs and Maintenance	37
(d)	Prospective Purchasers and Lenders	37
(e)	Prospective Tenants	38
24.	[Intentionally Deleted]	38
25.	Hazardous Materials	38
26.	Miscellaneous	40
(a)	Landlord Transfer	40
(b)	Landlord’s Liability	40

(c)	Force Majeure	40
(d)	Brokerage	41
(e)	Estoppel Certificates	41
(f)	Notices	41
(g)	Separability	41
(h)	Amendments; Binding Effect	42
(i)	Quiet Enjoyment	42
(j)	No Merger	42
(k)	No Offer; Counterparts	42
(l)	Entire Agreement	42
(m)	Waiver of Jury Trial	42
(n)	Governing Law	42
(o)	Recording	43
(p)	Joint and Several Liability	43
(q)	Financial Reports	43
(r)	Landlord’s Fees	43
(s)	Telecommunications	44
(t)	Representations and Warranties.	44
(u)	Confidentiality	45
(v)	Authority	45
(w)	[Intentionally Omitted]	45
(x)	No Reliance	45
(y)	List of Exhibits	45

BASIC LEASE INFORMATION

This Basic Lease Information is attached to and incorporated by reference to an Office Lease Agreement between Landlord and Tenant, as defined below.

Lease Date:	January 22, 2024
Landlord:	55 Cambridge Parkway, LLC, a Delaware limited liability company
Tenant:	Sage Therapeutics, Inc., a Delaware corporation
Premises:

Approximately 30,567 rentable square feet, consisting of (i) approximately 15,300 rentable square feet on the third (3rd) floor of the West Wing of the building located at 55 Cambridge Parkway, Cambridge, Massachusetts (the “Building”), and (ii) approximately 15,267 rentable square feet on the fourth (4th) floor of the West Wing of the Building. The Premises are outlined on the plan attached to the Lease as Exhibit A. The land on which the Building is located (the “Land”) is described on Exhibit B. The term “Project” shall collectively refer to the Building, the Land and the driveways, parking facilities, and similar improvements and easements associated with the foregoing or the operation thereof, including without limitation the Common Areas (as defined in Section 7(c)). The term “Complex” shall collectively refer to the Building and any other buildings which comprise a multi-building Complex owned by Landlord, if applicable. As of the Lease Date, the Complex consists of only the Building.

Original Term:

Approximately sixty-six (66) months, commencing on the Commencement Date and ending at 11:59 p.m. local time on the last day of the sixty-sixth (66th) full calendar month following the Commencement Date (the “Original Expiration Date”), subject to adjustment as provided in the Lease.

Extension Term:	See Section 3(c). The term “Term” shall mean the Original Term, as the same may be extended by the Extension Term.
Commencement Date:

The later of: (a) September 1, 2024; and (b) the date on which the Work (as defined in Exhibit D hereto) in the Premises is, or is deemed to be, Substantially Completed (as defined in, and determined in accordance with, Exhibit D hereto).

Rent Commencement Date:	The date that is six (6) months after the Commencement Date.

- i -

Base Rent:	Base Rent shall be the following amounts for the following periods of time:
	Lease Year	Rate per RSF	Annual Base Rent	Monthly Base Rent
	*1	$88.00	$2,689,896.00	$224,158.00
	2	$90.64	$2,770,592.88	$230,882.74
	3	$93.36	$2,853,710.67	$237,809.22
	4	$96.16	$2,939,321.99	$244,943.50
	5	$99.04	$3,027,501.65	$252,291.80

*Notwithstanding the foregoing, Landlord hereby waives payment of the monthly amounts of Base Rent, Operating Cost Excess, Tax Excess and Insurance Excess for the period commencing on the Commencement Date and ending on the date immediately preceding the Rent Commencement Date (the “Rent Waiver Period”). Notwithstanding the foregoing, all other sums due under the Lease, including Electricity Charges and after-hours HVAC charges, etc., shall be payable during the Rent Waiver Period as provided in this Lease. In the event that the Rent Waiver Period does not end on the last day of a calendar month, then on the first day of the calendar month in which the Rent Waiver Period expires, Tenant shall pay to Landlord the amount of the Base Rent, Operating Cost Excess, Tax Excess and Insurance Excess for the portion of the calendar month that follows the last day of the Rent Waiver Period, pro-rated on a per diem basis in accordance with Section 4(b) below.

As used above and herein, “Lease Year 1” shall commence on the Commencement Date and end on the day immediately preceding the first anniversary of the Rent Commencement Date (provided that if the Rent Commencement Date does not occur on the first day of a calendar month, Lease Year 1 shall further include the balance of the calendar month in which such first anniversary occurs), and each subsequent Lease Year shall mean each successive period of twelve (12) calendar months following Lease Year 1.

Security Deposit:	$1,428,102.32 in the form of a Letter of Credit pursuant to Section 6.

- ii -

Rent:

Base Rent, Operating Cost Excess, Tax Excess and Insurance Excess (each as defined in Exhibit C hereto), and Electricity Charges (as defined in Exhibit H) and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease. “Additional Rent” means all Rent other than Base Rent.

Permitted Use:	General office use and for uses accessory thereto, and for no other purpose whatsoever.
Tenant’s Proportionate Share:

Currently 11.15%, which is the percentage obtained by dividing (a) the number of rentable square feet in the Premises as stated above by (b) the rentable square feet in the Building at the time a respective charge was incurred, which at the time of execution of this Lease is 274,235 rentable square feet. Landlord and Tenant stipulate that the number of rentable square feet in the Premises and in the Building set forth above is conclusive as to the square footage in existence on the Lease Date and shall be binding upon them. Landlord and Tenant agree that neither the Premises nor the Building shall be re-measured absent, with respect to the Premises, a physical change to the exterior demising walls of the Premises or, with respect to the Building, a physical change to the Building that increases the occupiable space in the Building.

Initial Liability Insurance Amount:	$5,000,000, subject to Section 11 of this Lease.
Broker/Agent:	For Tenant: Cushman & Wakefield For Landlord: Lincoln Property Company
Tenant’s Address:

Prior to Commencement Date:

Sage Therapeutics, Inc.

215 First Street

Cambridge, MA 02142

Attention: Sajedul Iqbal

With a copy to:

Sage Therapeutics, Inc.

215 First Street

Cambridge, MA 02142

Attention: Legal Department

Following Commencement Date:

Sage Therapeutics, Inc.

55 Cambridge Parkway

Cambridge, MA 02142

Attention: Sajedul Iqbal

With a copy to:

Sage Therapeutics, Inc.

55 Cambridge Parkway

Cambridge, MA 02142

Attention: Legal Department

- iii -

Landlord’s Address:	For all Notices: 55 Cambridge Parkway, LLC c/o Lincoln Property Company 55 Cambridge Parkway Cambridge, MA 02142 Attention: Property Manager	With a copy to: 55 Cambridge Parkway, LLC c/o Invesco Real Estate 2001 Ross Avenue, Suite 3400 Dallas, Texas 75201 Attn: Asset Manager – 55 Cambridge Parkway, Cambridge, MA

The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

- iv -

OFFICE LEASE AGREEMENT

This Office Lease Agreement (this “Lease”) is entered into as of the Lease Date, between 55 Cambridge Parkway, LLC, a Delaware limited liability company (“Landlord”), and Sage Therapeutics, Inc., a Delaware corporation (“Tenant”).

1. Definitions and Basic Provisions»

. The definitions and basic provisions set forth in the Basic Lease Information (the “Basic Lease Information”) executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes. Additionally, the following terms shall have the following meanings when used in this Lease: “Affiliate” means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question; “Building’s Structure” means the Building’s exterior walls, exterior windows, exterior doors, roof (including roof membrane), elevator shafts (if any), footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams; “Building’s Systems” means the common HVAC, life-safety, plumbing, electrical, telecommunications, and mechanical systems, including the elevators, serving the Building generally; “Business Day(s)” means Monday through Friday of each week, exclusive of Holidays; “Holidays” means New Year’s Day, Martin Luther King Day, Presidents Day, Patriot’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day (and with respect to the provision of Building services [e.g., HVAC service and janitorial service] but not for any other purpose under this Lease, “Holidays” shall also include any other nationally or regionally or state recognized holiday observed by Landlord at the Building); “including” means including, without limitation; “Laws” means all federal, state, and local laws, ordinances, rules and regulations, all court orders, governmental directives, and governmental orders and all interpretations of the foregoing by governmental authorities, and all restrictive covenants affecting the Project that are recorded in the Middlesex County (Southern District) Registry of Deeds, provided, however, except to the extent required by Laws, that Landlord shall not voluntarily enter into or permit or suffer any new restrictive covenants after the Lease Date that would materially adversely affect Tenant’s use or occupancy of the Premises or materially diminish Tenant’s rights under this Lease, and “Law” shall mean any of the foregoing; “Normal Business Hours” means 8:00 a.m. to 6:00 p.m. on Business Days, exclusive of Holidays; “Tenant’s Off-Premises Equipment” means any of Tenant’s equipment or other property that may be located on or about the Project (other than inside the Premises); and “Tenant Party” means any of the following persons: Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, and invitees.

2. Lease Grant»

. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises (as defined in the Basic Lease Information).

3. Tender of Possession»

(a) Tender of Possession. Landlord presently anticipates delivering to Tenant possession of the Premises with the Work Substantially Complete, broom clean (except with respect to any trash or debris from Tenant’s AV and IT Work) and substantially in compliance with the Working Drawings, and with the Building’s Systems serving the Premises in good working order and operating condition, and with the exterior windows and roof of the Premises leak-free and watertight, but otherwise in the Premises’ “as is” condition, on or about September 1, 2024 (the “Estimated Delivery Date”). As of the Lease Date, Landlord has not received any written notice of (i) any violation that remains pending with respect to any non-compliance of the Premises with applicable Laws, including, without limitation, the Disabilities Act (as defined below), or (ii) any actionable levels of Hazardous Materials (as defined below) existing at the Premises as of the Lease Date. In the event the City of Cambridge will not issue the Municipal Sign-Offs (as defined in Exhibit D hereto) due to any non-compliance of the Common Areas with applicable Laws, and such non-compliance was not caused by Tenant, Landlord shall correct such non-compliance at Landlord’s sole cost. If Landlord is unable to tender possession of the Premises in such condition to Tenant by the Estimated Delivery Date, then: (a) the validity of this Lease shall not be affected or impaired thereby; (b) Landlord shall not be in default hereunder; (c) Tenant shall accept possession of the Premises when Landlord tenders possession thereof to Tenant; provided, however, if Landlord does not deliver the Premises in the condition required by this Lease within sixty (60) days after the Estimated Delivery Date, as extended for any Tenant Delays and any Force Majeure Events (as may be so extended, the “Late Delivery Date”), then Tenant shall be entitled to a per diem Base Rent credit, to be applied commencing on the Rent Commencement Date for each day after the Late Delivery Date that the Premises has not been delivered to Tenant in such required condition. Moreover, if Landlord does not deliver the Premises in the condition required by this Lease on the Estimated Delivery Date, (A) Tenant shall have the right to store its personal property (including furniture and equipment) in the portion of the Premises on the fourth (4th) floor of the Building at no cost to Tenant; and (B) Tenant shall have the right to access and use the server room, included as a part of Tenant’s AV and IT Work, at no cost to Tenant. Within ten (10) Business Days after a written request from Landlord, Tenant shall execute and deliver to Landlord the Confirmation of Commencement Date Letter substantially in the form of Exhibit F hereto confirming: (1) the Commencement Date (as defined in the Basic Lease Information) and the expiration date of the initial Term (as defined in the Basic Lease Information); (2) that Tenant has accepted the Premises; and (3) that Landlord has performed all of its obligations with respect to the Premises (except for punch-list items specified in such letter); however, the failure of the parties to execute such letter shall not defer the Commencement Date or otherwise invalidate this Lease.

The parties acknowledge that the prior tenant of the Premises abandoned and relinquished to Landlord the furniture that is located in the Premises as of the Lease Date (the “Existing Furniture”). Tenant shall have until February 1, 2024 (the “Furniture Selection Outside Date”) to notify Landlord in writing of any items of Existing Furniture that it does not want to retain (the “Rejected Furniture”). Landlord shall provide access to Tenant at mutually agreeable times prior to the Furniture Selection Outside Date in order for Tenant to inspect the Existing Furniture. As used herein, the term “Accepted Furniture” shall mean all of the Existing Furniture except the Rejected Furniture identified by written notice to Landlord on or before the Furniture Selection Outside Date. If Tenant does not identify any Rejected Furniture by written notice to Landlord on or before the Furniture Selection Outside Date, then all of the Existing Furniture will be deemed to be Accepted Furniture. In consideration of the terms set forth in this Lease, effective as of February 1, 2024, the Accepted Furniture shall automatically become a part of Tenant’s personal property, and Landlord shall execute and deliver to Tenant a Bill of Sale in substantially the form of Exhibit M for the Accepted Furniture. Tenant acknowledges that Landlord makes no warranty, guaranty, or representation concerning the ownership, nature, fitness, condition or suitability of the Accepted Furniture, and Tenant accepts them in “as is” condition with all faults and defects. Landlord shall have no obligation for the maintenance, repair or replacement of any such Accepted Furniture, or for insuring the Accepted Furniture; provided, however, Landlord shall be responsible for (a) removing the Accepted Furniture from the Premises and storing the same in vacant space within the Building during the construction of the Work, and the moving costs therefor shall be included in the Total Construction Costs (as defined in Exhibit D) but Tenant shall not be charged any rental for the storage of the Accepted Furniture during the construction of the Work, and (b) removing any Rejected Furniture from the Premises, at Landlord’s sole cost and expense. Tenant, however, shall be responsible for moving the Accepted Furniture back into the Premises and installing the same, as necessary, after the Work is Substantially Complete and the cost therefor shall be included in the Total Construction Costs. Tenant shall not be charged any rental for the temporary storage of the Accepted Furniture during the construction of the Work; provided, however, that if Tenant fails to remove all Accepted Furniture from such temporary storage space within ten (10) Business Days after the Work is Substantially Complete, then any Accepted Furniture then remaining in such temporary storage space shall, at Landlord’s option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord at Tenant’s cost without notice to Tenant and without any obligation to account for such items. In addition, upon the expiration or earlier termination of the Lease, Tenant shall be responsible, at Tenant’s sole cost, for removing the Accepted Furniture from the Premises and repairing any damage resulting from such removal.

(b) Beneficial Occupancy. Notwithstanding anything to the contrary in this Lease, in the event that the Work is Substantially Completed prior to the Estimated Delivery Date, Tenant shall have the right, but not the obligation, to occupy the Premises for the conduct of business as of the date of Substantial Completion, upon all of the terms and provisions of this Lease, except that such early occupancy shall not accelerate the Commencement Date, the Rent Commencement Date, or Tenant’s obligation to pay Base Rent, Operating Cost Excess, Tax Excess or Insurance Excess, which obligation shall commence on the Rent Commencement Date; subject, however, to the terms and provisions of Exhibit D in the event of any Tenant Delay Days, and provided that Tenant shall be obligated to pay Electricity Charges, after-hours HVAC charges and other charges for utilities and services for the Premises commencing upon any such early occupancy by Tenant. Prior to any such entry onto the Premises, Tenant shall deliver to Landlord certificates of insurance evidencing the coverages required under the Lease.

(c) Extension Option.

Provided that Tenant is not then in default under the Lease beyond any applicable notice and cure period, Tenant may extend this Lease with respect to the entire Premises (as may be expanded pursuant to the terms hereof), for one (1) additional period of five (5) years (the “Extension Term”), by delivering written notice of the exercise thereof to Landlord not earlier than fifteen (15) months nor later than twelve (12) months before the expiration of the Original

Term. Tenant’s leasing of the Premises during the Extension Term shall be upon the same terms and conditions of this Lease, except that the Base Rent payable during such Extension Term shall be the prevailing rental rate (the “Prevailing Rental Rate”) at the commencement of the Extension Term, for renewals of space of equivalent quality, size, utility and location in the Cambridge, Massachusetts market area, with the length of the applicable Extension Term to be taken into account and taking into account all relevant factors. If Tenant timely delivers a notice to extend, Landlord shall deliver to Tenant written notice of the Prevailing Rental Rate and shall advise Tenant of the required adjustment to Base Rent, if any, and the other terms and conditions offered, within thirty (30) days after Landlord’s receipt of Tenant’s notice to extend. Tenant shall, within thirty (30) days after receipt of Landlord’s notice, notify Landlord in writing whether Tenant accepts or rejects Landlord’s determination of the Prevailing Rental Rate. If Tenant timely notifies Landlord that Tenant accepts Landlord’s determination of the Prevailing Rental Rate, then, on or before the commencement date of the Extension Term, Landlord and Tenant shall execute an amendment to this Lease extending the Term on the same terms provided in this Lease, except as follows:

(i) Base Rent shall be adjusted to the Base Rent set forth in Landlord’s determination;

(ii) Tenant shall have no further extension option beyond the Extension Term unless expressly granted by Landlord in writing; and

(iii) Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements, unless otherwise agreed by Landlord and Tenant.

If Tenant rejects Landlord’s determination of the Prevailing Rental Rate, then the Prevailing Rental Rate shall be established by appraisal in the following manner. By not later than the thirtieth (30th) day after the Tenant’s rejection notice, Landlord and Tenant shall each appoint one (1) qualified appraiser (as hereinafter defined) and the two (2) qualified appraisers so appointed shall determine the Prevailing Rental Rate within thirty (30) days following their appointment. As used herein, the term “qualified appraiser” shall mean any independent person (a) who is employed by an appraisal or brokerage firm of recognized competence in the greater Boston area and (b) who has not less than ten (10) years’ experience in commercial office leasing with respect to, or in appraising and valuing properties of, the general location, type and character as the Premises. If either Landlord or Tenant fails to appoint a qualified appraiser within said thirty (30) day period, then the other party shall have the power to appoint the qualified appraiser for the defaulting party. If said qualified appraisers are unable to agree on the Prevailing Rental Rate within said thirty (30) day period, then they jointly shall appoint a third qualified appraiser within ten (10) days of the expiration of such thirty (30) day period. Such third qualified appraiser shall not have represented Landlord or Tenant in the 10-year period prior to such person’s appointment. If the first two appraisers shall fail to appoint a third appraiser within such ten (10) day period, either appraiser may request the President of the Boston Bar Association to appoint the third appraiser. Within thirty (30) days after the appointment of the third appraiser, all three qualified appraisers shall meet and determine the Prevailing Rental Rate. If all three qualified appraisers are unable unanimously to agree upon the Prevailing Rental Rate, then the first two qualified appraisers simultaneously shall deliver their final Prevailing Rental Rate numbers to the third qualified appraiser, and the third qualified appraiser shall select the number as the Prevailing Rental Rate number that is closest to the Prevailing Rental Rate number determined by the third appraiser, and the Prevailing Rental Rate so selected shall be conclusive and binding upon the Landlord and Tenant. Each party shall bear the cost of its qualified appraiser, and the cost of the third qualified appraiser shall be borne equally between the parties. Until such time as the Prevailing Rental Rate is so determined, from and after the commencement date of the Extension Term, Tenant shall pay Base Rent at the rate set forth in Landlord’s determination, with an appropriate retroactive adjustment once the Prevailing Rental Rate has been determined.

The foregoing option to extend is personal to the original Tenant signing the Lease (and its Affiliates and any transferee of a Permitted Transfer (as hereinafter defined)), and may not be assigned or transferred to, or exercised by any other assignee, sublessee or transferee under a Transfer, except for a Transfer to an Affiliate or another Permitted Transfer. Tenant’s rights under this Section 3(c) shall terminate if (1) this Lease or Tenant’s right to possession of the Premises is terminated, (2) Tenant assigns any of its interest in this Lease (other than to an Affiliate or in connection with a Permitted Transfer), (3) as of the first day of the Extension Term, Tenant will have subleases in effect of more than, in the aggregate, twenty-five percent (25%) of the Premises, except for any subleases to Affiliates, or (4) Tenant fails to timely exercise its option under this Section 3(c), time being of the essence with respect to Tenant’s exercise thereof.

4. Rent

(a) Rent Payment

. Tenant shall timely pay to Landlord Rent (as defined in the Basic Lease Information), including the Electricity Charge and the amounts set forth in Exhibit C hereto, without notice, demand, deduction or set-off (except as otherwise expressly provided herein), to the extent not prohibited by applicable Laws, by automatic withdrawal via electronic money transfer using the Automated Clearing House (ACH) system, or other similar system, to an account provided to Tenant by Landlord in writing, or as otherwise specified by Landlord upon reasonable prior notice. Tenant agrees to complete such instructions as Landlord may reasonably designate in writing from time to time upon reasonable prior notice in order to establish the automatic withdrawal. Landlord shall execute and deliver to Tenant any forms reasonably required by Tenant in order to process such payments, including any Automated Clearing House forms and Form W-9. Tenant is responsible for all charges, fines, penalties and other costs associated with any account withdraws retuned or not completed due to insufficient funds in Tenant’s account or Tenant’s account being closed. In the event applicable Laws do not permit Landlord to require that Tenant make its payments via electronic money transfer and Tenant chooses not to do so, Tenant shall pay the Rent and all other charges specified in this Lease to Landlord at the address set forth in the Basic Lease Information, or to another person and at another address as Landlord from time to time upon reasonable prior notice designates in writing. Except as otherwise expressly set forth herein, the foregoing covenants of Tenant are independent covenants and Tenant shall have no right to withhold or abate any payment of Base Rent or Additional Rent, or to set off any amount against the Base Rent or Additional Rent then due and payable, or to terminate this Lease, because of any breach or alleged breach by Landlord of this Lease or because of the condition of the Premises. Tenant hereby acknowledges and agrees that it has been represented by counsel of its choice and has participated fully in the negotiation of this Lease, that Tenant understands that the remedies available to Tenant in the event of a default by Landlord may be more limited than those that would otherwise be available to Tenant under the common law in the absence of certain provisions of this Lease, and that the so-called “dependent covenants” rule as developed under the common law (including, without limitation, the statement of such rule as set forth in the Restatement (Second) of Property, Section 7.1) shall not apply to this Lease or to the relationship of landlord and tenant created hereunder.

(b) Timing

. Base Rent, adjusted as herein provided, shall be payable monthly in advance beginning on the Rent Commencement Date. The first (1st) monthly installment of Base Rent shall be payable within five (5) Business Days of the Lease Date; thereafter, Base Rent shall be payable on the first (1st) day of each month beginning on the first (1st) day of the second (2nd) full calendar month following the Rent Commencement Date. The monthly Base Rent for any partial month at the beginning of the Term shall equal the product of 1/365 (or in the event of a leap year, 1/366) of the annual Base Rent in effect during the partial month and the number of days in the partial month, and shall be due on the Rent Commencement Date. Payments of Base Rent for any fractional calendar month at the end of the Term shall be similarly prorated. Tenant shall pay Operating Cost Excess, Tax Excess and Insurance Excess (each as defined in Exhibit C) at the same time and in the same manner as Base Rent.

5. Delinquent Payment»

. All past due payments required of Tenant hereunder shall bear interest from the date which is five (5) Business Days following the date due until paid at the lesser of ten percent (10%) per annum or the maximum lawful rate of interest (such lesser amount is referred to herein as the “Default Rate”). Any such interest on late payments shall be payable as Additional Rent under this Lease, shall not be considered a waiver by Landlord of any default by Tenant hereunder, and shall be payable immediately on demand. In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest.

6. Security Deposit»

. Contemporaneously with the execution of this Lease, Tenant shall pay to Landlord the Security Deposit (as defined in the Basic Lease Information), which shall be held by Landlord to secure Tenant’s performance of its obligations under this Lease.

The Letter of Credit shall be in the form of a clean, irrevocable, non-documentary and unconditional letter of credit issued by and drawable upon any commercial bank satisfactory to Landlord, trust company, national banking association or savings and loan association (the “Issuing Bank”). A current list of acceptable Issuing Banks is attached to this Lease as Exhibit I-1. Such Letter of Credit shall (a) name Landlord as beneficiary, (b) be in the amount of the Security

Deposit, (c) have a term of not less than one year, (d) permit multiple drawings, (e) be fully transferable by Landlord without the payment of any fees or charges by Landlord, and (f) otherwise be in substantially the form attached hereto as Exhibit I-2 or such other form and content reasonably satisfactory to Landlord. If at any time, (A) the Issuing Bank is declared insolvent or is taken into receivership by the Federal Deposit Insurance Corporation or any other governmental agency, or is closed for any reason, or (B) Landlord reasonably believes that the Issuing Bank may be or become insolvent or otherwise unable to meet its obligations, then not later than thirty (30) days after written notice from Landlord, Tenant shall cause the existing Letter of Credit to be replaced by a new Letter of Credit, in form acceptable to Landlord, issued by another Issuing Bank acceptable to Landlord (a “Replacement Letter of Credit”) in its sole discretion. If Tenant fails to deliver a Replacement Letter of Credit within such thirty (30) day period, Landlord shall have the right to draw upon the existing Letter of Credit and hold the proceeds thereof as a cash Security Deposit pending receipt of a Replacement Letter of Credit. If upon any transfer of the Letter of Credit, any fees or charges shall be so imposed, then such fees or charges shall be payable solely by Tenant and the Letter of Credit shall so specify. The Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one year each thereafter during the Term unless the Issuing Bank sends a notice (the “Non-Renewal Notice”) to Landlord by certified mail, return receipt requested, not less than 45 days next preceding the then expiration date of the Letter of Credit stating that the Issuing Bank has elected not to renew the Letter of Credit. Landlord shall have the right, upon receipt of the Non-Renewal Notice, to draw the full amount of the Letter of Credit, by sight draft on the Issuing Bank, and shall thereafter hold or apply the cash proceeds of the Letter of Credit pursuant to the terms of this Section. The Letter of Credit shall provide for draws to be made at an office location in Boston or another location acceptable to Landlord or via facsimile. The Letter of Credit shall be subject in all respects to the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590.

If there be an Event of Default (as defined in Section 17), Landlord may apply or retain the whole or any part of the cash Security Deposit or may notify the Issuing Bank and thereupon receive all or a portion of the Security Deposit represented by the Letter of Credit and use, apply, or retain the whole or any part of such proceeds, as the case may be, to the extent required for the payment of any Rent or any other sums as to which Tenant is in default including (a) any sum which Landlord may expend or may be required to expend by reason of Tenant’s Event of Default, and/or (b) any damages or deficiency to which Landlord is entitled pursuant to this Lease or applicable Laws, whether such damages or deficiency accrues before or after summary proceedings or other reentry by Landlord. If Landlord applies or retains any part of the Security Deposit, Tenant, within ten (10) Business Days after receipt of written demand from Landlord, shall deposit with Landlord the amount so applied or retained so that Landlord shall have the full Security Deposit on hand at all times during the Term. If Tenant shall fully and faithfully comply with all of the terms, covenants and conditions of this Lease, the Security Deposit shall be returned to Tenant within thirty (30) days after the expiration of the Term and after delivery of possession of the Premises to Landlord in the manner required by this Lease. Tenant expressly agrees that Tenant shall have no right to apply any portion of the Security Deposit against any of Tenant’s obligations to pay Rent or other sums due hereunder.

Upon a sale of the Land or the Building or any financing of Landlord’s interest therein, Landlord shall transfer the cash Security Deposit or the Letter of Credit, as applicable, to the vendee or lender (if required by such lender). With respect to the Letter of Credit, within ten (10) Business Days after notice of such sale or financing, Tenant, at its sole cost, shall arrange for the transfer of the Letter of Credit to the new landlord or the lender (if required by such lender), as designated by Landlord in the foregoing notice or have the Letter of Credit reissued in the name of the new landlord or the lender. Provided that such cash Security Deposit or Letter of Credit is transferred to the new landlord or lender, Tenant shall look solely to the new landlord or lender for the return of such cash Security Deposit or Letter of Credit and the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the cash Security Deposit or Letter of Credit and neither Landlord nor its successors or assigns shall be bound by any such action or attempted assignment, or encumbrance.

Notwithstanding the foregoing, provided that no Event of Default has occurred as of the third (3rd) anniversary of the Rent Commencement Date (the “L/C Reduction Date”), Tenant shall have the right to request by written notice to Landlord delivered after the L/C Reduction Date that the Letter of Credit be reduced to $1,190,085.27 (the “Reduced L/C Amount”). Tenant’s written request shall include a Replacement Letter of Credit meeting the requirements of this Section 6 reflecting the Reduced L/C Amount, and provided that no Event of Default has occurred, Landlord shall be obligated to return to Tenant the original Letter of Credit within five (5) Business Days days after receipt of Tenant’s written request and such Replacement Letter of Credit. Notwithstanding the foregoing, provided that the Issuing Bank is then acceptable to Landlord, Tenant may provide, in lieu of a Replacement Letter of Credit, an amendment to the existing Letter of Credit, reflecting the Reduced L/C Amount and otherwise in form reasonably acceptable to Landlord, and provided that no Event of Default has occurred, Landlord shall accept such amendment to the existing Letter of Credit.

7. Services; Utilities; Common Areas»

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(a) Services»

. Landlord shall furnish, through Landlord’s employees or independent contractors, the Building services listed in Exhibit H (“Services”), the costs for which shall be included in Operating Costs (as defined in Exhibit C). If Tenant desires HVAC service at a time other than Normal Business Hours, then such services shall be supplied to Tenant upon the written request of Tenant delivered to Landlord or its Building manager before 12:00 p.m. on the Business Day preceding such extra usage, and Tenant shall pay to Landlord the cost of such services within thirty (30) days after Landlord has delivered to Tenant an invoice therefor. The costs incurred by Landlord in providing HVAC service to Tenant at a time other than Normal Business Hours, shall include costs for electricity, water, sewage, water treatment, labor, metering, filtering, and maintenance reasonably allocated by Landlord to providing such service. Landlord’s current rate of providing afterhours HVAC service is $145.00 per hour per air handler utilized for the Premises, which rate is subject to change applicable to all tenants from time-to-time, but not more than once per calendar year. Tenant acknowledges that the cost components for providing afterhours HVAC service to the Premises are not separately metered; accordingly, Landlord’s determination of afterhours HVAC charges is an estimate of the costs incurred by Landlord in providing such afterhours HVAC service to Tenant, which include costs for electricity, water, sewage, water treatment, labor, metering, filtering, and maintenance reasonably allocated by Landlord to provide such afterhours HVAC service. If Tenant is unable to use the Premises (or a portion thereof) for the ordinary conduct of Tenant’s business due solely to an interruption of any of Landlord’s Services, other than as a result of casualty or condemnation and/or Force Majeure, and such condition continues for a period of longer than five (5) consecutive Business Days after Tenant furnishes a written notice to Landlord (the “Abatement Notice”), provided that (i) Tenant does not actually use or occupy the Premises (or such portion) during such five (5) consecutive Business Day period, and (ii) such condition has not resulted from the negligence or misconduct of Tenant or any Tenant Party, then Rent (or a pro rata amount thereof if Tenant is unable to occupy only a portion of the Premises) shall be abated on a per diem basis for the period (the “Abatement Period”) commencing on the sixth (6th) Business Day after Tenant delivers the Abatement Notice to Landlord and ending on the earlier of (x) the date Tenant reoccupies the Premises (or portion thereof), or (y) the date on which such condition is substantially remedied.

(b) Utility Use»

. Landlord shall not be required to furnish electrical current for equipment whose electrical energy consumption exceeds normal office usage. If Tenant’s requirements for or consumption of electricity exceed the electricity to be provided by Landlord as described in Exhibit H, Landlord shall, at Tenant’s expense, make commercially reasonable efforts to supply such service through the then-existing feeders and risers and electrical panels serving the Building and the Premises, and Tenant shall pay to Landlord the cost of such service, at the utility provider’s actual cost of supply, without mark-up, within thirty (30) days after Landlord has delivered to Tenant an invoice therefor. Landlord may determine the amount of such additional consumption and potential consumption by any verifiable method, including installation of a separate meter in the Premises installed, maintained, and read by Landlord, at Tenant’s expense. Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of 110 volts unless approved in advance by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall not install any electrical equipment requiring voltage in excess of 8.0 watts per rentable square foot (excluding HVAC equipment exclusively serving the Premises) unless approved in advance by Landlord, which approval may be withheld in Landlord’s sole discretion. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers and electrical panels to or wiring in the Premises, except as aforesaid. Any risers or wiring or other alterations required to meet Tenant’s excess electrical requirements shall, upon Tenant’s written request, be installed by Landlord, at Tenant’s cost, if, in Landlord’s reasonable judgment, the same shall not cause permanent damage to the Building or the Premises, cause or create a dangerous or hazardous condition, or unreasonably interfere with or disturb other tenants of the Building. If Tenant uses machines or equipment in the Premises which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the

Premises, and the cost thereof, including the cost of installation, operation, use, and maintenance, shall be paid by Tenant to Landlord within thirty (30) days after Landlord has delivered to Tenant an invoice therefor. Landlord may, upon not less than ninety (90) days’ prior written notice to Tenant, discontinue any such service to the Premises, provided Landlord first arranges, at Landlord’s expense, for a direct connection thereof through the supplier of such service. Tenant shall, however, be responsible for contracting with the supplier of such service and for paying all deposits for, and costs relating to, such service. Landlord shall use reasonable efforts to restore any service required of it that becomes unavailable; however, such unavailability shall not render Landlord liable for any damages caused thereby, be a constructive eviction of Tenant, constitute a breach of any implied warranty, or entitle Tenant to any abatement of Tenant’s obligations hereunder except as expressly provided in Section 7(a) above.

Landlord shall have the right, at Landlord’s sole cost and expense, to install on-site power (i.e., solar or small wind) at the Building or Project provided that (i) any such installation does not unreasonably interfere with Tenant’s use or occupancy of the Premises or access thereto and (ii) the Building and the Premises continue to have at least as much electrical capacity as set forth in the first (1st) paragraph of this Section 7(b) and (iii) such on-site power does not otherwise interfere with the delivery of any Landlord’s Services to the Premises. Tenant shall have no right to any renewable energy credits resulting from on-site renewable energy generation, even if Tenant uses such energy. Landlord may retain or assign such renewable energy credits in Landlord’s sole discretion.

(i) Consumption Data. Tenant shall within thirty (30) days of request by Landlord (not more than twice per Lease Year unless more frequent reporting is required by applicable Laws) provide consumption data in form reasonably required by Landlord: (i) for any utility to the Premises, including both energy and water, billed directly to Tenant and any subtenant or licensee; and (ii) for any submetered or separately metered utility supplied to the Premises for which Landlord is not responsible for reading. If Tenant utilizes separate services from those of Landlord, Tenant hereby consents to Landlord obtaining the information directly from such service providers and, upon ten (10) Business Days prior written request, Tenant shall execute and deliver to Landlord and the service providers such written releases as the service providers may request evidencing Tenant’s consent to deliver the data to Landlord. Any information provided hereunder shall be held confidential except for its limited use to evidence compliance with any applicable Laws. Notwithstanding the foregoing and subject to applicable Laws, Tenant shall not be obligated to maintain any such consumption data for any particular year for more than one (1) year after the last day of such applicable year.

(ii) Data Center. Tenant may not operate a Data Center within the Premises without the express written consent of Landlord. The term “Data Center” shall have the meaning set forth in the U.S. Environmental Protection Agency’s ENERGY STAR® program and is a space specifically designed and equipped to meet the needs of high-density computing equipment, such as server racks, used for data storage and processing. The space will have dedicated, uninterruptible power supplies and cooling systems. Data Center functions may include traditional enterprise services, on-demand enterprise services, high-performance computing, internet facilities and/or hosting facilities. A Data Center does not include space within the Premises utilized as a “server closet” or for a computer training area. If Tenant desires to operate a Data Center and Landlord provides its consent pursuant to this Section 7(b)(ii), then in conjunction with the completion and operation of the Data Center, Tenant shall furnish the following information to Landlord:

(1) Within ten (10) days of completion, Tenant shall report to Landlord the total gross floor area (in square feet) of the Data Center measured between the principal exterior surfaces of the enclosing fixed walls and including all supporting functions dedicated for use in the Data Center, such as any raised-floor computing space, server rack aisles, storage silos, control console areas, battery rooms, and mechanical rooms for cooling equipment. If Tenant alters or modifies the area of the Data Center, Tenant shall furnish an updated report to Landlord on the square footage within ten (10) days following completion of the alterations or modifications.

(2) For spaces that meet the U.S. EPA ENERGY STAR definition of a Data Center, tenants must have an electricity submeter or other device in place that measures the electricity consumption in kWh (as opposed to instantaneous power readings measured in kW) of the IT equipment within the space. The meter should only include IT energy consumption, not the total consumption of the data center, which may include lighting or cooling loads. If the Data Center has an Uninterruptible Power Supply (UPS) system, the meter must be placed at the output of the UPS.

(3) Within ten (10) days following the close of each month of operation of the Data Center, monthly IT energy readings, failing which Tenant shall be obligated to pay to Landlord the Late Reporting Fee.

(c) Common Areas»

. The term “Common Area” is defined for all purposes of this Lease as that part of the Project and/or Complex intended for the common use of all tenants, including among other facilities (as such may be applicable to the Complex), the ground floor lobby, elevator lobbies and hallways on multi-tenant floors, parking areas, loading facilities, private streets and alleys, landscaping, curbs, loading areas, sidewalks, malls and promenades (enclosed or otherwise), lighting facilities, drinking fountains, meeting rooms, conduits, chases, risers, public toilets and the like, but excluding: (i) space in buildings (now or hereafter existing) designated for rental for commercial purposes, as the same may exist from time to time; (ii) streets and alleys maintained by a public authority; and (iii) areas leased to a single-purpose user where access is restricted. In addition, although the roof(s) of the building(s) in the Complex is not literally part of the Common Area, it will be deemed to be so included for purposes of: (i) Landlord’s ability to prescribe rules and regulations regarding same; and (ii) its inclusion for purposes of Operating Costs reimbursements. Landlord reserves the right to change from time to time the dimensions and location of the Common Area, as well as the dimensions, identities, locations and types of any buildings, signs or other improvements in the Complex so long as any such change does not unreasonably interfere, for more than temporary periods of construction, with Tenant’s use and occupancy of, and access to, the Premises or Tenant’s parking rights under this Lease, or materially diminish Landlord’s Services. Tenant, and its employees and customers, and when duly authorized pursuant to the provisions of this Lease, its subtenants, licensees and concessionaires, shall have the non-exclusive right to use the Common Area (excluding roof(s)) as constituted from time to time, such use to be in common with Landlord, other tenants in the Building and/or Complex, as applicable, and other persons permitted by Landlord to use the same, and subject to rights of governmental authorities, easements, other restrictions of record, provided, however, except to the extent required by applicable Laws, Landlord shall not voluntarily enter into or permit or suffer any new restrictive covenants after the Lease Date that would materially adversely affect Tenant’s use or occupancy of the Premises or materially diminish Tenant’s rights under this Lease, and such reasonable rules and regulations governing use as Landlord may from time to time prescribe. For example, and without limiting the generality of Landlord’s ability to establish rules and regulations governing all aspects of the Common Area, Tenant agrees as follows:

(i) Tenant shall not solicit business within the Common Area nor take any action which would interfere with the rights of other persons to use the Common Area.

(ii) Landlord may temporarily close any part of the Common Area for such periods of time as may be reasonably necessary to make repairs or alterations or to prevent the public from obtaining prescriptive rights; provided that such closure does not unreasonably interfere with Tenant’s use or occupancy of the Premises or access thereto.

(iii) With regard to the roof(s) of the building(s) in the Project or Complex, as applicable, use of the roof(s) is reserved to Landlord, or with regard to any tenant demonstrating to Landlord’s satisfaction a need to use same, to such tenant after receiving prior written consent from Landlord.

(d) Parking.»

So long as Tenant shall not be in default under this Lease beyond the expiration of applicable notice and cure periods, Tenant shall have the right to use 1.4 parking spaces per 1,000 rentable square feet of the Premises, which shall be rounded up to forty-three (43) parking spaces in the garage under the Building (the “Garage”) on an unreserved, unassigned basis, in common with other tenants of the Building. Tenant shall pay to Landlord each month with the payment of Base Rent, the then monthly parking charge (currently $425.00 per unreserved space per month) set by Landlord, regardless of whether Tenant or any invitees, employees or contractors of Tenant actually use such spaces, for each of the forty-three (43) parking spaces (the “Parking Charges”). Such rate shall be subject to change by Landlord during the Term, but not more than once per Lease Year and shall be consistent with then prevailing parking rates for comparable buildings within the area of the Building. Tenant shall be responsible for causing its visitors to park only in spaces or areas marked “Visitor parking” and Tenant and its employees shall not park in spaces or areas marked “Visitor-Parking” or “No parking”. Landlord reserves the right to tow any cars parked in “Visitor Parking” or “No Parking” areas at the sole expense of the owner of the improperly parked car. Landlord reserves the right to designate reserved parking spaces for the Building’s tenants, which may be at an additional charge to such tenants. Nothing contained herein shall be deemed to create liability upon Landlord for any damage to motor vehicles of Tenant’s employees, contractors, agents or invitees, or from loss of property from within such motor vehicles while parked in the Garage, except arising from the negligence or willful misconduct of Landlord or its agents, contractors or employees. Landlord has the right to enforce against all users of the Garage the rules and regulations set forth on Exhibit E-1 (the “Parking Rules and Regulations”), as the same may be amended by Landlord from time to time.

(e) Recycling and Waste Management»

. Tenant covenants and agrees, at its sole cost and expense (except as otherwise expressly provided in this Lease): (i) to comply with all applicable Laws regarding the collection, sorting, separation, and recycling of garbage, trash, rubbish and other refuse (collectively, “trash”); (ii) to comply with Landlord’s recycling policy as part of Landlord’s Sustainability Practices (defined below) where it may be more stringent than applicable Law; (iii) to sort and separate its trash and recycling into such categories as are provided by applicable Law or Landlord’s Sustainability Practices; and (iv) that Tenant shall pay all costs, expenses, fines, penalties or damages that may be imposed on Landlord or Tenant by reason of Tenant’s failure to comply with the provisions of this Section.

(f) Sustainability Practices»

. Tenant acknowledges that Landlord may elect, in Landlord's sole discretion, to implement energy efficient and environmentally sustainable practices (collectively, the “Sustainability Practices”) and, in furtherance of same may pursue an environmental sustainability monitoring and certification program such as Energy Star, Green Globes-CIEB, LEED, or similar programs (“Green Building Certification”). Tenant acknowledges that in order to further its Sustainability Practices or pursue Green Building Certification, Landlord may be required to provide information, historical and current data, regarding energy use, materials, procedures and systems operation within the Project, Building and/or Premises to the Green Building Certification Institute or to another certification body or agency, in order to demonstrate compliance with various program requirements. Tenant agrees that throughout the Term of this Lease, and provided the following obligations are generally applicable to all tenants in the Building: (i) Tenant shall cooperate in good faith to maintain and provide Landlord with historical and current data regarding energy use, materials, procedures and systems operation by Tenant or within the Premises as Landlord shall reasonably require in order to meet the Sustainability Practices, including documentation Tenant (or its consultant or contractor) has or may submit to obtain a “Green Building Certification” for the Premises; provided, however, that Tenant shall not be obligated to keep any records of such data or documentation longer than one (1) year unless otherwise required by applicable Laws and (ii) Tenant, at no material additional cost to Tenant, shall reasonably cooperate with Landlord and comply with the Sustainability Practices standards including, without limitation, all non-confidential monitoring and data collection, maintenance, access, documentation and reporting requirements set forth therein; provided, however, that no such compliance shall obligate Tenant to make any alterations, improvements or modifications to the Premises or otherwise unreasonably interfere with Tenant’s use or occupancy of the Premises or access thereto. Landlord’s Sustainability Practices may include, without limitation, matters addressing operations and maintenance, including, without limitation: chemical use; indoor air quality; energy efficiency; water efficiency; recycling programs; exterior maintenance programs; and systems upgrades to meet energy, water, indoor air quality, and lighting performance standards as determined by the organization administering the certification. Tenant’s construction and maintenance methods and procedures, material purchases, and disposal of waste with respect to the Premises shall be in compliance with minimum standards and specifications of guidelines in Exhibit D-2 in addition to all applicable Laws. Before closing and leaving the Premises at any time, Tenant shall use reasonable efforts to turn off all lights, electrical appliances and mechanical equipment that are not otherwise required to remain on. Notwithstanding anything in this Lease to the contrary, Landlord and Tenant acknowledge and agree that Tenant shall not be required to comply with any voluntary Sustainability Practices or Green Building Certification if such compliance would require Tenant to incur any material additional cost or expense (other than de minimis costs or expenses), including without limitation, any internal costs, that Tenant otherwise is not required to incur under this Lease or has not in the usual course of its business incurred in connection with its use and occupancy of the Premises prior to Landlord’s implementation of any such voluntary Sustainability Practices or Green Building Certification.

8. Alterations; Repairs; Maintenance; Signs»

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(a) Alterations»

. Tenant shall not make any alterations, additions or improvements to the Premises (collectively, the “Alterations”) without the prior written consent of Landlord, which such consent shall not be unreasonably withheld, conditioned or delayed with respect to work that does not adversely affect the Building’s Systems or Building’s Structure or any exterior areas or Common Areas, except for Cosmetic Alterations (as hereinafter defined) and the installation of unattached, movable trade fixtures which may be installed without drilling, cutting or otherwise defacing the Premises. Tenant shall furnish plans and specifications to Landlord, in form and substance reasonably sufficient for Landlord to determine whether to grant its approval under this Section 8, for its approval at the time Tenant requests Landlord’s consent to any Alterations if the desired Alterations: (i) may affect the Building’s Systems or Building’s Structure; (ii) will require the filing of plans and specifications with any governmental or quasi-governmental agency or authority; (iii) will cost in excess One Hundred Fifty Thousand Dollars ($150,000.00); or (iv) will require a building permit or similar governmental approval to undertake. Alterations that do not trigger any of the conditions in the foregoing clauses (i) through (iv) are referred to herein as “Cosmetic Alterations”. Subsequent to obtaining Landlord’s consent and prior to commencement of the Alterations, Tenant shall deliver to Landlord any building permit required by applicable Law and a copy of the executed construction contract(s) (which may include redactions of the business terms and conditions). The completion of Alterations will be subject to the Building rules and regulations, as further described in Section 13 below. Tenant shall reimburse Landlord within thirty (30) days after Tenant’s receipt of a bill for all of Landlord’s reasonable actual out-of-pocket costs incurred by or on behalf of Landlord for the review and approval of Tenant’s plans and specifications. Notwithstanding the foregoing, Landlord shall not charge Tenant for any costs or expenses for engineering or outside consulting services incurred by Landlord in connection with any Alterations unless the Alterations proposed by Tenant affect structural elements. If Landlord consents to the making of any Alteration, such Alteration (other than the Work (as defined in Exhibit D)) shall be made by Tenant at Tenant’s sole cost and expense by a contractor and subcontractors approved in writing by Landlord, such approval not to be unreasonably withheld, conditioned or delayed. Landlord shall have the right to require any contractor or subcontractor performing work on or about the Premises to employ union labor and any construction manager utilized by Tenant to be a union-associated construction manager. Tenant shall require its contractor to maintain insurance in the amounts set forth in Section 8(b) of this Lease. Without Landlord’s prior written consent, which such consent shall not be unreasonably withheld, conditioned or delayed, Tenant shall not use any portion of the Common Areas in connection with the making of any Alterations. If the Alterations which Tenant causes to be constructed result in Landlord being required to make any alterations and/or improvements to other portions of the Project or Complex, as applicable, in order to comply with any applicable Laws, then Tenant shall reimburse Landlord within thirty (30) days after written demand therefor for all costs and expenses incurred by Landlord in making such alterations and/or improvements. Any Alterations made by or on behalf of Tenant shall become the property of Landlord upon installation and shall remain on and be surrendered with the Premises upon the expiration or sooner termination of this Lease, unless Landlord requires the removal of such Alterations (including any Work, Tenant’s AV and IT Work or other work to be performed under Exhibit D to this Lease, but expressly excluding the Cable, which Tenant shall not be required to remove from the Premises upon the expiration or earlier termination of this Lease) and notifies Tenant in writing simultaneously with Landlord’s written approval of such Alterations that Landlord will require that Tenant remove such Alterations at the expiration or earlier termination of this Lease. If Landlord requires the removal of such Alterations, Tenant shall at its sole cost and expense, forthwith and with all due diligence (but in any event not later than fifteen (15) days after the expiration or earlier termination of the Lease) remove all or any portion of any Alterations made by Tenant which are designated by Landlord at the time its consents to such Alterations as Specialty Alterations (as defined in Section 21) to be removed, and repair and restore the Premises in a good and workmanlike manner to their original condition, reasonable wear and tear, casualty and condemnation excepted. All construction work done by Tenant within the Premises shall be performed in a good and workmanlike manner with new materials of first-class quality, lien-free and in compliance with all applicable Laws, and in such manner as to not unreasonably interfere with other construction in progress and with the transaction of business in the Project or Complex, as applicable. Without limiting the foregoing, Tenant shall implement reasonable rules, regulations and construction procedures that are approved by Landlord, such approval not to be unreasonably withheld, conditioned, or delayed, to minimize to the extent reasonably practicable any noise, vibration and dust to any existing tenants in the Building in connection with any work performed by or on behalf of Tenant. Subject to Section 11(c), Tenant agrees to indemnify, defend and hold Landlord harmless against any loss, liability or damage resulting from the performance of Alterations by Tenant or any contractors or subcontractors of Tenant. The foregoing indemnity shall survive the expiration or earlier termination of this Lease. Landlord’s consent to or approval of any alterations, additions or improvements (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord’s acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance. All voice, data, video, audio and other low voltage control transport system cabling and/or cable bundles installed in the Building by Tenant or its contractor shall be (A) plenum rated and/or have a composition makeup suited for its environmental use in accordance with NFPA 70/National Electrical Code; (B) [intentionally omitted]; (C) installed in accordance with all EIA/TIA standards and the National Electric Code; (D) installed and routed in accordance with a routing plan showing “as built” or “as installed” configurations of cable pathways, outlet identification numbers, locations of all wall, ceiling and floor penetrations, riser cable routing and conduit routing (if applicable), and such other information as Landlord may reasonably request. The routing plan shall be available to Landlord and its agents at the Building upon request.

(b) Repairs; Maintenance»

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(i) By Landlord»

. Landlord shall, subject to reimbursement to the extent set forth in Exhibit C, keep and maintain in good repair and working order and make repairs to, perform maintenance upon, and replace as necessary: (1) the Building’s Structure; (2) the Building’s Systems; (3) Common Areas; (4) the roof of the Building; (5) exterior windows of the Building; and (6) elevators serving the Building. If any of the foregoing maintenance or repair is necessitated due to the negligent or willful acts or omissions of any Tenant Party, but subject to the terms and provisions of Section 11(c) of this Lease, Tenant shall pay the costs of such repairs or maintenance to Landlord within thirty (30) days after receipt of an invoice, together with an administrative charge in an amount equal to two and one-half percent (2.5%) of the cost of the repairs. Landlord shall not be liable to Tenant for any interruption of Tenant’s business or inconvenience caused due to any work performed by Landlord in the Premises, the Building or the Complex pursuant to Landlord’s rights and obligations under the Lease, but only provided that Landlord performs such work in compliance with the terms and conditions of Section 23(a) below. To the extent allowed by Law, Tenant waives the right to make repairs at Landlord’s expense under any applicable Law.

(ii) By Tenant»

. Tenant shall, at its sole cost and expense, promptly perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease and shall keep the Premises in good condition and repair, ordinary wear and tear and casualty and condemnation excepted. Tenant’s repair obligations include, without limitation, repairs to: (1) floor covering and/or raised flooring; (2) interior partitions; (3) doors (excluding exterior Building doors); (4) the interior side of demising walls; (5) electronic, phone and data cabling and related equipment (collectively, “Cable”) that is installed by or for the benefit of Tenant and located in the Premises or other portions of the Building or Project; (6) supplemental air conditioning units, private showers and kitchens, including hot water heaters, plumbing, dishwashers, ice machines and similar facilities serving Tenant exclusively; (7) phone rooms used exclusively by Tenant; (8) Alterations performed by contractors retained by or on behalf of Tenant (including Tenant’s AV and IT Work); and (9) all of Tenant’s furnishings, trade fixtures, equipment and inventory. If Tenant fails to make any repairs to the Premises for more than thirty (30) days after written notice from Landlord (although notice shall not be required if there is an emergency, or if the area to be repaired is visible from the exterior of the Building), Landlord may, in addition to any other remedy available to Landlord, make the repairs, and Tenant shall pay the reasonable cost of the repairs to Landlord within thirty (30) days after receipt of an invoice, together with an administrative charge in an amount equal to two and one-half percent (2.5%) of the cost of the repairs; provided, however, if Tenant’s failure to perform any required repairs is excused pursuant to Section 26(c) herein, then such interest will not accrue on the costs of repairs incurred by Landlord but must nonetheless reimburse Landlord for such costs. Notwithstanding the foregoing, Landlord shall have the right to make such reasonable repairs without notice to Tenant in the event of an emergency, however, Landlord shall notify Tenant of the occurrence of such emergency repairs and the cost of such emergency repairs within five (5) Business Days after undertaking the same. At the expiration of this Lease, Tenant shall surrender the Premises in the condition, required by the first sentence of Section 8(b)(ii). All personal property of Tenant at the Premises, including goods, wares, merchandise, inventory, trade fixtures and other personal property of Tenant, shall be stored at the Premises at the sole risk of Tenant. Except to the extent of Landlord’s negligence or willful misconduct, Landlord or its agents shall not be liable to Tenant for any loss or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other places resulting from dampness or any other cause whatsoever, or from the act or negligence of any other tenant or any officer, agent, employee, contractor or guest of any such tenant. It is generally understood that mold spores are present essentially everywhere and that mold can grow in most any moist location. Tenant agrees to promptly notify Landlord if it observes mold/mildew and/or moisture conditions (from any source, including leaks), and allow Landlord to evaluate and make recommendations and/or take appropriate corrective action (subject to the terms and conditions of Section 23(a) below). In addition, execution of this Lease constitutes acknowledgement by Tenant that it shall adopt and implement the moisture and mold control guidelines set forth on Exhibit J attached hereto.

(iii) Performance of Work»

. All work described in this Section 8 shall be performed only by contractors and subcontractors approved in writing by Landlord, such approval not to be unreasonably withheld, condition, or delayed. With respect to any work at the Building, Landlord shall have the right to require any contractor or subcontractor performing work on or about the Premises to employ union labor and any construction manager utilized by Tenant to be a union-associated construction manager. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage as follows:

(a) Commercial General Liability Insurance with limits of not less than One Million Dollars ($1,000,000) per occurrence for bodily injury and property damage, One Million U.S. Dollars (USD $1,000,000) each person or organization for personal and advertising injury, Two Million U.S. Dollars (USD $2,000,000) general aggregate, and Two Million U.S. Dollars (USD $2,000,000) products completed operations aggregate covering: (i) premises / operations liability; (ii) products / completed operations liability; (iii) personal and advertising injury liability; (iv) independent contractors liability; and (v) broad form contractual liability. Such policy of insurance shall (vi) be primary and non-contributory to any insurance or self-insurance maintained by Landlord, its property manager and Invesco Advisers, Inc. (“Invesco”) with respect to contractor’s operations; (vii) be endorsed to add Landlord, its property manager and Invesco as an additional insured; (viii) include extended completed operations coverage, for at least three (3) years after acceptance of the contractor’s work either through policies in force or through an extended reporting period endorsement for products/completed operations liability; and

(ix) not require a warranty of underlying coverage for subcontractors, and not contain an exclusion for injury to contractors or employees of contractors, or for work performed by uninsured or underinsured contractors.

(b) Automobile Liability Insurance covering the ownership, maintenance, and operations of any automobile or automotive equipment, whether such auto is owned, hired, and non-owned. The contractor shall maintain insurance with a combined single limit for bodily injury and property damage of not less than the equivalent of One Million Dollars ($1,000,000) per accident. The contractor’s insurance shall be endorsed to add Landlord, its property manager and Invesco as an additional insured.

(c) Workers Compensation Insurance covering statutory benefits in all states where operations are to be performed under this Lease. Such policy shall include an employers’ liability coverage part with limits that shall be not less than Five Hundred Thousand Dollars ($500,000) each accident for bodily injury by accident, Five Hundred Thousand Dollars ($500,000) each employee for bodily injury by disease, and Five Hundred Thousand Dollars ($500,000) policy limit for bodily injury by disease.

(d) Umbrella/Excess Liability Insurance consisting of one or more policies with limits of not less than One Million Dollars ($1,000,000) each occurrence for bodily injury and property damage, and One Million Dollars ($1,000,000) general aggregate and products and completed operations aggregate, however, reasonably higher Umbrella / Excess liability limits are required for contractors performing Moderate and High Risk work as defined in the Invesco Risk Category Schedule, which Landlord shall provide to Tenant. Policies shall be excess to the primary commercial general liability and business automobile liability coverage and shall be written as follow form or alternatively with a form that provides coverage that is at least as broad as the primary insurance policies.

(e) Property Insurance providing coverage for property in which the contractor retains the risk of loss including their own equipment, (stationary or mobile), tools (including employee tools), supplies, materials, or any other property owned or leased by the contractor. If the contractor chooses to self-insure any of the property described under this section, it is agreed that the contractor shall hold Landlord, its property manager and Invesco harmless for any loss or damage to that property.

(f) Professional Liability Insurance (Errors & Omissions). Any contractor who performs professional services must evidence a minimum of One Million Dollars ($1,000,000) per claim and One Million Dollars ($1,000,000) general aggregate covering financial loss as well as bodily injury and property damage arising from errors and omissions committed in the performance of Professional Services. Professional Services shall be defined to include design-build services rendered or required to be rendered by an architect, engineer, construction manager or project manager. This insurance shall provide coverage for Professional Services performed by the contractor or anyone directly or indirectly employed by it. Contingent bodily injury and property damage coverage shall not be subject to any sublimit.

(g) Contractors Pollution Liability Insurance. Any contractor who remediates Hazardous Materials (as hereinafter defined), performs waste removal of Hazardous Materials or uses chemicals must evidence a minimum of One Million Dollars ($1,000,000) per occurrence and One Million Dollars ($1,000,000) annual aggregate covering pollution losses, including but not limited to bodily injury, property damage, and financial loss arising out of the contractor’s operations and completed operations, and for sudden and gradual pollution arising out of the contractor’s performance under this Lease. The insurance shall be endorsed to include Landlord, its property manager and Invesco as additional insured with respect to work performed under this Lease. Coverage shall also be primary and non-contributory to any other insurance available to such additional insureds and be endorsed with a waiver of subrogation in favor of all additional insured parties.

Each policy of insurance required under this Lease shall be subject to the following general provisions:

(1) The contractor shall use commercially reasonable efforts to require all of its subcontractors to maintain policies in compliance with the duties, obligations, and requirements of the insurance provisions found in this Lease.

(2) Each policy shall contain a waiver of subrogation in favor of Landlord and Invesco effectively precluding the insurance companies for the contractor and all of its subcontractors from presenting a claim or filing a lawsuit against Landlord and Invesco.

(3) Any and all of the deductibles and premiums associated with the policies providing the insurance coverage required herein shall be assumed by, for the account of, and at the sole risk of contractor and all of its subcontractors.

(4) Prior to the commencement of operations as provided for under the Agreement and within seven (7) days of any policy renewal thereafter, contractor and all of its subcontractors shall furnish Certificates of Insurance (“Certificates”) to Landlord and Invesco on Acord 25 or a substitute equivalent form. These Certificates shall evidence the following for each and every policy: (i) insurance company name, (ii) policy number, (iii) policy period, (iv) per occurrence and aggregate limits, (v) deductibles or self-insured retentions, and (vi) any applicable additional insured or waiver of subrogation endorsements. These Certificates shall also expressly provide that the insurance companies issuing the specified policies shall endeavor to mail at least thirty (30) days advance written notice of cancellation or non-renewal to all certificate holders.

(5) Each insurance company listed in the Certificate shall be (i) admitted to do business in the state where the project is located and (ii) rated by AM Best Company as having a financial strength rating of “A-” or better and a financial size category of “VIII” or greater or otherwise be satisfactory to Landlord and Invesco.

Tenant shall provide Landlord with the identities, mailing addresses and telephone numbers of all persons performing work or supplying materials prior to beginning such construction and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Laws. All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Building (including the Premises, the Building’s Structure and the Building’s Systems). All such work which may affect the Building’s Structure or the Building’s Systems, at Landlord’s election, must be performed by Landlord’s usual contractor for such work or a contractor approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed. All work affecting the roof of the Building must be performed by Landlord’s roofing contractor or a contractor approved by Landlord, such approval not to be unreasonably withheld, conditioned or delayed, and no such work will be permitted if it would void or reduce the warranty on the roof

(iv) Notwithstanding local ordinances and building codes, and subject to the last sentence of Section 7(e) of this Lease, any and all Alterations performed by Tenant will be performed in accordance with Landlord’s Sustainability Practices, including any third-party rating system concerning the environmental compliance of the Building or the Premises, as the same may change from time to time, and in accordance with Landlord’s “Contractor Rules and Regulations” attached hereto as Exhibit D-1 and the “Energy and Sustainability Construction Guidelines & Requirements” attached hereto as Exhibit D-2, and any modifications thereto by Landlord, provided that such modifications shall not impose any additional material costs on Tenant in performing any Alterations in excess of costs that Tenant would incur by complying with the versions of Exhibits D-1 and D-2 attached to this Lease.

(v) All maintenance (including without limitation janitorial services and pest control services that Tenant is expressly required to provide under this Lease or otherwise elects to provide) and repairs made by Tenant must comply with Landlord’s Sustainability Practices, to the extent implemented by Landlord, including any third-party rating system concerning the environmental compliance of the Building or the Premises, adopted by Landlord in accordance with Section 7(e) of this Lease, at no material additional cost to Tenant, but Tenant’s obligations under this section are subject to the limitations in the last sentence of Section 7(e).

(c) Mechanic’s Liens»

. All work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party, excluding the Work, shall be deemed authorized and ordered by Tenant only, and Tenant shall not permit any mechanic’s liens to be filed against the Premises or the Project in connection therewith. Upon completion of any such work, Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. If such a lien is filed, then Tenant shall, within fifteen (15) days after Landlord has delivered written notice of the filing thereof to Tenant (or such earlier time period as may be necessary to prevent the forfeiture of the Premises, Project or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto), either: (1) pay the amount of the lien and cause the lien to be released of record; or (2) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within thirty (30) days after Landlord has invoiced Tenant therefor. Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of “landlord-tenant” (thereby excluding a relationship of “owner-contractor,” “owner-agent” or other similar relationships). Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant, any contractor or subcontractor of Tenant or any other Tenant Party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same. Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises, Project or Landlord’s interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work. Tenant shall indemnify, defend and hold harmless Landlord, its property manager, Invesco, and their respective officers, directors, shareholders, partners, employees, managers, contractors, attorneys and agents (collectively, the “Indemnitees”) from and against all third party claims, demands, causes of action, suits, judgments, damages and expenses (including reasonable attorneys’ fees) in any way arising from or relating to the failure by any Tenant Party to pay for any work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party (excluding the Work). The foregoing indemnity shall survive termination or expiration of this Lease.

(d) Signs»

. Tenant shall not place or permit to be placed any signs upon: (i) the roof of the Building; or (ii) the Common Areas; or (iii) any area visible from the exterior of the Premises (other than the suite entry signage pursuant to clause (iii) in the following paragraph) without Landlord’s prior written approval, which approval shall be granted or withheld by Landlord in its sole discretion. Tenant shall comply with such regulations as may from time to time be promulgated by Landlord governing signs, advertising material or lettering of all tenants in the Project or Complex, as applicable. The Tenant, upon vacation of the Premises, or the removal or alteration of its sign for any reason, shall be responsible for the repair, painting or replacement of the Building fascia surface or other portion of the Building where signs are attached. If Tenant fails to do so, Landlord may have the sign removed and the cost of removal plus five percent (5%) as an administrative fee shall be payable by Tenant within ten (10) days of invoice.

Notwithstanding the foregoing, Landlord shall initially provide Tenant with (i) Building standard signage on the existing main directory in the Building lobby, (ii) Building standard directional signage that includes Tenant’s name in the third (3rd) floor elevator lobby and fourth (4th) floor elevator lobby, and (iii) Building standard (or, subject to Landlord’s prior approval, not to be unreasonably withheld, conditioned, or delayed, and at Tenant’s cost, Tenant’s branded) suite entry signage at the entrances to the Premises.

9. Use»

. Tenant shall occupy and use the Premises only for the Permitted Use (as set forth in the Basic Lease Information) and shall comply with all Laws applicable to the use, condition, access to, and occupancy of the Premises and will not commit waste, overload the Building’s Structure or the Building’s Systems or subject the Premises to any use that would damage the Premises.

Subject to Landlord’s after-hours security procedures (which do not prohibit access), repair situations, and subject to events beyond Landlord’s reasonable control, Tenant shall have the right to access the Building (including the Garage) and the Premises on a 24-hour, 7-day a week basis. Tenant, at its sole cost and expense, shall obtain and keep in effect during the Term, all permits, licenses, and other authorizations necessary to permit Tenant to use and occupy the Premises for the Permitted Use in accordance with applicable Law. Landlord shall not be obligated to provide Building conditions (including Building systems) designed and configured to accommodate a population density within the Premises as a whole in excess of one (1) person for each 200 rentable square feet in the Premises (the “Building Density Standard”). Tenant may have a population density in excess of the Building Density Standard so long as (a) such density complies with all applicable Laws and (b) provided that if any increase in density beyond the Building Density Standard results in a service failure or deficiency, Landlord shall have no obligation to remedy any service failure or deficiency due to Landlord’s inability to provide the services required in this Lease at the level set forth herein as a result of Tenant exceeding such Building Density Standard and in such event, Landlord shall not be in default under this Lease for such service failure or deficiency. Notwithstanding anything in this Lease to the contrary, and after the Commencement Date, as between Landlord and Tenant: (a) Tenant shall bear the risk of complying with Title III of the Americans With Disabilities Act of 1990, any state Laws governing handicapped access or architectural barriers, and all rules, regulations, and guidelines promulgated under such Laws, as amended from time to time (the “Disabilities Acts”) in the Premises; and (b) Landlord shall bear the risk of complying with the Disabilities Acts in the Common Areas (subject to reimbursement as set forth in Exhibit C), other than compliance that is necessitated by Tenant’s specific use of the Premises (if different than general office use) or as a result of any Alterations made by Tenant (which risk and responsibility shall be borne by Tenant). Tenant shall not use any substantial portion of the Premises for a “call center”, any other telemarketing use, or any credit processing use. In addition, the Premises shall not be used for any purpose which creates strong, unusual, or offensive odors, fumes, dust or vapors; which emits noise or sounds that are objectionable and not customary for general office use due to intermittence, beat, frequency, shrillness, or loudness; which is associated with indecent or pornographic matters. Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building. Tenant shall not knowingly conduct or permit to be conducted in the Premises any activity or place any equipment in or about the Premises or the Building, which will invalidate the insurance coverage in effect or increase the rate of fire insurance or other insurance on the Premises or the Building. If any invalidation of coverage or increase in the rate of fire insurance or other insurance occurs or is threatened by any insurance company due to activity conducted from the Premises, or any act or omission by Tenant, or its agents, employees, representatives, or contractors, such statement or threat shall be conclusive evidence that the increase in such rate is due to such act of Tenant or the contents or equipment in or about the Premises, and, as a result thereof, Tenant shall be liable for such increase and such increase shall be considered Additional Rent payable with the next monthly installment of Base Rent due under this Lease. In no event shall Tenant introduce or permit to be kept on the Premises or brought into the Building any dangerous, noxious, radioactive or explosive substance.

Tenant shall not use or operate the Premises in any manner that will cause the Building or any part thereof not to conform with Landlord’s Sustainability Practices or certification of the Building in accordance with Green Building Certification.

In locations where the Building is subject to penalties as a result of a greenhouse gas (GHG) emissions limit, if the Building is found in violation of the limit, Landlord may reasonably determine the portion of the penalties that are attributable to Tenant and hold Tenant accountable for their portion of the penalty that has been levied on the Building. Landlord shall have the burden to demonstrate to Tenant, the portion of the penalty attributable to Tenant. The portion may be determined using the collection of data from submeters to determine Tenant’s actual energy consumption and emissions, calculations based on the floor area of tenants’ respective leased spaces, number and frequency of occupants and/or visitors in a leased space, and/or operating hours within the Building, a combination of both submetering and calculations, or other methods.

10. Assignment and Subletting»

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(a) Transfers»

. Tenant shall not, without the prior written consent of Landlord: (1) assign, transfer, license or encumber this Lease or any estate or interest herein, whether directly or by operation of law; (2) sublet any portion of the Premises; (3) grant any license, concession, or other right of occupancy of any portion of the Premises; or (4) permit the use of the Premises by any parties other than Tenant (any of the events listed in Section 10(a)(1) through Section 10(a)(6) being a “Transfer”).

(b) Consent Standards»

. Landlord shall not unreasonably withhold, condition or delay its consent to any assignment of this Lease or subletting of all or a portion of the Premises, provided that Tenant is not then in default under the Lease beyond any applicable notice and cure period and the proposed transferee: (1) can reasonably perform its required financial obligations under the Lease or sublease, as the case may be, taking into account Tenant’s continuing liability; (2) [intentionally omitted]; (3) will use the Premises for the Permitted Use; (4) [intentionally omitted]; (5) is not a governmental entity, or subdivision or agency thereof; (6) if Landlord has vacant space in the Building comparable to the Premises (in the case of an assignment of this Lease) or the proposed sublease premises that will be available for the duration of the Term of this Lease or sublease term, as applicable and the assignee or subtenant, as the case may be, is not another tenant of the Building or Complex, as applicable; and (7) is not a person or entity with whom Landlord is then, or has entered into a letter of intent to lease comparable space in the Building within the three (3)-month period prior to the time Tenant seeks to enter into such assignment or subletting. If the proposed assignee or sublessee does not meet any of the foregoing requirements (1) through (7), then Landlord may withhold its consent in its sole discretion; otherwise, Landlord shall not unreasonably withhold, condition or delay its consent to any assignment of this Lease or subletting of all or a portion of the Premises by Tenant. Notwithstanding the foregoing, it shall be a reasonable basis for Landlord to withhold its consent if Tenant tenders for Landlord’s approval an assignment of this Lease, or a sublease of the Premises or any part of the Premises or a license agreement for the use and occupancy of the Premises or any part of the Premises, to a proposed assignee/subtenant/licensee whose proposed use or operation in the Premises may or will cause a material adverse change to the Building’s operations and utility consumption.

(c) Request for Consent»

. If Tenant requests Landlord’s consent to a Transfer, then, at least ten (10) Business Days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all material terms and conditions of the proposed Transfer, copies of the proposed assignment or sublease, and the following information about the proposed transferee: name and address; its proposed use of the Premises; and banking, financial, and other credit information. Landlord shall enter into any commercially reasonable non-disclosure agreement required by Tenant or any such transferee with respect to any financial or other confidential information of such transferee provided to Landlord under this Lease. Tenant shall reimburse Landlord upon thirty (30) days of receipt of an invoice therefor for Landlord’s reasonable attorneys’ fees, not to exceed $2,500 per each request for Landlord’s consent to a Transfer, incurred by Landlord in connection with considering any request for consent to a Transfer.

(d) Conditions to Consent»

. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant’s obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord’s consent to any Transfer shall not be deemed consent to any subsequent Transfers. If an Event of Default occurs and is continuing while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of an Event of Default hereunder. Following an Event of Default, all rents paid to Tenant by an assignee or subtenant shall be received by Tenant in trust for Landlord and shall be forwarded to Landlord without offset or reduction of any kind. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment (provided that the foregoing shall not waive any approval right that Landlord may have with respect to such improvements pursuant to another provision of this Lease).

(e) Attornment by Subtenants»

. Each sublease and license by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant and licensee by entering into a sublease or license is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, either terminate the sublease or license or take over all of the right, title and interest of Tenant, as sublandlord or licensor, under such sublease or license, and such transferee shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease or license, except that Landlord shall not be: (1) liable for any previous act or omission of Tenant under such sublease or license; (2) subject to any counterclaim, offset or defense that such transferee might have against Tenant; (3) bound by any previous modification of such sublease or license or by any rent or additional rent or advance rent or license fee which such transferee might have paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment; (4) bound by any security or advance rental deposit made by such transferee which is not delivered or paid over to Landlord and with respect to which such transferee shall look solely to Tenant for refund or reimbursement; or (5) obligated to perform any work in the subleased or licensed space or to prepare it for occupancy, and in connection with such attornment, the transferee shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section 10(e). The provisions of this Section 10(e) shall be self-operative, and no further instrument shall be required to give effect to this provision.

(f) [Intentionally omitted.]

(g) Additional Compensation»

. Tenant shall pay to Landlord, immediately upon receipt thereof, fifty percent (50%) of the excess of all compensation received by Tenant for a Transfer over the sum of the Rent allocable to the portion of the Premises covered thereby and all of Tenant’s costs and concessions including but not limited to brokerage, tenant improvement costs, free rent periods, attorneys’ fees and other third party costs incurred by Tenant and relating to such Transfer, such costs to be amortized ratably over the term of the Transfer. Notwithstanding the foregoing, Tenant shall not be required to pay Landlord for any compensation received by Tenant for Tenant’s fixtures, furniture and equipment that Tenant elects to transfer to any assignee or subtenant so long as such compensation does not exceed the fair market value of such fixtures, furniture and equipment.

(h) Permitted Transfers. Notwithstanding anything in this Lease to the contrary, Tenant shall have the right to assign this Lease or sublet all or any portion of the Premises (i) to an Affiliate or (ii) to a successor entity resulting from an acquisition, merger, spin off or consolidation of Tenant, or (iii) to any person or entity which acquires all or substantially all of the assets of Tenant (each, a “Permitted Transfer”), without the need to obtain Landlord’s consent, provided that any transferee under the foregoing clause (ii) or clause (iii) has a tangible net worth at least equal to the tangible net worth of Tenant as of the Lease Date or immediately prior to such transfer, whichever is greater. Tenant shall (A) notify Landlord in writing within ten (10) Business Days of the closing of any such Permitted Transfer, and (B) with respect to a transfer described under the foregoing clause (ii) or clause (iii), provide reasonable evidence of the satisfaction of the foregoing tangible net worth requirement concurrently with such written notice. A Permitted Transfer shall not be subject to Sections 10(a) through (g).

11. Insurance; Waivers; Subrogation; Indemnity»

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(a) Tenant’s Insurance»

. Effective as of the earlier of: (1) the date Tenant enters or occupies the Premises; or (2) the Commencement Date, and continuing throughout the Term, Tenant shall maintain the following insurance policies:

(i) Commercial General Liability Insurance in amounts of no less than $5,000,000 per occurrence for bodily injury and property damage, $5,000,000 each person or organization for personal and advertising injury, $5,000,000 general aggregate, and $5,000,000 products and completed operations aggregate covering: (A) premises/operations liability, (B) products/completed operations liability, (C) personal and advertising injury liability, (D) independent contractors liability, and (E) broad form contractual liability. Such policy shall: (1) be primary and non-contributory to any insurance or self-insurance maintained by Tenant, Landlord, Landlord’s property management company and Invesco with respect to the use and occupancy of the Premises including all operations conducted thereon; (2) include severability of interests or cross liability provisions; (3) be endorsed to add Landlord, Landlord’s property management company, and Invesco as additional insureds using Insurance Services Office (“ISO”) form CG 20 26 11 85 or a substitute equivalent form approved in writing by Landlord; (4) include terrorism coverage up to the full per occurrence and aggregate limits available under the policy; and (5) insure other activities that Landlord reasonably deems necessary based upon the specific use of the Premises by Tenant, such as insurance for liquor liability. Limits can be satisfied through the maintenance of a combination of primary and umbrella policies. Tenant may maintain such insurance on a multi-location basis provided that the aggregate limits or sublimits on each policy are dedicated to the Premises and thereby not subject to dilution by claims occurring at other locations.

(ii) Automobile Liability Insurance covering the ownership, maintenance, and operations of any automobile or automotive equipment, whether such auto is owned, hired, and non-owned. Tenant shall maintain insurance with a combined single limit for bodily injury and property damage of not less than the equivalent of $1,000,000 per accident. Limits can be satisfied through the maintenance of a combination of primary and umbrella policies. Such insurance shall cover Tenant against claims for bodily injury, including death resulting therefrom, and damage to the property of others caused by accident regardless of whether such operations are performed by Tenant, Tenant’s agents, or by any one directly or indirectly employed by any of them. Tenant’s automobile liability insurance shall be endorsed to add Landlord, Landlord’s property management company, and Invesco as additional insureds.

(iii) Commercial Property Insurance covering at full replacement cost value the following property in the Premises: (A) inventory; (B) FF&E (unattached furniture, fixtures, and equipment); (C) Alterations made by the Tenant including but not necessarily limited to all permanently attached fixtures and equipment (which expressly excludes the Work); and (D) any other property in which the Tenant retains the risk of loss including electronic data processing equipment, employee personal property or other property owned or leased by Tenant. Such property insurance shall include: (1) coverage against such perils as are commonly included in the special causes of loss form, with no exclusions for wind and hail, vandalism and malicious mischief, and endorsed to add the perils of earthquake, flood, and terrorism; (2) business income coverage providing for the full recovery of loss of rents and continuing expenses on an actual loss sustained basis for a period of not less than 12 months; (3) an “agreed amount” endorsement waiving any coinsurance requirements; and (4) a loss payable endorsement providing that Tenant, Landlord, and Landlord’s Mortgagee (as hereinafter defined) shall be a loss payee on the policy with regard to the loss of rents coverage. “Full replacement value,” as used herein, means the cost of repairing, replacing, or reinstating, including demolishing, any item of property, with materials of like kind and quality in compliance with, (and without, an exclusion pertaining to application of), any Law or building ordinance regulating repair or construction at the time of loss and without deduction for physical, accounting, or any other depreciation, in an amount sufficient to meet the requirements of any applicable co-insurance clause and to prevent Tenant from being a co-insurer.

(iv) Builders’ Risk Insurance on an “all risk” form that does not exclude the perils of flood, earthquake, and terrorism covering on a completed value basis all work incorporated in the Premises and all materials and equipment in or about the Premises in connection with construction activities where Tenant notifies Landlord of its intent to undertake a substantial rebuild of the Premises and Landlord determines that such coverage is necessary. Limits and terms to coverage are to be reasonably determined by Landlord upon notification by Tenant consistent with the requirements of other landlords of first class office buildings in the Kendall Square area. Tenant may satisfy the requirement of this Section 11(a)(iv) by requiring that any contractor retained by Tenant and performing construction activities on the Premises carry such insurance.

(v) Workers Compensation Insurance covering statutory benefits in the state where the Premises is located. This policy shall include “other states” insurance, so as to include all states not named on the declarations page of the insurance policy, except for the monopolistic states. Tenant is required to carry this insurance regardless of eligibility for waiver or exemption of coverage under any applicable state statute. Such insurance shall include an employers liability coverage part with limits that shall be not less than $1,000,000 each accident for bodily injury by accident and $1,000,000 each employee and policy limit for bodily injury by disease.

(vi) Such other insurance or any changes or endorsements to the insurance required herein, including increased limits of coverage, as Landlord, or Landlord’s Mortgagee, may reasonably require from time to time provided any such other insurance or changes are consistent with the tenant insurance requirements of other first class office buildings in the Kendall Square area.

Tenant’s commercial general liability insurance, automobile liability insurance and, all other insurance policies, where such policies permit coverage for Landlord as an additional insured, shall provide primary coverage to Landlord and shall not require contribution by any insurance maintained by Landlord, when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord’s policy will be excess over Tenant’s policy. Tenant shall furnish to Landlord certificates of such insurance, and where applicable with an additional insured endorsement in form CG 20 26 11 85 (or another equivalent form approved in writing by Landlord) and such other evidence reasonably satisfactory to Landlord of the maintenance of all insurance coverages required hereunder at least ten (10) days prior to the earlier of the Commencement Date or the date Tenant enters or occupies the Premises, and at least fifteen (15) days prior to each renewal of said insurance, and Tenant shall endeavor to obtain a written obligation on the part of each insurance company to notify Landlord at least thirty (30) days before cancellation, non-renewal or a material change of any such insurance policies. All such insurance policies shall be in form and issued by companies licensed to do business in the state where the Premises is located, rated by AM Best as having a financial strength rating of “A-” or better and a financial size category of “IX” or greater, or otherwise reasonably satisfactory to Landlord. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord the certificates or evidence of coverage required herein, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof, plus an administrative fee of two and one-half percent (2.5%) of such cost. It is expressly understood and agreed that the foregoing minimum limits of liability and coverages required of Tenant’s insurance shall not reduce or limit the obligation of the Tenant to indemnify Landlord as provided in this Lease. All policies required herein shall use occurrence based forms. Any and all of the premiums, deductibles and self-insured retentions associated with the policies providing the insurance coverage required herein shall be assumed by, for the account of, and at the sole risk of Tenant. Deductibles or self-insured retentions may not exceed $10,000 without the prior written approval of Landlord.

(b) Landlord’s Insurance

. Throughout the Term of this Lease, Landlord shall maintain, as a minimum, the following insurance policies: (1) property insurance for the Building’s replacement value (excluding property required to be insured by Tenant, it being agreed that Landlord shall have no obligation to provide insurance for such property), less a commercially-reasonable deductible if Landlord so chooses; and (2) commercial general liability insurance in an amount of not less than $3,000,000 per occurrence for bodily injury and property damage, $3,000,000 each person or organization for personal and advertising injury, $3,000,000 general aggregate, and $3,000,000 products and completed operations aggregate. Limits can be satisfied through the maintenance of a combination of primary and umbrella policies. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary. Tenant shall pay its Proportionate Share of the cost of all insurance carried by Landlord with respect to the Project or Complex, as applicable, as set forth on Exhibit C. The foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord’s sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder.

(c) Waiver of Subrogation

. Notwithstanding anything to the contrary herein, to the extent permitted by Law and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant shall each agree to waive any right to recover against the other party (and the other party’s agents, officers, directors and employees) on account of any and all claims it may have against the other party (and the other party’s agents, officers, directors and employees) with respect to the insurance actually maintained, or required to be maintained hereunder, under subparagraphs 11(a)(i) through (iv), inclusive, and Section 11(b). Each policy described in this Lease shall contain a waiver of subrogation endorsement that provides that the waiver of any right to recovery shall not invalidate the policy in any way.

(d) Indemnity

. Subject to Section 11(c) and except to the extent otherwise provided in M.G.L. Chapter 186, Section 15, Tenant shall indemnify, defend and hold harmless Landlord and the Indemnitees from and against all third party claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys’ fees) and all losses and damages arising from any injury to or death of any person or the damage to or theft, destruction, loss, or loss of use of any property or inconvenience arising from any occurrence in the Premises, the use of the Common Areas by any Tenant Party, or the installation, operation, maintenance, repair or removal of any of Tenant’s Off-Premises Equipment. The indemnities set forth in this Section 11(d) shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. Subject to Section 11(c) and except to the extent arising from the negligence or willful misconduct of any Tenant Party, Landlord shall indemnify, defend and hold harmless Tenant and the Tenant Parties from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys’ fees) and all losses and damages arising from any injury to or death of any person or the damage to or theft, destruction, loss, or loss of use of any property or inconvenience arising from any occurrence in the Common Areas to the extent caused by the negligence or willful misconduct of Landlord or its employees or agents.

12. Subordination; Attornment; Notice to Landlord’s Mortgagee»

.

(a) Subordination»

. Provided that Landlord, Tenant, and Landlord’s Mortgagee enter into a mutually agreeable subordination, non-disturbance, and attornment agreement (“SNDA”), this Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (each, as renewed, modified, and/or extended from time to time, a “Mortgage”), or any ground lease, master lease, or primary lease (each, as renewed, modified, and/or extended from time to time, a “Primary Lease”), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a “Landlord’s Mortgagee”). Any Landlord’s Mortgagee may elect at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing. Tenant shall execute and return to Landlord (or such other party designated by Landlord) within twenty (20) Business Days after written request therefor a commercially reasonable SNDA, in recordable form, as a Landlord’s Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord’s Mortgagee’s Mortgage or Primary Lease or, if Landlord’s Mortgagee so elects, the subordination of such Landlord’s Mortgagee’s Mortgage or Primary Lease to this Lease. As of the Lease Date, there is no Mortgage currently encumbering the Premises. Any SNDA entered into prior to the final completion of the Work must include a right of Tenant to offset from Rent the cost to complete the Work if Landlord’s Mortgagee elects not to complete the Work following any foreclosure or other title transfer of the Land to Landlord’s Mortgagee or its successor.

(b) Attornment»

. Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request.

(c) Notice to Landlord’s Mortgagee»

. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder, but in no event longer than five (5) Business Days than any cure period provided to Landlord hereunder.

13. Rules and Regulations»

. Tenant shall comply with the rules and regulations of the Building which are attached hereto as Exhibit E. Landlord, upon prior written notice to Tenant, may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are reasonable and will not unreasonably interfere with Tenant’s use of the Premises, and provided that the same are not enforced by Landlord against Tenant in a discriminatory manner. Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.

14. Condemnation»

.

(a) Total Taking»

. If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a “Taking”), this Lease shall terminate as of the date of the Taking.

(b) Partial Taking - Tenant’s Rights»

. If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting its business in the Premises or accessing the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than one hundred twenty (120) days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within sixty (60) days after the Taking, and Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then, commencing on the date of the Taking, Rent shall be abated on a per square foot basis as to that portion of the Premises rendered untenantable by the Taking.

(c) Partial Taking - Landlord’s Rights»

. If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord’s Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within thirty (30) days after such Taking, and Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, or if access to the Premises has been taken, Rent shall abate as provided in the last sentence of Section 14(b).

(d) Award»

. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken (exclusive of any portion of such award designated for Tenant’s moving expenses or allocable to its personal property and equipment); however, Tenant may separately pursue a claim against the condemnor for the value of Tenant’s personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

15. Fire or Other Casualty»

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(a) Repair Estimate»

. If the Premises or the Building are damaged by fire or other casualty (a “Casualty”), Landlord shall deliver to Tenant within sixty (60) days after such Casualty a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty.

(b) Tenant’s Rights»

. If (1) a material portion of the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises, or accessing the Premises, in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within two hundred (200) days after the commencement of repairs (the “Repair Period”) (such Repair Period constituting Landlord’s good faith estimate to be set forth in the Damage Notice); (2) more than fifty percent (50%) of the Premises is damaged during the last two (2) years of the Term; or (3) more than twenty-five percent (25%) of the Premises is damaged during the last one (1) year of the Term, then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.

(c) Landlord’s Rights»

. If a Casualty damages the Premises or a material portion of the Building and: (1) Landlord estimates that the damage to the Premises cannot be repaired within the Repair Period; (2) the damage to the Premises exceeds fifty percent (50%) of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last two (2) years of the Term; (3) the damage to the Premises exceeds twenty-five percent (25%) of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last one (1) year of the Term (4) regardless of the extent of damage to the Premises, Landlord makes a good faith determination that restoring the Building would not be uneconomical (provided that Landlord also terminates the leases of all similarly situated tenants); or (5) Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord’s Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.

(d) Repair Obligation»

. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and the Common Areas and shall proceed with reasonable diligence to restore the Premises and the Common Areas to substantially the same condition as they existed immediately before such Casualty; however, other than building standard leasehold improvements installed by Landlord, Landlord shall not be required to repair or replace any Alterations within the Premises (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant’s sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Building, and Landlord’s obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question (provided that Landlord diligently pursues any such insurance claims and proceeds). If this Lease is terminated under the provisions of this Section 15, Landlord shall be entitled to an equitable portion of the proceeds of the insurance policies providing coverage for all Alterations in the Premises equal to the product of (1) Tenant’s insurance proceeds allocable to Alterations and (2) a fraction, the numerator of which is the amount of any tenant improvement allowance paid by Landlord for the cost of such Alterations and the denominator of which is the total cost of any such Alterations (and, if Tenant has failed to maintain insurance on such items as required by this Lease, Tenant shall pay Landlord an amount equal to the proceeds Landlord would have received had Tenant maintained insurance on such items as required by this Lease).

(e) Abatement of Rent»

. If the Premises are damaged by Casualty, Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a per square foot basis from the date of damage until the completion of Landlord’s repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be).

16. Personal Property Taxes»

. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises or in or on the Building or Project. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within thirty (30) days following written request therefor, the part of such taxes for which Tenant is primarily liable hereunder.

17. Events of Default»

. Each of the following occurrences shall be an “Event of Default”:

(a) Payment Default»

. Tenant’s failure to pay Rent within five (5) Business Days after the same is due; provided, however, that for the first two (2) payment defaults in each Lease Year, Landlord shall provide Tenant written notice of such default and Tenant shall have five (5) Business Days to cure such default after its receipt of such written notice;

(b) Abandonment». Tenant abandons the Premises, abandonment being defined as Tenant’s vacation of the Premises and failure to meet its obligations under the Lease (including, without limitation, its maintenance and repair obligations);

(c) Estoppel/Financial Statement/Commencement Date Letter»

. Tenant fails to provide: (i) any estoppel certificate after Landlord’s written request therefor pursuant to Section 26(e) or (ii) any financial statement after Landlord’s written request therefor pursuant to Section 26(q) and either of such failures shall continue for ten (10) days after Landlord’s second written notice thereof to Tenant, with such second (2nd) written notice being sent only after the expiration of the applicable time period to respond to the initial request as set forth in Section 26;

(d) Insurance»

. Tenant fails to procure, maintain and deliver to Landlord evidence of the insurance policies and coverages as required under Section 11(a) within five (5)
Business Days after written notice from Landlord to Tenant;

(e) Mechanic’s Liens»

. Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic’s lien filed against the Premises or the Project for any work performed, materials furnished, or obligation incurred by or at the request of Tenant, within the time and in the manner required by Section 8(c);

(f) Other Defaults»

. Tenant’s failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of thirty (30) calendar days or more after Landlord has delivered to Tenant written notice thereof; provided, however, that so long as Tenant commences to cure such default within such 30-day period and diligently prosecutes such cure to completion, then it shall not be an Event of Default; and

(g) Insolvency; Dissolution»

. The filing of a petition by or against Tenant (the term “Tenant” shall include, for the purpose of this Section 17(g), any guarantor of Tenant’s obligations hereunder): (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; or (4) for the reorganization or modification of Tenant’s capital structure; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within sixty (60) calendar days after the filing thereof. Tenant or any guarantor of Tenant’s obligations hereunder dissolves itself as a separate entity or winds down its business or fails to maintain its authorization to do business in the state in which the Premises is located and does not remedy such failure within thirty (30) days after Landlord has delivered to Tenant written notice thereof.

(h) Landlord’s Default

. In the event of any default by Landlord, Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have thirty (30) days (or such longer period as may be reasonably required in the exercise of due diligence) in which to cure such default. Landlord’s failure to cure such default within the specified time period or to diligently prosecute the cure of such default, will be a “Landlord’s Default”, and Tenant shall have all the rights and remedies available to Tenant under this Lease and at law or in equity; provided, however, in no event will any Landlord’s default allow Tenant to terminate this Lease or offset or reduce rent, unless such rights are specifically provided for in this Lease or awarded by the final, non-appealable judgment or decree of a competent court having jurisdiction over this Lease and the Project, and in no event will Landlord be liable to Tenant for any consequential, special or punitive damages. All obligations of Landlord hereunder will be construed as covenants, not conditions.

18. Remedies»

. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any one or more of the following actions:

(a) Termination of Lease»

. Terminate this Lease by giving Tenant written notice thereof or by making entry thereof for the purposes of terminating this Lease, and upon the delivery of such written notice or the making of such entry this Lease shall terminate, in which event Landlord shall be entitled to recover from Tenant the sum of: (1) all Rent accrued hereunder through the date of termination; (2) all amounts due under Section 19(a); and (3) (I) an amount equal to (A) the total Rent that

Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the Prime Rate (“Prime Rate” shall be the per annum interest rate publicly announced by a federally insured bank selected by Landlord in the state in which the Premises is located as such bank’s prime or base rate) minus one percent (1%), minus (B) the then present fair rental value of the Premises for such period, similarly discounted (such amount described in this clause (I), the “Rent Acceleration Remedy”), and (II) unless and until Landlord elects the Rent Acceleration Remedy, all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term on the date such amounts are due and payable under this Lease, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all reasonable costs incurred by Landlord in reletting the Premises. Suit or suits for the recovery of such amounts under the foregoing clause (II), or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been terminated hereunder. Upon a termination of this Lease due to an Event of Default, Landlord shall use commercially reasonable efforts to relet the Premises which may include a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises; however, Landlord shall not be obligated to expend funds in connection with reletting the Premises, nor to relet the Premises before leasing other portions of the Building or Complex, as applicable, and Landlord shall not be obligated to accept any prospective tenant proposed by Tenant unless such proposed tenant meets all of Landlord’s leasing criteria. So long as Landlord is undertaking such commercially reasonable efforts to relet the Premises, Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term;

(b) [Intentionally Omitted]»

;

(c) Perform Acts on Behalf of Tenant»

. Perform any act Tenant is obligated to perform under the terms of this Lease (and enter upon the Premises in connection therewith if necessary) in Tenant’s name and on Tenant’s behalf, without being liable for any claim for damages therefor, and Tenant shall reimburse Landlord on demand for any third party out of pocket expenses which Landlord may reasonably incur in thus effecting compliance with Tenant’s obligations under this Lease (including, but not limited to, collection costs and reasonable legal expenses), plus interest thereon at the Default Rate; or

(d) Options»

. During such time as any Event of Default is uncured, Tenant may not exercise any renewal options, lease options or any other options or elections, and any exclusive use rights or prohibited use restrictions shall not be enforceable by Tenant.

19. Payment by Tenant; Non-Waiver; Cumulative Remedies»

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(a) Payment by Tenant»

. Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in: (1) obtaining possession of the Premises; (2) removing and storing Tenant’s or any other occupant’s property; (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant; (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting); (5) performing Tenant’s obligations which Tenant failed to perform; and (6) enforcing its rights, remedies, and recourses arising out of the Event of Default. In addition, if Landlord made or paid for any improvements to the Premises, or granted Tenant any improvement allowance or credit against the Base Rent or other charges due hereunder for Tenant's improvements, then Landlord shall also be entitled to recover the unamortized portion of the cost of such improvements or the amount of such allowance or credit, determined by multiplying the total amount of such cost or allowance or credit by a fraction, the denominator of which is the total number of months of the initial Term and the numerator of which is the number of months of the Term remaining at the time of Tenant's default. To the full extent permitted by Law, Landlord and Tenant agree the federal and state courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties’ rights and obligations under this Lease.

(b) No Waiver»

. Landlord’s acceptance of Rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term. Landlord’s acceptance of any partial payment of Rent shall not waive Landlord’s rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord’s acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

(c) Cumulative Remedies»

. Any and all remedies set forth in this Lease: (1) shall be in addition to any and all other remedies Landlord may have at law or in equity; (2) shall be cumulative; and (3) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

(d) No Designation»

. If Tenant is in arrears in payment of Rent, Tenant waives its right, if any, to designate the items to which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of any designation or request by Tenant as to the items to which any such payments shall be credited.

20. [Intentionally omitted]

21. Surrender of Premises»

. Prior to the expiration or earlier termination of this Lease, no act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in the condition required by the first sentence of Section 8(b)(ii), with all Required Removables, as defined below, removed and all damage resulting from such removal shall have been repaired, free of Hazardous Materials (as defined in Section 25(i) below) placed on the Premises during the Term (excluding any such placement by Landlord, its agents, contractors, or employees), and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises or elsewhere in the Building by Tenant (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord, excluding Tenant’s AV and IT Equipment, as defined below). Tenant shall have no obligation to remove any Cable at the expiration or earlier termination of this Lease. In addition, Landlord, by written notice to Tenant at the time Landlord consents to any Alterations (including the Work), may require Tenant, at Tenant’s expense, to remove any improvements or other affixed installations that were performed by or installed by or on behalf of Tenant and that, in Landlord’s reasonable judgment, are of a nature that would entail removal and repair costs that are materially in excess of the removal and repair costs associated with standard office installations, including, without limitation, shower rooms, kitchens, executive bathrooms, raised computer floors, computer room installations, supplemental HVAC equipment, generators, telecommunications equipment (excluding the Cable), safe deposit boxes, vaults, libraries or file rooms requiring reinforcement of floors, internal staircases, slab penetrations, conveyors, curved walls, drop ceilings, and any other improvements of a similar character and/or incorporating unusual architectural elements or requiring unusual expense to remove and restore (“Specialty Alterations”). Unless otherwise expressly provided by Landlord at the time Tenant obtains Landlord’s consent to any Specialty Alterations, all Specialty Alterations shall be deemed “Required Removables”. Tenant shall repair all damage caused by such removal. All items not so removed shall, at Landlord’s option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord at Tenant’s cost without notice to Tenant and without any obligation to account for such items. The provisions of this Section 21 shall survive the expiration or earlier termination of the Lease.

22. Holding Over»

. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over: (a) Tenant shall pay a holdover charge equal to (i) one hundred fifty percent (150%) of the Base Rent payable during the last month of the Term, plus (ii) one hundred percent (100%) of the Additional Rent payable during the last month of the Term; and (b) Tenant shall otherwise continue to be subject to all of Tenant’s obligations under this Lease. The provisions of this Section 22 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at Law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender; provided, however, that Tenant shall not be liable for Landlord’s lost profits or consequential damages unless such holdover persists for more than thirty (30) days after the end of the Term.

23. Certain Rights Reserved by Landlord»

. Landlord shall have the following rights:

(a) Building Operations»

. To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Project or Complex, as applicable, or any part thereof; to enter upon the Premises (after giving Tenant reasonable prior notice thereof (but not less than one (1) Business Day), which may be email notice to Etchell Cordero, at (or such other individual as may be designated by Tenant from time to time), except in cases of real or apparent emergency, in which case no notice shall be required) and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building (but not the Premises or access to the Premises). Any actions of Landlord under this Section 23(a) or any other term or provision of this Lease that allows Landlord access to the Premises for maintenance or repairs or to make alterations, repairs, maintenance, modifications or improvements to the Premises or the Common Areas or otherwise are subject to the following: Landlord shall (i) use commercially reasonable efforts not to unreasonably interfere with Tenant’s use of the Premises, (ii) not materially (i.e., by more than 1%) reduce the number of usable square feet in the Premises, which means that, without limitation, any structures, facilities or improvements made by Landlord and installed in the Premises shall, to the extent practicable, be behind finished walls, above ceiling titles or below any finished flooring, (iii) use commercially reasonable efforts not to create undue noise and vibration that unreasonably interferes with Tenant’s use or occupancy of the Premises, (iv) not provide less than one (1) Business Day prior email notice to Tenant (except in the event of an emergency), or (v) not access any so-called “secure areas” in the Premises designated by Tenant without the presence of a representative of Tenant (except in the event of an emergency) provided that Tenant makes such representative available at the requested time of entry. Landlord shall use commercially reasonable efforts to perform any such work in a manner so as not to unreasonably interfere with Tenant’s operation of its business from the Premises and to diligently prosecute the same to completion and in a commercially reasonable expeditious manner. During any access by Landlord to the Premises under this Section 23 (except in the event of an emergency), Tenant shall have the right to have a representative present provided that Tenant makes such representative available at the requested time of entry. Notwithstanding anything in this Section 23(a) to the contrary, and in connection with any access to or work in the Premises performed by Landlord or its contractors, employees, or agents, (i) if Tenant reasonably determines that such work (excluding any emergency work) is likely to unreasonably interfere with Tenant’s use of the Premises or create an undue noise and vibration that unreasonably interferes with Tenant’s use or occupancy of the Premises and Tenant notifies Landlord of the same in writing, Landlord shall perform such work outside of Normal Business Hours and (ii) if during the time that any such access or work by Landlord or its contractors, employees, or agents is scheduled to be performed in the Premises (excluding any emergency work), Tenant is then-holding (or is scheduled to hold) an in-person board meeting, executive level meeting, or other in-person event that is not a typical, regular and routine meeting, Tenant may request that Landlord reschedule such access or work to a date and time that does not conflict with such meeting or event, and, if requested, Landlord shall so reschedule the same.

(b) Security»

. To take such reasonable security measures as Landlord deems advisable that are in addition to Landlord’s Services described on Exhibit H (provided, however, that any such security measures are for Landlord’s own protection, and Tenant acknowledges that Landlord is not a guarantor of the security or safety of any Tenant Party and that such security matters are the responsibility of Tenant), including evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building for only so long as is reasonably necessary to resolve any such security issues; and closing the Building after Normal Business Hours and on Sundays and Holidays, subject, however, to Tenant’s right to enter when the Building is closed after Normal Business Hours under such reasonable regulations as Landlord may prescribe from time to time. Except in the event of an emergency, Landlord shall provide prior email notice to Tenant of any such planned closures or restricted access.

(c) Repairs and Maintenance»

. To enter the Premises at all reasonable hours to perform Landlord’s repair and maintenance obligations and rights under the Lease, but subject to Section 23(a) above;

(d) Prospective Purchasers and Lenders»

. To enter the Premises at all reasonable hours to show the Premises to prospective purchasers or lenders, but subject to Section 23(a) above; and

(e) Prospective Tenants»

. At any time during the last twelve (12) months of the Term (or earlier if Tenant has notified Landlord in writing that it does not desire to renew the Term) or at any time following the occurrence of an Event of Default, to enter the Premises at all reasonable hours to show the Premises to prospective tenants.

24. [Intentionally omitted]»

.

25. Hazardous Materials»

.

(a) During the term of this Lease, Tenant shall comply with all Environmental Laws (as defined in Section 25(i) below) applicable to the operation or use of the Premises by Tenant or any Tenant Party and will cause all other persons occupying or using the Premises to comply with all such Environmental Laws and will pay or cause to be paid all costs and expenses incurred by reason of such compliance.

(b) Tenant shall not generate, use, treat, store, handle, release or dispose of, or permit by any Tenant Party the generation, use, treatment, storage, handling, release or disposal of Hazardous Materials (as defined in Section 25(i) hereof) on the Premises, or the Complex, or transport or permit the transportation of Hazardous Materials to or from the Premises or the Complex except for limited quantities of household cleaning products and office supplies used or stored at the Premises and required in connection with the routine operation and maintenance of the Premises, and in compliance with all applicable Environmental Laws, and in compliance with the rules and regulations of the Building.

(c) At any time and from time to time during the Term of this Lease, and upon Landlord’s good faith reasonable opinion that Hazardous Materials have been released in the Premises in violation of this Section 25, Landlord may perform, at Landlord’s sole cost and expense, an environmental site assessment report concerning the Premises, prepared by an environmental consulting firm chosen by Landlord, indicating the presence or absence of Hazardous Materials caused or permitted by Tenant and the potential cost of any compliance, removal or remedial action in connection with any such Hazardous Materials on the Premises. If the presence of Hazardous Material is confirmed by such environmental site assessment report, Tenant shall reimburse Landlord for the actual cost of the assessment within thirty (30) days of receipt of an invoice therefor. Subject to the terms and provisions of Section 23(a), Tenant shall grant and hereby grants to Landlord and its agents access to the Premises and specifically grants Landlord an irrevocable non-exclusive license to undertake such an assessment.

(d) Tenant will promptly advise Landlord in writing of Tenant’s actual notice of any of the following: (1) any pending or threatened Environmental Claim (as defined in Section 25(i) below) against Tenant relating to the Premises or the Complex; (2) any condition or occurrence on the Premises or the Complex that (a) results in noncompliance by Tenant with any applicable Environmental Law, or (b) could reasonably be anticipated to form the basis of an Environmental Claim against Tenant or Landlord or the Premises; (3) any condition or occurrence on the Premises or any property adjoining the Premises that could reasonably be anticipated to cause the Premises to be subject to any restrictions on the ownership, occupancy, use or transferability of the Premises under any Environmental Law; and (4) the actual or anticipated taking of any removal or remedial action by Tenant in response to the actual or alleged presence of any Hazardous Material on the Premises or the Complex. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Tenant’s response thereto. In addition, Tenant will provide Landlord with copies of all communications regarding the Premises with any governmental agency relating to Environmental Laws, all such communications with any person relating to Environmental Claims, and such detailed reports of any such Environmental Claim in Tenant’s possession as may reasonably be requested by Landlord.

(e) [Intentionally omitted.]

(f) Tenant agrees to indemnify, defend and hold harmless the Indemnitees from and against all obligations (including removal and remedial actions), losses, claims, suits, judgments, liabilities, penalties, damages, costs and expenses (including reasonable attorneys’ and consultants’ fees and expenses) of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against such Indemnitees directly or indirectly based on, or arising or resulting from (a) the actual or alleged presence of Hazardous Materials on the Complex which is brought on to the Complex by Tenant or a Tenant Party and (b) any Environmental Claim relating solely in any way to Tenant’s operation or use of the Premises (the “Hazardous Materials Indemnified Matters”). The provisions of this Section 25(f) shall survive the expiration or sooner termination of this Lease.

(g) To the extent that the undertaking in the preceding paragraph may be unenforceable because it is violative of any Law or public policy, Tenant will contribute the maximum portion that it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all Hazardous Materials Indemnified Matters incurred by the Indemnitees.

(h) [Intentionally omitted.]

(i) (a) “Hazardous Materials” means: (i) petroleum or petroleum products, natural or synthetic gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and radon gas; (ii) any substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (iii) any other substance exposure which is regulated by any governmental authority; (b) “Environmental Law(s)” means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including without limitation, Massachusetts Oil and Hazardous Material Release, Prevention and Response Act, M.G.L. 21E, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801 et seq.; the Clean Water Act, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f et seq.; the Atomic Energy Act, 42 U.S.C. §§ 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq.; the Occupational Safety and Health Act, 29 U.S.C. §§ 651 et seq.,; and (c) “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law, including without limitation (i) any and all claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

26. Miscellaneous»

.

(a) Landlord Transfer»

. Landlord may transfer any portion of the Building and any of its rights under this Lease. If Landlord assigns all of its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes Landlord’s obligations hereunder in writing.

(b) Landlord’s Liability»

; Tenant’s Liability. The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building or Complex shall be limited to Tenant’s actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Building, and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency. Additionally, to the extent allowed by Law, Tenant hereby waives any statutory lien it may have against Landlord or its assets, including without limitation, the Building. Notwithstanding anything in this Lease to the contrary, the liability of Tenant to Landlord (or any person or entity claiming by, through or under Landlord) for any default by Tenant under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building or the Complex shall be limited to Landlord’s actual direct, but not consequential, damages therefor (except, with respect to consequential damages, as may be expressly provided in Section 22 hereof). In no event shall

Tenant’s partners, shareholders, employees, officers or directors ever be personally liable to Landlord under this Lease.

(c) Force Majeure»

. Other than for Tenant’s or Landlord’s obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance or providing Tenant a credit or refund), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, acts of terrorism, governmental Laws, regulations, mandates or restrictions, or any other causes of any kind whatsoever which are beyond the reasonable control of such party (“Force Majeure Event”).

(d) Brokerage»

. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than as set forth in the Basic Lease Information. Landlord and Tenant shall indemnify, defend and hold one another harmless from and against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party. The foregoing indemnity shall survive the expiration or earlier termination of the Lease.

(e) Estoppel Certificates»

. Not more than twice in any Lease Year (except in the event of a sale, equity investment, or financing of the Building or in the Event of Default), Tenant shall furnish to Landlord or any prospective purchaser of the Building or existing or prospective mortgagee to Landlord, within ten (10) Business Days after Landlord has made a written request therefor, a certificate signed by Tenant confirming (if correct) and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. Unless otherwise required by Landlord’s Mortgagee or a prospective purchaser or mortgagee of the Building, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit G. Not more than twice in any Lease Year (except in the event of a corporate transaction by Tenant including a merger, acquisition, spin-off, or sale of all or substantially all of Tenant’s assets), Landlord shall furnish to Tenant or any prospective purchaser of Tenant or any lender to Tenant, within ten (10) Business Days after Tenant has made a written request therefor, a certificate signed by Landlord confirming (if correct) and containing such factual certifications and representations as to this Lease as Tenant may reasonably request.

(f) Notices»

. All notices and other communications given pursuant to this Lease shall be in writing and shall be: (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information; (2) hand delivered to the intended addressee; (3) sent by a nationally recognized overnight courier service; or (4) sent by email transmission during Normal Business Hours (with the delivery receipt function activated) followed by a copy of such notice sent in another manner permitted hereunder. All notices shall be effective upon the earlier to occur of actual receipt, one (1) Business Day following deposit with a nationally recognized overnight courier service, or three (3) days following deposit in the United States mail. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

(g) Separability»

. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future Laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

(h) Amendments; Binding Effect»

. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No course of prior or subsequent dealings between the parties or their officers, employees, agents or affiliates shall be relevant or admissible to supplement, explain or vary any of the terms of this Lease. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver is in writing signed by Landlord or Tenant, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord or Tenant to insist upon the performance by Tenant or Landlord, respectively, in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord’s Mortgagee, no third party shall be deemed a third-party beneficiary hereof.

(i) Quiet Enjoyment»

. Provided no Event of Default has occurred and is continuing, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

(j) No Merger»

. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

(k) No Offer; Counterparts »

. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant. This Lease may be executed in any number of counterparts, including by Docusign (or other similar program), .pdf or other electronic format, and each shall be considered an original and together they shall constitute one Lease.

(l) Entire Agreement»

. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto. Time is of the essence with respect to this Lease.

(m) Waiver of Jury Trial»

. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

(n) Governing Law»

. This Lease shall be governed by and construed in accordance with the Laws of the state in which the Premises are located (the “State”).

(o) Recording»

. Tenant shall not record this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any recordation by Tenant of this Lease shall be a material breach of this Lease. Landlord, within ten (10) Business Days after a written request from Tenant, shall execute and deliver to Tenant an amendment to the Memorandum of this Lease in recordable form and in form reasonably acceptable to Landlord, in connection with any changes to the size or location of the Premises or the Term of this Lease. Simultaneously with Landlord’s execution and delivery of this Lease to Tenant, Landlord shall execute and deliver the Memorandum of Lease attached hereto as Exhibit L (the “Memorandum of Lease”), which Tenant, at Tenant’s expense, may record in the applicable registry of deeds or file with the applicable registry district of the Land Court.

(p) Joint and Several Liability»

. If Tenant is comprised of more than one (1) party, each such party shall be jointly and severally liable for Tenant’s obligations under this Lease.

(q) Financial Reports»

. Within fifteen (15) days after Landlord’s request, Tenant will furnish Tenant’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant’s internally prepared financial statements. If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant’s most recent annual and quarterly reports. If Tenant is not a publicly traded corporation, Landlord will not disclose any aspect of Tenant’s financial statements that Tenant designates to Landlord as confidential except: (1) to Landlord’s Mortgagee or prospective mortgagees or purchasers of the Building provided that they agree to be bound by the terms and provisions of this Section 26(q); (2) to Landlord’s advisors and consultants that have a need to know provided that they agree to be bound by the terms and provisions of this Section 26(q); (3) in litigation between Landlord and Tenant; and (4) if required by court order. Tenant shall not be required to deliver the financial statements required under this Section 26(q) more than once in any twelve (12) month period unless requested by Landlord’s Mortgagee or a prospective buyer or lender of the Building or an Event of Default occurs.

(r) Landlord’s Fees»

. Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord’s reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys’, engineers’ or architects’ fees, within thirty (30) days after Landlord’s delivery to Tenant of a statement of such costs, but subject to any caps on such costs as may be set forth in this Lease. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

(s) Telecommunications»

. Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications Services”), for part or all of Tenant’s telecommunications within the Building and from the Building to any other location without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. The Building is currently served by Verizon, Light Tower, Net Blazer and Comcast. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Laws and Landlord’s policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of

Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.

(t) Representations and Warranties.

(i) Tenant represents and warrants to, and covenants with, Landlord that Tenant is not, nor shall be at any time during the Term hereof, in violation of any Laws relating to terrorism or money laundering (collectively, the “Anti-Terrorism Laws”), including without limitation Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”) and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (the “USA Patriot Act”). Landlord represents and warrants to, and covenants with, Tenant that neither Landlord nor any of its respective constituent owners or affiliates currently are, or shall be at any time during the Term hereof, in violation of any Anti-Terrorism Laws, including without limitation the Executive Order and/or the USA Patriot Act.

(ii) Each of Landlord and Tenant covenants to the other that such party nor, with respect to Landlord, any of its respective constituent owners or affiliates is or shall be during the Term hereof a “Prohibited Person,” which is defined as follows: (A) a person or entity that is listed in the Annex to, or is otherwise subject to, the provisions of the Executive Order; (B) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (C) a person or entity with whom Landlord is prohibited from dealing with or otherwise engaging in any transaction by any Anti-Terrorism Law, including without limitation the Executive Order and the USA Patriot Act; (D) a person or entity who commits, threatens or conspires to commit or support “terrorism” as defined in Section 3(d) of the Executive Order; (E) a person or entity that is named as a “specially designated national and blocked person” on the then-most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/offices/eotffc/ofac/sdn/t11sdn.pdf, or at any replacement website or other replacement official publication of such list; and (F) a person or entity who is affiliated with a person or entity listed in items (A) through (E), above.

(iii) Not more than twice per Lease Year, each party shall deliver to the other, within ten (10) Business Days after receipt of a written request therefor, a written certification or such other evidence reasonably acceptable to the receiving party evidencing and confirming compliance with this Section 26(t).

(u) Confidentiality»

. Tenant acknowledges that the terms and conditions of this Lease are to remain confidential for Landlord’s benefit, and may not be disclosed by Tenant to anyone, by any manner or means, directly or indirectly, without Landlord’s prior written consent, except that Tenant may disclose the terms and conditions of this Lease to its attorneys, auditors, investors, lenders or any counterparty that is a prospective purchaser of Tenant or its assets. The consent by Landlord to any disclosures shall not be deemed to be a waiver on the part of Landlord of any prohibition against any future disclosure. Notwithstanding the foregoing, to the extent required by applicable Law, Tenant may file this Lease with governmental authorities having jurisdiction over Tenant.

(v) Authority»

. Each party represents and warrants to the other that it is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that such party has full right and authority to execute and deliver this Lease, and that each person signing on behalf of such party is authorized to do so.

(w) [Intentionally omitted.]

(x) No Reliance»

. Each of the parties to this Lease has executed this Lease relying solely on its own judgment with the benefit of the advice of its own attorneys and/or brokers (or having decided to proceed without benefit of its own attorneys and/or brokers), and each party hereby disclaims reliance upon any statement or representation of the other party or any agent of such other party unless such statement or representation is expressly set forth in this Lease.

(y) List of Exhibits»

. All exhibits and attachments attached hereto are incorporated herein by this reference.

Exhibit A - Outline of Premises
Exhibit B - Description of the Land
Exhibit C - Operating Cost Excess, Tax Excess and Insurance Excess

Exhibit C-1- Operating Cost Exclusions
Exhibit D - Work Letter
Exhibit D-1 - Contractor Rules and Regulations
Exhibit D-2 - Energy & Sustainability Construction Guidelines & Requirements
Exhibit E - Building Rules and Regulations
Exhibit E-1 - Parking Rules and Regulations

Exhibit F - Form of Confirmation of Commencement Date Letter
Exhibit G - Form of Tenant Estoppel Certificate
Exhibit H - Landlord’s Services
Exhibit I-1 - List of Approved Issuing Banks

Exhibit I-2 - Form of Letter of Credit

Exhibit J - Moisture and Mold Control Instructions

Exhibit K - Expansion Option and Right of First Offer

Exhibit L - Memorandum of Lease

Exhibit M - Form of Bill of Sale for Accepted Furniture

LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE, AND. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, TENANT’S

OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, DEMAND, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED

[Signature pages follow]

This Lease is executed on the respective dates set forth below, but for reference purposes, this Lease shall be dated as of the date first above written. If the execution date is left blank, this Lease shall be deemed executed as of the date first written above.

LANDLORD: 55 CAMBRIDGE PARKWAY, LLC,
a Delaware limited liability company

By: Invesco ICRE Massachusetts REIT Holdings, LLC, its sole member

By: /s/ Perry Chudnoff
Name: Perry Chudnoff
Title: Vice President and Assistant Secretary
Execution Date: January 22, 2024

TENANT: SAGE THERAPEUTICS, INC.,
a Delaware corporation

By: /s/ Barry Greene
Name: Barry Greene
Title: CEO
Execution Date: 1/4/2024

EXHIBIT A

OUTLINE OF PREMISES

Exhibit A is intended only to show the general outline of the Premises as of the beginning of the Term of this Lease. The depiction of interior windows, cubicles, modules, furniture and equipment in this Exhibit is for illustrative purposes only, but does not mean that such items exist. Landlord is not required to provide, install or construct any such items. It does not in any way supersede any of Landlord’s rights set forth in the Lease with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled; any measurements or distances shown should be taken as approximate. The inclusion of elevators, stairways, shafts, electrical and mechanical closets, and other similar facilities for the benefit of occupants of the Building does not mean such items are part of the Premises.

[See Attached Floor Plans]

A- 1

EXHIBIT B

DESCRIPTION OF THE LAND

A certain parcel of land situated on the northwesterly side of Cambridge Parkway in Cambridge, Middlesex County, Massachusetts shown as Lot A on a plan of land entitled “Plan of Land of Trustees of Real Estate Investment Trust of America, Cambridge, Ma.,” dated October 13, 1982, prepared by Raymond C. Pressey, Inc. and recorded in Middlesex South District Registry of Deeds as Plan No. 1202 of 1982, and bounded and described according to said plan as follows:

SOUTHEASTERLY	by Cambridge Parkway three hundred eighty-four and fifty hundredths (384.50) feet;
SOUTHWESTERLY	by the other land of Real Estate Investment Trust of America, one hundred seventy-five (175.00) feet;
NORTHWESTERLY	by Commercial Avenue, three hundred eighty-four and fifty hundredths (384.50) feet; and
NORTHEASTERLY

by land now or formerly of the City of Cambridge, as more particularly described in an order of taking recorded in Middlesex South District Registry of Deeds in Book 14159, Page 51, one hundred seventy-five (175.00) feet.

B- 1

EXHIBIT C

OPERATING COST EXCESS, TAX EXCESS, AND INSURANCE EXCESS

1. Operating Cost Excess. Tenant shall pay to Landlord, as Additional Rent, the amount (per each rentable square foot in the Premises) (“Operating Cost Excess”) by which the annual Operating Costs (defined below) per rentable square foot in the Building for each year of the Term exceed the annual Operating Costs per rentable square foot in the Building for calendar year 2025 (the “Base Year”). Landlord may make a good faith estimate of the Operating Cost Excess to be due by Tenant for any calendar year or part thereof during the Term. During each calendar year or partial calendar year of the Term after the Base Year, Tenant shall pay to Landlord, in advance concurrently with each monthly installment of Base Rent, an amount equal to the estimated Operating Cost Excess for such calendar year or part thereof divided by the number of months therein. From time to time, Landlord may estimate and re-estimate, but not more than once per calendar year, the Operating Cost Excess to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Operating Cost Excess payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Operating Cost Excess as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year. Operating Costs for the Base Year, for the purpose of comparisons of the Base Year with subsequent years only, shall be calculated so as to not include market-wide labor-rate increases due to extraordinary circumstances, including boycotts and strikes; and utility rate increases due to extraordinary circumstances, including conservation surcharges, boycotts, embargos or other shortages. The parties hereby agree that rising costs and wages due in whole or in part to the rate of inflation in the United States is not an “extraordinary circumstance”, as aforesaid.

2. Operating Costs. The term “Operating Costs” shall mean all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the operation and maintenance of the Project or Complex, as applicable, determined in accordance with generally accepted accounting principles consistently applied, including the following costs: (a) wages and salaries of all on-site employees (other than a person generally considered to be higher in rank than the position of a person, regardless of title, who supervises property managers that manage the Project) engaged in the management, operation, maintenance, repair or security of the Project or Complex, as applicable (together with Landlord’s reasonable allocation of expenses of off-site employees who perform a portion of their services in connection with the operation, maintenance or security of the Project or Complex, as applicable), including taxes, insurance and benefits relating thereto; (b) all supplies and materials used in the operation, maintenance, repair, and security of the Project or Complex, as applicable; (c) costs for improvements made to the Project or Complex, as applicable which, although capital in nature, are (i) specifically intended to reduce the normal operating costs (including all utility costs) of the Project or Complex, as applicable, as amortized using a commercially reasonable interest rate over the useful life of such improvement in accordance with generally accepted accounting principles, as well as (ii) capital improvements made in order to comply with any applicable Law promulgated after the Commencement Date by any governmental authority or any interpretation hereafter rendered with respect to any existing Law, as amortized using at a commercially reasonable interest rate paid to institutional lenders by landlords of Class A office buildings in Cambridge, Massachusetts, but not at a rate higher than the actual rate paid by Landlord on funds borrowed for the purpose of such expenditure over the useful economic life of such improvements in accordance with generally accepted accounting principles (collectively, “Permitted Capital Expenditures”); (d) cost of all utilities; (e) repairs and general maintenance of the Project or Complex, as applicable; (f) fair market rental with respect to the management office for the Building or Complex; (g) service, maintenance and management contracts with independent contractors for the operation, maintenance, management, repair, replacement, or security of the Project or Complex, as applicable; (h) all costs of, energy and water audits and commissioning, of the Building for the purpose of improving energy and water efficiency and/or complying with legislation; (i) all costs associated with property improvements for the purpose of improving efficiency and/or complying with environmental legislation; (j) all costs of maintaining, managing, and reporting and applying for energy efficiency and green building certifications; (k) all costs associated with energy and water submetering; (l) all costs associated with environmental assessments, levies, taxes, and fees. Operating Costs may be prorated among the Project and the other buildings of the Complex, as reasonably determined by Landlord; and (j) management fees not to exceed three percent (3%) of the gross revenues of the Building, excluding the management fee itself and any utility costs that are paid separately by tenants, and excluding any revenues generated from any retail component of the Building.

Operating Costs shall not include the costs listed on Exhibit C-1, attached hereto.

3. Tax Excess. Tenant shall also pay, as Additional Rent, Tenant’s Proportionate Share of any increase in Taxes for each year and partial year falling within the Term over the Taxes for the Base Year (“Tax Excess”). For purposes of this Section 3 only, Base Year shall mean the period of July 1, 2024 through June 30, 2025. Tenant shall pay Tenant’s Proportionate Share of the Tax Excess in the same manner as provided above for Tenant’s Proportionate Share of Operating Cost Excess. “Taxes” shall mean taxes, assessments (which shall be paid over the maximum period permitted by applicable Laws), and governmental charges or fees whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments (including non-governmental assessments for common charges under a restrictive covenant or other private agreement that are not treated as part of Operating Costs) now or hereafter attributable to the Project or the Complex, as applicable (or its operation), excluding, however, late fees due to Landlord’s untimely payment, taxes directly attributable to another tenant’s tenant improvements, transfer taxes, franchise taxes, penalties and interest thereon and federal and state taxes on income (if the present method of taxation changes so that in lieu of or in addition to the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Project or Complex, as applicable, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term “Taxes” for purposes hereof). Taxes shall include the reasonable and customary costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Project. Taxes shall be reduced by the amount of any abatement received by Landlord after expenditures for reasonable legal fees and for other reasonable expenses incurred in obtaining an abatement or refund. For property tax purposes, to the extent allowed by Law, Tenant waives all rights to protest or appeal the appraised value of the Premises, as well as the Project and Complex, and all rights to receive notices of reappraisement.

4. Insurance Excess. Tenant shall also pay, as Additional Rent, Tenant’s Proportionate Share of any increases in Insurance for each year and partial year falling within the Term over the Insurance for the Base Year described in Section 1 (“Insurance Excess”). Insurance Excess for the Base Year shall not include any costs (including higher premiums) related to any casualties or other events for which Landlord makes an insurance claim during the Base Year. Tenant shall pay Tenant’s Proportionate Share of Insurance Excess in the same manner as provided above for Tenant’s Proportionate Share of Operating Cost Excess. “Insurance” shall mean property, liability and other insurance coverages carried by Landlord, including without limitation deductibles and risk retention programs and an equitable allocation of a portion of the cost of blanket insurance policies maintained by Landlord and/or its affiliates.

5. Operating Costs and Tax and Insurance Statement. By May 1 of each calendar year, or as soon thereafter as reasonably practicable, Landlord shall furnish to Tenant a statement of Operating Costs for the previous year, adjusted as provided in Section 6 of this Exhibit, and of the Taxes and Insurance for the previous year (the “Operating Costs, Tax and Insurance Statement”). If Tenant’s estimated Operating Cost Excess or Tax Excess or Insurance Excess under this Exhibit C for the year covered by the Operating Costs, Tax and Insurance Statement exceed Tenant’s share of such items as indicated in the Operating Costs, Tax and Insurance Statement, then Landlord shall promptly credit or reimburse Tenant for such excess, even if the Term of this Lease has since expired; likewise, if Tenant’s estimated Operating Cost Excess, Tax Excess or Insurance Excess under this Exhibit C for such year are less than Tenant’s share of such items as indicated in the Operating Costs, Tax and Insurance Statement, then Tenant shall pay Landlord such deficiency within thirty (30) days after a receipt of a written invoice for the same, notwithstanding that the Term has expired and Tenant has vacated the Premises. Landlord and Tenant are knowledgeable and experienced in commercial transactions and agree that the provisions of this Lease for determining charges, amounts and additional rent payable by Tenant are commercially reasonable and valid even though such methods may not state a precise mathematical formula for determining such charges. Landlord may not seek to recover any Operating Cost Excess or Tax Excess if not billed within two (2) years after such amounts were incurred.

6. Gross-Up. With respect to any calendar year or partial calendar year (including the Base Year) in which the Building or Complex, as applicable, is not occupied to the extent of 100% of the rentable area thereof, or Landlord is not supplying services to 100% of the rentable area thereof, the Operating Costs for such period shall, for the purposes hereof, be increased to the amount which would have been incurred had the Building or Complex, as applicable, been occupied to the extent of 95% of the rentable area thereof and Landlord had been supplying services to 95% of the rentable area thereof.

7. Electricity. Tenant shall also make the electricity payments to Landlord in the manner described in Exhibit H of this Lease.

8. Inspection of Records. Tenant shall have the right, on reasonable notice to Landlord, at reasonable times and at such location in the greater Boston area as shall be designated by Landlord, to inspect and review Landlord’s books and records with respect to Operating Costs, Taxes, and Insurance provided that Tenant shall conduct such inspection and review for the previous year only and no later than one hundred twenty (120) days after delivery of the Operating Costs, Tax and Insurance Statement for such year and provided that no Event of Default then exists and Tenant shall have timely paid all sums due with respect to Operating Costs Excess, Tax Excess and Insurance Excess notwithstanding that it shall elect to perform such an inspection and review. No such inspection shall be conducted by any party who is compensated in whole or in part on a contingency basis. If it shall be determined that Tenant shall have overpaid any sums on account of Operating Costs Excess, Tax Excess or Insurance Excess, Landlord shall promptly refund the same, and if any overpayment is greater than five percent (5%) of the amounts that Tenant should have paid (without any overpayment) then Landlord shall also pay for the reasonable cost of any such audit, not to exceed $5,000.00. Tenant shall pay Landlord any underpayment disclosed by any such audit or inspection within thirty (30) days of determination. Tenant and its agent shall treat any audit or inspection in a confidential manner and shall execute a commercially reasonable confidentiality agreement for Landlord’s benefit prior to commencing such audit or inspection.

EXHIBIT C-1

OPERATING COST EXCLUSIONS

Operating Costs shall not include the costs for:

(1) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties;

(2) any items for which Landlord is or is entitled to be paid or reimbursed by insurance (except for Landlord’s insurance deductibles);

(3) financial costs including interest, amortization of debts, and the costs of providing the same, or other payments on loans to Landlord;

(4) depreciation and amortization of the Building or any equipment used or located therein (except for Permitted Capital Expenditures);

(5) leasing or brokerage commissions, fees and costs, advertising and promotional expenses and other costs incurred in procuring tenants or in selling the Building, the Project or the Complex;

(6) legal expenses for services, other than those that benefit the Project or Complex tenants, as applicable (e.g., tax disputes);

(7) legal fees or other expenses incurred in connection with enforcing leases with tenants in the Building;

(8) renovating or otherwise improving or decorating leased premises of the Project or Complex, as applicable, for any tenant or vacant space in the Project or Complex, as applicable, or relocating any tenant;

(9) Taxes and Insurance which are paid separately pursuant to Sections 3 and 4 of Exhibit C;

(10) federal income taxes imposed on or measured by the income of Landlord from the operation of the Project or Complex, as applicable;

(11) except as otherwise expressly provided above, depreciation;

(12) rental on ground leases or other underlying leases and the costs of providing the same;

(13) wages, bonuses, other compensation, and fringe benefits including, but not limited to insurance plans and tax qualified benefit plans of employees generally considered to be higher in rank than the position of a person, regardless of title, who supervises property managers that manage the Project;

C-1- 1

(14) any liabilities, costs or expenses associated with or incurred in connection with the remediation, removal, enclosure, encapsulation or other handling of Hazardous Materials (as defined in Section 25 of this Lease) and the cost of defending against claims in regard to the existence or release of Hazardous Materials at the Building, the Project or the Complex (except with respect to those costs for which Tenant is otherwise responsible pursuant to the express terms of this Lease);

(15) increased Insurance or Taxes assessed specifically to any tenant of the Building, the Project or the Complex for which Landlord is entitled to reimbursement from any other tenant;

(16) charges for electricity, water, or other utilities, services or goods and applicable taxes therefor for which Tenant or any other tenant, occupant, person or other party is obligated to reimburse Landlord (other than through Operating Cost payments) or to pay to third parties;

(17) cost of any HVAC, janitorial or other services provided to tenants on an extra cost basis after Normal Business Hours;

(18) the cost of installing, operating and maintaining any specialty service for the benefit of particular occupant(s) and not Tenant, such as a cafeteria, observatory, broadcasting facilities, child or daycare;

(19) cost of correcting defects in the original design, construction or equipment of, or latent defects in, the Building, the Project or the Complex;

(20) cost of any work or service performed on an extra cost basis for any tenant in the Building, the Project or the Complex to a materially greater extent or in a materially more favorable manner than furnished generally to the tenants and other occupants;

(21) cost of any work or services performed for any facility other than the Building, the Project or the Complex;

(22) any cost representing an amount paid to a person, firm, corporation or other entity related to Landlord that is materially in excess of the amount which would have been paid in the absence of such relationship;

(23) [intentionally deleted];

(24) [intentionally deleted];

(25) capital expenditures (which shall mean those expenditures which, in accordance with generally accepted accounting principles, are not fully chargeable to current expenses in the year the expenditure is incurred), except Permitted Capital Expenditures;

(26) lease payments for rental equipment (other than equipment for which depreciation is properly charged as an expense) that would constitute a capital expenditure if the equipment were purchased;

(27) [intentionally deleted];

C-1- 2

(28) late fees or charges incurred by Landlord due to late payment of expenses, except to the extent attributable to Tenant’s actions or inactions;

(29) cost of acquiring, securing or maintaining sculptures, paintings and other works of art;

(30) taxes on Landlord’s business (such as income, excess profits, franchise, capital stock, estate, inheritance, etc.);

(31) [intentionally deleted];

(32) charitable or political contributions;

(33) reserve funds;

(34) any item that, if included in Operating Costs, would involve a double collection for such item by Landlord;

(35) [intentionally deleted];

(36) Landlord’s general overhead and any other expenses not directly attributable to the operation and management of the Building, the Project and the Complex (e.g. the activities of Landlord’s officers and executives or professional development expenditures), except to the extent included in the management fee permitted by Section 2 of Exhibit C;

(37) [intentionally deleted];

(38) costs of mitigation or impact fees or subsidies (however characterized), imposed or incurred prior to the date of the Lease or imposed or incurred solely as a result of another tenant’s or tenants’ use of the Premises, the Building, the Project or the Complex or their respective premises;

(39) [intentionally deleted];

(40) cost of construction allowances provided to other tenants in the Building;

(41) any cost or expenditure for which Landlord is reimbursed (other than tax contributions or Operating Costs) ;

(42) costs of any services furnished to other tenants but which Landlord does not make available to Tenant or is available to Tenant only for an additional direct charge;

(43) any expense resulting from the negligence of Landlord, its agents, contractors or employees;

(44) costs of any code compliance work related to work performed by or on behalf of other tenants;

(45) cost of construction of new tenant or new common area space in the Building;

C-1- 3

(46) attorney’s fees, costs and disbursements incurred in connection with matters relating to the formation of Landlord as an entity and maintaining its continued existence as an entity;

(47) costs resulting from Landlord’s breach of this Lease, costs and expenses incurred in connection with settlement of any claimed violation of law or requirements of law, or imposed upon Landlord by any governmental authority as a result of the violation of any law, statute or ordinance by Landlord or its agents or employees;

(48) salaries and benefits and employment taxes of executives and principals of Landlord;

(49) capital expenditures for resurfacing any parking area or lot, except to the extent the same constitute Permitted Capital Expenditures ;

(50) any costs and expenses exclusively benefitting any retail portion of the Building or Project which now or may later exist; and

(51) management fees in excess of the amount provided in Section 2 of Exhibit C.

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EXHIBIT D

WORK LETTER

1. Acceptance of Premises. Except as set forth in Section 3(a) of the Lease, Tenant accepts the Premises in their “AS-IS” condition on the date that this Lease is entered into.

2. Space Plans; Tenant Specifications. Landlord and Tenant have approved the space plan prepared by Tenant’s architect (the “Architect”) and the narrative description of the scope of work attached hereto as Schedule D-1 (such space plan and the narrative scope, collectively, the “Space Plan”), depicting the improvements proposed to be installed in the Premises. Notwithstanding that the Space Plan may also depict any furniture and/or any Tenant’s AV and IT Work (as defined below), Tenant acknowledges and agrees that the Work to be performed by Landlord shall not include, and Landlord shall have no obligation for, the purchase, installation, moving or testing of any Tenant’s AV and IT Work or any other personal property, furniture, or equipment (even if the same may be depicted for illustration or space planning purposes on the Space Plan or any Working Drawings), all of which shall be Tenant’s sole responsibility, and none of which shall be a delivery condition requirement nor delay the Commencement Date or Rent Commencement Date of this Lease.

Notwithstanding the foregoing, Tenant shall retain its own contractor and vendors (“Tenant’s AV and IT Contractors”), which shall be subject to Landlord’s prior written approval, not to be unreasonably withheld, conditioned or delayed (provided that Landlord shall have the right to require that Tenant’s AV and IT Contractors employ union labor), to perform Tenant’s audio/visual (AV) and information technology (IT) upgrades, equipment, construction and assembly (“Tenant’s AV and IT Work”), which Tenant’s AV and IT Work shall not constitute a part of the Work to be performed by Landlord.

Notwithstanding anything to the contrary in this Lease, Landlord agrees to allow Tenant to have reasonable access to the Premises prior to the Commencement Date for the concurrent performance of the Tenant’s AV and IT Work, all such work subject to obtaining Landlord’s prior approval of any plans and specifications relating thereto, and provided such work shall not delay or interfere with the performance of the Work by Landlord. Provided that Tenant’s AV and IT Work does not delay or interfere with the performance of Landlord’s Work, as aforesaid, it is the parties’ intention that Tenant’s AV and IT Contractors shall have access to the Premises at all stages of the performance of the Work, and may perform Tenant’s AV and IT Work, so that Tenant’s AV and IT Work is installed in the most efficient and cost-effective manner as is reasonably practicable. Taking into account the immediately foregoing sentence, Tenant’s performance of the Tenant’s AV and IT Work shall be subject to a mutually agreed schedule prepared by Landlord’s contractor to minimize any delay or interference with the performance of the Work. Prior to any such entry onto the Premises, Tenant shall deliver to Landlord certificates of insurance evidencing the coverages required under the Lease. Entry onto of the Premises by Tenant prior to the Commencement Date shall be subject to all of the provisions of this Lease excepting only those requiring the payment of Rent.

3. Working Drawings.

(a) Preparation and Delivery. On or before February 1, 2024 (the “Working Drawings Delivery Deadline”), Tenant shall provide to Landlord for its approval, not to be unreasonably withheld, conditioned or delayed as provided in Section 3(c) below, final working drawings, prepared by the Architect, of all improvements that Tenant proposes to install in the Premises, based on the approved Space Plan; such working drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical and plumbing systems of the Building, and detailed plans and specifications for the construction of the improvements called for under this Exhibit in accordance with all applicable Laws. If Tenant fails to timely deliver such drawings, then each day after the Working Drawings Delivery Deadline that such drawings are not delivered to Landlord shall be a Tenant Delay Day (but only if the Work is not Substantially Completed by the Estimated Delivery Date due to a Tenant Delay, including any such Tenant Delay Day as a result of the timely delivery of such drawings).

(b) Approval Process. Landlord shall notify Tenant whether it approves of the submitted working drawings within ten (10) Business Days after Tenant’s submission thereof. If Landlord disapproves of such working drawings, then Landlord shall notify Tenant thereof specifying in reasonable detail the reasons for such disapproval, in which case Tenant shall, within five (5) Business Days after such notice (and within three (3) Business Days following Tenant’s receipt of Landlord’s disapproval of any working drawings resubmitted to Landlord by Tenant), revise such working drawings in accordance with Landlord’s objections and submit the revised working drawings to Landlord for its review and approval. Landlord shall notify Tenant in writing whether it approves of the resubmitted working drawings within five (5) Business Days after its receipt of Tenant’s initial resubmitted working drawings and within three (3) Business Days after its receipt of any subsequent resubmitted working drawings. This process shall be repeated until the working drawings have been finally approved by Tenant and Landlord. If the working drawings are not fully approved by both Landlord and Tenant by March 1, 2024, and provided Landlord complied with its obligations under this Section 3(b), including timely approvals (or disapprovals), then each day after such time period that such working drawings are not fully approved by both Landlord and Tenant shall constitute a Tenant Delay Day.

(c) Landlord’s Approval; Performance of Work. If any of Tenant’s proposed construction work will affect the Building’s Structure or any of the Building’s Systems, then the working drawings pertaining thereto must be approved by Landlord’s engineer, such approval not to be unreasonably withheld, conditioned or delayed, and shall follow the same timelines set forth in Section 3(b) above. Landlord’s approval of such working drawings shall not be unreasonably withheld, conditioned, or delayed, provided that (1) they comply with all Laws, (2) the improvements depicted thereon do not adversely affect (in the reasonable discretion of Landlord) the Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), the exterior appearance of the Building, or the appearance of the Building’s Common Areas or elevator lobby areas (if any), (3) such working drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner, and (4) the improvements depicted thereon conform to the rules and regulations for the construction of tenant improvements attached as Exhibit D-1. As used herein, “Working Drawings” shall mean the final stamped working drawings approved by Landlord and suitable for submission to the City of Cambridge Inspection Services Department to obtain permits, as amended from time to time by any approved Change Orders thereto, and “Work” shall mean all improvements to be constructed in accordance with and as indicated on the Working Drawings, together with any work required by governmental authorities to be made to other areas of the Building as a direct result of the improvements indicated by the Working Drawings. Landlord’s approval of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use or comply with any Law but shall merely be the consent of Landlord thereto. Tenant shall, at Landlord’s request, sign the Working Drawings to evidence its review and approval thereof. After the Working Drawings have been approved, Landlord shall cause the Work to be performed in accordance with the Working Drawings and in compliance with all applicable Laws and using new or like-new materials and finishes, selected by Tenant. Tenant shall attend Landlord’s weekly construction meetings for the Work or participate in such construction meetings by phone or video conferencing.

4. Bidding of Work. Prior to commencing the Work, Landlord shall competitively bid the Work to three (3) contractors reasonably approved by Landlord, one of which shall be Timberline Construction. Landlord and Tenant shall mutually select the contractor to perform the Work following the submission of bids. Landlord shall have the right to require any contractor or subcontractor performing work on or about the Premises to employ union labor and any construction manager utilized by Tenant to be a union-associated construction manager. If the estimated Total Construction Costs (defined in Section 8 below) are expected to exceed the Construction Allowance (defined in Section 9 below), Tenant shall be allowed to review the submitted bids from such contractors to value engineer any of Tenant’s requested alterations. In such case, Tenant shall notify Landlord of any items in the Working Drawings that Tenant desires to change within three (3) Business Days after Landlord’s submission of such bids to Tenant. If Tenant fails to notify Landlord of its election within such three (3) Business Day period, Tenant shall be deemed to have approved the bids. Within seven (7) days following Landlord’s submission to Tenant of the initial construction bids under the foregoing provisions (if applicable), Tenant shall have completed all of the following items: (a) finalized with Landlord’s representative and the proposed contractor, the pricing of any requested revisions to the bids for the Work, and (b) approved in writing any overage in the Total Construction Costs in excess of the Construction Allowance, failing which each day after such seven (7) day period shall constitute a Tenant Delay Day.

5. Change Orders. Tenant may initiate changes in the Work described in the Space Plan or the Working Drawings (“Change Order”). Each such Change Order must receive the prior written approval of Landlord, such approval not to be unreasonably withheld or delayed; however, (1) if such requested change would adversely affect (in the reasonable discretion of Landlord) (a) the Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), (b) the exterior appearance of the Building, or (c) the appearance of the Building’s Common Areas or elevator lobby areas (if any), or (2) if any such requested change might delay the Substantial Completion of the Work beyond the Estimated Delivery Date or, if later than the Estimated Delivery Date, the then-anticipated date for Substantial Completion of the Work based on the most recent construction schedule, Landlord may withhold its consent in its sole and absolute discretion, or, at Tenant’s election, Tenant may agree that the period of such delay are Tenant Delay Days, in which case Landlord may not disapprove the Change Order on the basis of any anticipated delay. If Tenant requests any Change Orders, then such increased costs and any additional design costs incurred in connection therewith as the result of any such Change Order shall be added to the Total Construction Costs, and any actual delay in the Substantial Completion of the Work due to such Change Order shall constitute a Tenant Delay.

6. Definitions. As used herein, “Tenant Delay” shall mean any actual delay in the performance of the Work that causes the Substantial Completion of the Work to occur after the Estimated Delivery Date (a) because of Tenant’s failure to timely deliver or approve any required documentation such as the Space Plan or Working Drawings, (b) because Tenant fails to timely furnish any information or deliver or approve any required documents such as the Space Plan, Working Drawings (whether preliminary, interim revisions or final), pricing estimates, construction bids, and the like, (c) because of any Change Order, (d) because Tenant fails to attend any meeting with Landlord, the Architect, any design professional, or any contractor, or their respective employees or representatives, as may be required or scheduled hereunder or otherwise necessary in connection with the preparation or completion of any construction documents, such as the Space Plans Working Drawings, or in connection with the performance of the Work, (e) any failure by Tenant timely to approve (in any event within two (2) Business Days) a substitute for any materials, equipment, designs, processes, or products shown on the Space Plan or Working Drawings that are not readily available to Landlord’s contractor to acquire in a timely manner and incorporate into the Work in the ordinary course without delay, or because of any specialty contractor or specialty equipment required for the Work, (f) because of the concurrent performance of the Tenant’s AV and IT Work by Tenant’s AV and IT Contractors or any other entry by any Tenant Party onto the Premises prior to the Commencement Date if not performed in accordance with the schedule of Landlord’s general contractor, or (g) because a Tenant Party otherwise causes a delay in the completion of the Work. As used herein, a “Tenant Delay Day” shall mean each day of delay in the performance of the Work due to a Tenant Delay. As used herein “Substantial Completion,” “Substantially Completed,” and any derivations thereof mean (i) the Work in the Premises has been completed in substantial accordance with the Working Drawings, except for Punchlist Items (as hereinafter defined), as solely determined and certified by Landlord’s contractor, but following the joint inspection with the Architect pursuant to Section 7 below, and (ii) Landlord has obtained all applicable sign-offs from the City of Cambridge for the Work (the “Municipal Sign-Offs”); provided, however, that if such Municipal Sign-Offs for the Work cannot be obtained due to any work (including, without limitation, Tenant’s AV and IT Work and/or Tenant’s moving of the Accepted Furniture out of the temporary storage space therefor and installation of the Accepted Furniture in the Premises) to be performed by Tenant or any action required of Tenant (it being acknowledged that the City of Cambridge may not schedule inspections for such Municipal Sign-Offs for the Work unless and until all work, including Tenant’s AV and IT Work and installation of the Accepted Furniture are complete), then obtaining such Municipal Sign-Offs for the Work shall not be a condition to the occurrence of the Substantial Completion. Notwithstanding the foregoing, in the event of any Tenant Delay Days, the “Substantial Completion” date shall be deemed to be one day earlier than the actual day thereof for each Tenant Delay Day, and the Rent Commencement Date shall be accelerated accordingly.

7. Walk-Through; Punchlist. When Landlord, the Architect, and Landlord’s contractor consider the Work in the Premises to be Substantially Completed, Landlord will notify Tenant and within three (3) Business Days thereafter, Landlord’s representative and Tenant’s representative shall conduct a walk-through of the Premises and identify any necessary touch-up work, repairs and minor completion items that are necessary for final completion of the Work, the incompleteness of which will not unreasonably interfere with Tenant’s use and occupancy of the Premises for the Permitted Use and the work in completing said items will not unreasonably interfere with Tenant’s use and occupancy of the Premises (the “Punchlist Items”). Neither Landlord’s representative nor Tenant’s representative shall unreasonably withhold his or her agreement on punchlist items. Landlord shall use commercially reasonable efforts to cause the contractor performing the Work to complete all punchlist items within thirty (30) days after agreement thereon; however, Landlord shall not be obligated to engage overtime labor in order to complete such items.

8. Excess Costs. Tenant shall pay for the entire cost of performing the Work (including design of the Work and preparation of the Working Drawings (collectively, the “Tenant’s Design Costs”)), costs of construction labor and materials, electrical usage during construction, additional janitorial services, costs of moving and storing the Accepted Furniture, general tenant signage, related taxes and insurance costs, the construction supervision fee referenced in Section 10 of this Exhibit and all costs associated with Tenant’s AV and IT Work (the “Tenant’s AV and IT Costs”), all of which costs are herein collectively called the “Total Construction Costs”), subject to the Construction Allowance (hereinafter defined). Upon approval of the Working Drawings and selection of a contractor, Tenant shall promptly execute a work order agreement prepared by Landlord and acceptable to Tenant which identifies such drawings and itemizes the estimated Total Construction Costs (the “Estimated Total Construction Costs”) and sets forth the Construction Allowance. Landlord shall contract directly with the general contractor or construction manager performing the Work, and Tenant shall contract directly with Tenant’s AV and IT Contractors.

9. Construction Allowance. Landlord shall provide to Tenant a construction allowance not to exceed $110.00 per rentable square foot in the Premises (i.e., $3,362,370.00) (the “Construction Allowance”) to be applied toward the Total Construction Costs, as adjusted for any changes to the Work. Except as set forth below, the Construction Allowance shall not be disbursed to Tenant in cash, but shall be applied by Landlord to the payment of the Total Construction Costs, if, as, and when the cost of the Work is actually incurred and paid by Landlord.

If and only if the Estimated Total Construction Costs exceed the amount of the Construction Allowance, then the provisions of this paragraph shall apply. If, as, and when the costs of the Work are actually incurred, Landlord shall pay Landlord’s contractors from the Construction Allowance an amount equal to Landlord’s Share (as hereinafter defined) of such incurred costs, and Landlord shall deliver to Tenant (but not more often than once per month) a statement of such incurred costs, together with the invoices therefor, and Tenant shall pay to Landlord (or if requested by Landlord, directly to Landlord’s contractors), an amount equal to Tenant’s Share (as hereinafter defined) of the total amount of such statement, within thirty (30) days after Tenant’s receipt thereof. As used herein, (i) “Landlord’s Share” shall mean the percentage that the amount of the Construction Allowance bears to the Estimated Total Construction Costs, less five percent (5%) of each statement to be retained by Landlord pending final completion of the Work pursuant to its construction contract with Landlord’s general contractor, and (ii) “Tenant’s Share” shall mean all costs of such statement in excess of Landlord’s Share of such statement.

If there is any unapplied portion of the Construction Allowance remaining after completion of the Work (including any punchlist items), Tenant may apply such unused balance of the Construction Allowance toward (i) Tenant’s Design Costs, (ii) Tenant’s AV and IT Costs and (iii) any other costs incurred by Tenant for furniture, fixtures and equipment, and moving expenses (the costs in this clause (iii) are referred to collectively as the, “Move-In Expenses”, and collectively with the Tenant’s Design Costs and the Tenant’s AV and IT Costs, the “Tenant’s Costs”), provided that Tenant may not apply more than ten percent (10%) of the Construction Allowance (i.e., $336,237.00) (the “Cap”) toward the Move-In Expenses, in accordance with the following procedure: Tenant shall submit to Landlord a one-time requisition for reimbursement setting forth the actual Tenant’s Costs for which reimbursement is sought (the “Requisition”). Such Requisition for payment shall contain such invoices or other evidence of the costs incurred by Tenant as Landlord may reasonably request, together with evidence satisfactory to Landlord that the same have been paid (including lien waivers, if applicable). Landlord shall reimburse Tenant from any remaining balance of the Construction Allowance an amount equal to Tenant’s Costs (subject to the Cap with respect to the Move In Expenses) properly set forth in the Requisition. For clarity, the Cap shall apply only to the Move-In Expenses and shall not apply to Tenant’s Design Costs or Tenant’s AV and IT Costs.

The Construction Allowance must be used within twelve (12) months following the Commencement Date or shall be deemed forfeited with no further obligation by Landlord with respect thereto. In addition, notwithstanding anything to the contrary contained herein, Landlord shall not be obligated to disburse or apply any portion of the Construction Allowance during the continuance of an uncured default under the Lease, as amended hereby, and Landlord’s obligation to disburse shall resume only when and if such default is cured.

10. Construction Management. Landlord or its Affiliate or agent shall supervise the Work, make disbursements required to be made to the contractor, and act as a liaison between the contractor and Tenant and coordinate the relationship between the Work, the Building and the Building’s Systems. In consideration for Landlord’s construction supervision services, Tenant shall pay to Landlord a construction supervision fee equal to one and one-half percent (1.5%) of the hard costs of the Work, which construction supervision fee shall be deducted from the Construction Allowance, or if the Construction Allowance has been exhausted, then Tenant shall pay such construction supervision fee within thirty (30) days after receipt of an invoice from time to time.

11. Landlord’s Warranty. Landlord hereby warrants and agrees that the Work (and expressly excluding the Tenant’s AV and IT Work, the “Warranted Work”) will be free from defects in materials and workmanship, for the period of time ending on the date which is one (1) year after the Commencement Date (the “Warranty Period”). Landlord agrees to correct any and all material defects in materials and workmanship in the Warranted Work of which Tenant delivers written notice to Landlord prior to the expiration of the Warranty Period. Promptly following its discovery of any defective Warranted Work, Tenant shall provide Landlord with written notice thereof, and if such written notice is delivered within the Warranty Period, Landlord shall commence the correction required hereunder promptly after such written notice and thereafter shall promptly pursue such correction to completion.

SCHEDULE D-1

SPACE PLAN AND NARRATIVE DESCRIPTION OF SCOPE OF WORK

[See Attached]

EXHIBIT D-1

CONTRACTOR RULES AND REGULATIONS

Any and all improvements, alterations or additions performed by Tenant will be performed in accordance with this Exhibit D-1, and any modifications thereto by Landlord, notwithstanding any more permissive local building codes or ordinances.

1. WORK APPROVAL

The general contractor (“Contractor”) and all subcontractors must be approved to conduct their trades in the jurisdiction in which the Building is located by any and all governmental entities with such authority. Landlord shall have the right to require any contractor or subcontractor performing work on or about the Premises to employ union labor and any construction manager utilized by Tenant to be a union-associated construction manager. Tenant or Contractor must provide Landlord with names, addresses and phone numbers for all subcontractors prior to commencement of work by the subcontractor. Construction drawings must be approved by Landlord prior to the start of construction. All projects shall be reviewed for potential impact to reduction targets and environmental programs. An agent or representative of Contractor must be present on the site at all times when work is in process.

2. INSURANCE

Prior to commencement of work, Contractor shall provide to Landlord a certificate of insurance in the form of an ACORD certificate with the approved limits of coverage and naming Landlord and the Building manager as additional insureds.

3. PERMITS

Permits and licenses necessary for the onset of all work shall be secured and paid for by Contractor and posted as required by applicable Law.

4. INSPECTIONS

All inspections which must be performed by testing any or all of the life safety system, e.g., alarms, annunciator, voice activated, strobe lights, etc., must be performed prior to 7:00 a.m. or after 6:00 p.m., and the on-site engineer must be present. At least 48 hours’ notice must be provided to the Building manager and the on-site engineer advising that an inspection has been requested.

5. ELEVATORS

The use of the freight elevator for deliveries and removals shall be scheduled in advance by Contractor with the Building engineer’s office for the transfer of all construction materials, tools, and trash to and from the construction floor. Passenger elevators shall not be used for these purposes. The elevator walls and floor shall be protected at all times during Contractor’s use. From time to time, Contractor may be required to share the freight elevator with the cleaning crew, other tenants, etc. Large transfers of materials, whether for deliveries or removals, must be done

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prior to 7:00 a.m. or after 6:00 p.m. No deliveries of any kind or nature shall be brought in through the front door of the Building at any time.

6. NON-CONSTRUCTION AREAS

Contractor shall take all necessary precautions to protect all walls, carpets, floors, furniture, fixtures and equipment outside of the work area and shall repair or replace damaged property without cost to Landlord. Masonite must be placed as a walkway on the public corridors from the freight elevator to the construction site to protect the carpet and/or flooring. Common area carpet and flooring protection is to be used and removed daily and the carpet and flooring vacuumed or dust mopped, whichever is appropriate, on a daily basis.

7. EROSION AND SEDIMENT CONTROL

Contractor agrees to provide a management plan prior to any exterior ground work being performed to prevent loss of soil during construction by stormwater runoff and/or wind erosion, including protecting topsoil by stockpiling for reuse, preventing sedimentation of storm sewer or receiving streams, and preventing polluting the air with dust and particulate matter. Contractor shall log building operations and maintenance activity to ensure that the plan has been followed.

8. GREEN BUILDINGS

Contractor agrees to incorporate Sustainability Standards into the preparation of the Plans and Specifications, including, without limitation, those “Green Construction Guidelines & Requirements,” attached hereto as Exhibit D-2, when such compliance will not cause a material increase in Construction Costs.

9. WATER AND ELECTRICITY

Sources of water and electricity will be furnished to Contractor without cost, in reasonable quantities for use in lighting, power tools, drinking water, water for testing, etc. "Reasonable quantities" will be determined on a case-by-case basis but are generally intended to mean quantities comparable to the water and electrical demand Tenant would use upon taking occupancy. Contractor shall make all connections, furnish any necessary extensions, and remove same upon completion of work.

10. DEMOLITION AND DUSTY WORK

Demolition of an area in excess of 100 square feet must be performed before 7:00 a.m. or after 6:00 p.m. Contractor shall notify the Building engineer’s office at least one full business day prior to commencement of extremely dusty work (sheet rock cutting, sanding, extensive sweeping, etc.) so arrangements can be made for additional filtering capacity on the affected HVAC equipment. Failure to make such notification will result in Contractor incurring the costs to return the equipment to its proper condition. All lights must be covered during high dust construction due to a plenum return air system.

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11. CONSTRUCTION MANAGEMENT PLAN FOR INDOOR AIR QUALITY

Contractor agrees to develop and implement an Indoor Air Quality (IAQ) Management Plan for the construction and occupancy phases of the area being built out as follows:

 During construction, meet or exceed the recommended Design Approaches of the Sheet Metal and Air Conditioning National Contractors Association (SMACNA) IAQ Guideline for Occupied Buildings Under Construction, 2008, Chapter 3.

 Protect stored on-site or installed absorptive materials from moisture damage.

 If air handlers must be used during construction, use filtration media with a Minimum Efficiency Reporting Value of 8 (MERV 8) at each return air grill, as determined by ASHRAE 52.2-2017.

 Replace all filtration media immediately prior to occupancy.

➢ Make every reasonable effort to minimize the off-gassing of volatile organic compounds used in construction materials within the building. Efforts may include the use of no- and low-VOC products and materials, allowing products to off-gas before being brought into the building, and flushing out the space with outside air or air purifiers.

12. WATER USE EFFICIENCY

Contractor agrees to comply with the following:

 Maintain maximum fixture water efficiency within the Building to reduce the burden on potable water supply and wastewater systems.

 Keep fire systems, domestic water systems, landscape irrigation systems as separate systems to be maintained and metered separately. Modifications to the water systems must maintain the integrity of these three systems.

 Submeter process water used directly by tenant and for the sole benefit of tenant.

 Irrigation lines are not to be connected to domestic supply lines.

13. PURCHASING

If Landlord has a comprehensive sustainable purchasing policy as part of its Sustainability Practices, Contractor agrees to provide information about all material purchases for facility improvements, additions and alterations. Landlord will supply a standard format for reporting purposes that will include, but not be limited to, data on cost, quantity purchased and product sustainability features. Contractor shall timely and fully report to Landlord all such information including product specification sheets on all materials used in connection with the job, as Landlord may require from time to time.

14. REMOVAL OF WASTE MATERIALS

Any and all existing building materials removed and not reused in the construction shall be disposed of by Contractor as waste or unwanted materials, unless otherwise directed by the Building manager.

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Contractor shall comply with all Laws and Landlord's waste and recycling practices. Contractor shall at all times keep areas outside the work area free from waste material, rubbish and debris and shall remove waste materials from the Building on a daily basis.

15. CLEANUP

Upon construction completion, Contractor shall remove all debris and surplus material and thoroughly clean the work area and any common areas impacted by the work.

16. HOUSEKEEPING PRACTICES

Contractor agrees to comply with Landlord's cleaning and maintenance practices.

17. MATERIAL SAFETY DATA SHEETS (MSDS)

Contractor agrees to provide the Building manager with at least 72 hours advance notice of all chemicals to be used on site through written notice and delivery of MSDS sheets.

18. WORKING HOURS

Standard construction hours are 6:30 a.m. - 5:00 p.m. The Building engineer must be notified at least two full business days in advance of any work that may disrupt normal business operations, e.g., drilling or cutting of the concrete floor slab. The Building manager reserves the right to determine what construction work is considered inappropriate for normal business hours. Work performed after standard construction hours requires an on-site engineer, who shall be billed at the then overtime rate, payable by Contractor.

19. WORKER CONDUCT

Contractor and subcontractors are to use care and consideration for others in the Building when using any public areas. No abusive language or actions on the part of the workers will be tolerated. It will be the responsibility of Contractor to enforce this regulation on a day-to-day basis. Contractor and subcontractors shall remain in the designated construction area so as not to unnecessarily interrupt other tenants. No sleeveless shirts are allowed. Long pants and proper work shoes are required. All workers must wear company identification.

20. CONSTRUCTION INSPECTIONS

Contractor is to perform a thorough inspection of all common areas to which it requires access prior to construction to document existing Building conditions. Upon completion of work, if necessary, Contractor shall return these areas to the same condition in which they were originally viewed. Any damage caused by Contractor shall be corrected at its sole cost.

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21. SIGNAGE

Contractor or subcontractor signage may not be displayed in the Building common areas or on any of the window glass.

22. POSTING OF RULES AND REGULATIONS

A copy of these rules and regulations must be posted on the job site in a manner allowing easy access by all workers. It is Contractor’s responsibility to instruct all workers, including subcontractors, to familiarize themselves with these rules and regulations.

23. INSURANCE REQUIREMENTS

Contractor will provide and maintain at its own expense the minimum insurance required of contractors and subcontractors per the Lease.

24. CERTIFICATE OF INSURANCE

NAMED INSUREDS:	OWNER, ANY BUILDING MANAGER FOR OWNER, AND ANY MORTGAGEE AND/OR GROUND LESSOR OF THE BUILDING AND/OR THE LAND

Certificates of Insurance in the form of an ACORD 25-S certificate evidencing the required coverages and naming the additional insureds as stated MUST be furnished thirty (30) days prior to starting the contract work. Each certificate will contain a provision that no cancellation or material change in the policies will be effective except upon thirty (30) days prior written notice.

25. EMERGENCY PROCEDURES

In case of emergency, Contractor shall call the police/fire department and/or medical services, followed immediately by a call to the Building manager.

26. DELIVERIES

At no time will the Building staff accept deliveries on behalf of Contractor or any subcontractor.

27. CHANGES

THESE CONTRACTOR RULES AND REGULATIONS ARE SUBJECT TO CHANGE AND ARE NOT LIMITED TO WHAT IS CONTAINED HEREIN. LANDLORD AND THE BUILDING MANAGER RESERVE THE RIGHT TO IMPLEMENT ADDITIONAL RULES AND REGULATIONS AS MAY BE PRUDENT BASED ON EACH INDIVIDUAL PROJECT.

ADDITIONAL TENANT CONSTRUCTION RULES AND REGULATIONS

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10. The Lincoln Property Company design/engineering review team may inspect contractor work in progress for compliance with applicable code and building standards.

11. Lincoln Property Company reserves the right to restrict life safety design (sprinkler and fire protection) to its approved design engineers.

12. All contractor work shall be performed in accordance with all applicable laws and codes, Cambridge Fire Department and Lincoln Property Company Construction Guidelines.

13. Two hundred pound (200 lb) pressure test of sprinkler system is required two (2) weeks prior to completion of project. Sprinkler contractor test certificates are due to Lincoln Property Company at that time.

14. Sprinkler contractor must provide five (5) sets of sprinkler drawings for major system upgrades for approval by the insurance company.

15. All questions should be referred to Lincoln Property Company at 55 Cambridge Parkway, Cambridge, MA 02142.

B. Specific Requirements

Normal business hours are 8:00 am to 6:00 pm Monday-Friday; 8:00 am to 1:00 pm on Saturdays.

1. The following work must be done on overtime, not during normal business hours.
   a. Demolition above and below occupied space or which may cause disruption to other tenants in the building on other floors.
   b. Coring for electrical/telephone floor outlets above occupied space.
   c. Oil based or "Polymyx" painting on occupied multi-tenant floors (0 voc/odorless paint work allowed).
   d. Any Work performed outside of project site.
   e. Gluing of carpet on occupied multi-tenant floors
   f. Shooting of studs into deck for mechanical fastening devices (Allowed until 8:00 am.)
   g. Testing of life safety system and sprinkler tie-ins.
   h. Coordination of deliveries requiring use of loading dock and freight elevator exceeding ½ hour.
   i. Deliveries via tractor/trailer trucks.
   j. Sprinkler drain downs performed after hours.

2. Dollies and carts should be fitted with rubber wheels.

3. Dragging of ladders, dropping of material is to be avoided over occupied floors.

4. All work performed outside of project site must be coordinated with the property manager from the Lincoln Property Company Management Office.

5. The contractor must submit a "Building Service Request Form" to Lincoln Property Company to schedule the services listed below. Three days advance notice is required for approval. Emergency service may be provided with 24 hour's notice.

   a. Freight elevator usage after hours.
   b. Sprinkler/life safety shutdown.
   c. HVAC shutdown.
   d. Access to site after normal business hours.

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e. Major deliveries and tenant relocations.
f. Coordination with Engineers or other building staff.
g. Trash removal operation.
h. Security Detail.
i. Any work/activity not noted above or performed during non-business hours.
j. All after hours work/activity will be escorted by building personnel at the cost to the tenant.

6. There is no contractor parking available at the loading dock. The loading dock is to be used for unloading equipment and materials only. Tenant shall have the use of one (1) unreserved parking space for a construction worker of the management or supervisory level to use during construction of Tenant's Initial Improvements prior to Term Commencement Date.

7. Tradespersons are not allowed on passenger elevators. The freight elevator must be used at all times to access or egress the work area. Construction workers should not use the emergency stairwells to access other floors unless an emergency situation arises or as approved by property management.

8. Demolition: Contractor must use hard plastic hampers to transport demolition debris from work floor to loading dock. Hampers cannot be left on the loading dock. Queue on the work floor while transforming debris.

9. Cleaning and Rubbish Removal: The contractor is responsible for leaving freight elevators and related work areas "broom clean". The contractor will incur costs for clean-up if areas are left dirty, including serving of freight elevator for demolition debris not transported properly. Rubbish cannot be stored in the work area and must be disposed of on a regular basis. **Absolutely no construction debris is to be left in the work premises at the end of each shift.**

10. Badges: Tradespersons must enter the building through the loading dock and obtain a contractor badge. The badge is to be worn daily, be visible at all times, and presented to security for access to project site.

11. Deliveries: Absolutely no deliveries will be allowed through the main lobby. Deliveries must be scheduled in advance with the Lincoln Property Company management office to coordinate the use of the loading dock and the freight elevators. The delivery of sheet rock, light fixtures and other like material must be scheduled during non-business hours.

12. Waiver of Mechanics Lien will be required prior to all payments.

13. Contractor will post the building permit on a wall of the construction site while work is being performed.

14. Prior to demolition, if carpet is to remain in the suite, it is to be protected by heavy plastic cover or removed, stored, and reinstalled upon completion of work.

15. Contractor shall provide heavy plastic screening for dust protection and/or temporary walls of suitable appearances as required by Property management to screen the construction site.

16. Walk-off mats are to be provided at entrance doors.

17. No utilities (electricity, water, gas, and plumbing) or services to the tenants are to be cut off or interrupted without first having requested, in writing, and secured, in writing, the permission of the Property Management.

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18. No electrical services are to be put on the emergency circuit, without specific written approval from the Property Manager.

19. Any utility meters that are installed must meet the building standards.

20. **The property manager will be notified of all work schedules of all workmen on the job and will be notified, in writing, of names of those who may be working in the building.**

21. Contractors will be responsible for daily removal of waste foods, milk and soft drink containers, etc. to loading dock construction dumpster and will not use any building trash receptacles, but trash receptacles supplied to them.

22. Construction personnel are not to eat in or congregate in the lobby or in front of building.

23. There will be no radios on the job site.

24. All workers are required to wear a shirt, shoes and full-length trousers.

25. Protection of hallway carpets, wall coverings, granite and marble, and elevators from damage with masonite board, carpet, cardboard, or pads is required.

26. Public spaces, corridors, elevators, bathrooms, lobby, etc. must be cleaned immediately after use. Construction debris or materials found in public areas will be removed at the contractor's cost.

27. There will be no smoking, eating, or open food containers in the elevators, carpeted areas, or public lobbies.

28. There will be no yelling or boisterous activities.

29. All construction materials or debris must be stored within the project confines or in an approved lock-up.

30. There will be no alcohol or controlled substances allowed or tolerated on the property. Individuals under the influence or in possession of such will be prosecuted.

31. Contractor shall post no signs without the Property Manager's expressed approval which may be withheld for any reason.

32. Any work performed on base building systems (i.e., roofing, HVAC, glass curtain wall, etc.) that could impact existing warranties shall be coordinated with the Property Manager prior to performing said work. Property Manager stipulates that a certain company/subcontractor/vendor must be used in order to preserve a warranty, the Contractor shall comply. Property Manager is to attend final walk thru for certificate of occupancy and fire protection sign offs.

33. Contractor shall supply Property Manager with a copy of all permits prior to the start of any work.

34. Contractors shall be permitted to use the janitor's sink for water supply on the floor(s) on which the construction occurs, however, contractors shall ensure that no drywall, mud, flammables or any other substance that could stop up the sanitary sewer system or be potentially hazardous, are put therein.

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EXHIBIT D-2

ENERGY AND SUSTAINABILITY

CONSTRUCTION GUIDELINES AND REQUIREMENTS

Any and all improvements, alterations or additions performed by Tenant will be performed in accordance with this Exhibit D-2, and any modifications thereto by Landlord, notwithstanding any more permissive local building codes or ordinances.

HVAC Equipment

─ Tenant-installed HVAC and refrigeration equipment and fire suppression systems shall not contain refrigerants that are currently banned or being phased out, including CFCs (most commonly R-11) and HCFCs (most commonly R-22).

─ Ensure tenant-installed HVAC systems tie into the Building’s Building Automation System.

Appliances & Equipment

Install only ENERGY STAR-certified appliances. Recommend the use of ENERGY STAR-certified office equipment, electronics and commercial food service equipment in all instances where such product is available.

Plumbing

Install only new plumbing fixtures that meet the following:

─ Lavatory faucets: [0.5] gallons per minute (GPM) tamper-proof aerators

─ Pantry/Kitchenette faucets: [1.5] GPM tamper-proof aerators

─ Water closets: [1.28] gallons per flush (GPF)

─ Urinals: [0.125] GPF

─ Showerheads: Meet the requirements of EPA WaterSense-labeled products

─ Commercial Pre-rinse Spray valves (for food service applications): [1.6] or less GPM

Lighting

─ Lighting loads shall not exceed ASHRAE/IES Standard 90.1- 2016. For example, the Maximum Lighting Power Density for office use is 0.79 watts per square foot.

─ At a minimum, install occupancy/vacancy sensors with manual override capability in all regularly occupied office spaces. Lighting controls shall be tested prior to occupancy to ensure that control elements are calibrated, adjusted and in proper working condition to achieve optimal energy efficiency.

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Data Center within the Premises

Tenant may not operate a Data Center within the Premises without the express written consent of Landlord. The term “Data Center” shall have the meaning set forth in the U.S. Environmental Protection Agency’s ENERGY STAR® program and is a space specifically designed and equipped to meet the needs of high-density computing equipment, such as server racks, used for data storage and processing. The space will have dedicated, uninterruptible power supplies and cooling systems. Data Center functions may include traditional enterprise services, on-demand enterprise services, high-performance computing, internet facilities and/or hosting facilities. A Data Center does not include space within the Premises utilized as a “server closet” or for a computer training area. In conjunction with the completion and operation of the Data Center, Tenant shall furnish the following information to Landlord:

(1) Within ten (10) days of completion, Tenant shall report to Landlord the total gross floor area (in square feet) of the Data Center measured between the principal exterior surfaces of the enclosing fixed walls and including all supporting functions dedicated for use in the Data Center, such as any raised-floor computing space, server rack aisles, storage silos, control console areas, battery rooms, and mechanical rooms for cooling equipment. If Tenant alters or modifies the area of the Data Center, Tenant shall furnish an updated report to Landlord on the square footage within ten (10) days following completion of the alterations or modifications.

(2) For spaces that meet the U.S. EPA ENERGY STAR definition of a Data Center, tenants must have an electricity submeter or other device in place that measures the electricity consumption in kWh (as opposed to instantaneous power readings measured in kW) of the IT equipment within the space. The meter should only include IT energy consumption, not the total consumption of the data center, which may include lighting or cooling loads. If the Data Center has an Uninterruptible Power Supply (UPS) system, the meter must be placed at the output of the UPS.

(3) Within ten (10) days following the close of each month of operation of the Data Center, monthly IT energy readings, failing which Tenant shall be obligated to pay to Landlord the Late Reporting Fee.

Building Materials

─ Architect and general contractor shall endeavor to specify low-VOC paints, coatings, primers, adhesives, sealants, sealant primers, coatings, stains, finishes and the like. Suggested VOC limits are at the end of this document.

─ Architect and general contractor shall endeavor to specify materials that meet the following criteria:

─ Harvested and processed or extracted and processed within a 500-mile radius of the project site.

─ Contain at least 10% post-consumer or 20% pre-consumer materials.

─ Contain material salvaged from offsite or on-site.

D-2 - 2

─ Contain rapidly renewable material.

─ Made of wood-based materials, excluding movable furniture, certified as harvested from sustainable sources, specifically Forest Stewardship Council (FSC)-certified wood.

─ Carpet meeting or exceeding the requirements of the CRI Green Label Plus Testing Program and recyclable where available.

─ Carpet cushion meeting or exceeding the requirements of the CRI Green Label Testing Program.

─ Preferably, at least 25% of the hard surface flooring (not carpet) will be FloorScore-certified.

─ Composite wood or agrifiber products shall contain no added urea-formaldehyde resins.

─ Work with architect and general contractor to ensure the following materials are not used: manufactured wood with urea-formaldehyde binders, fabrics and foams with halogenated flame retardants, drywall from China.

Contractor Practices

─ General Contractor shall implement the Building’s Waste Management Plan to reuse, recycle and salvage building materials and waste during both demolition and construction phases.

─ General Contractor shall implement appropriate Indoor Air Quality Protocols for construction activity.

Resources

For actual regulations, rules and standards visit:

South Coast Air Quality Management District (SCAQMD) VOC Limits

Bay Area Air Quality Management District (BAAQMD) VOC Limits

Green Seal GS-11 VOC Limits

D-2 - 3

EXHIBIT E

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply to the Premises, the Building and the appurtenances thereto:

1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

3. No signs, advertisements or notices (other than those that are not visible outside the Premises) shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord.

4. Landlord shall provide all door locks in each tenant’s leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Tenant shall install (subject to Landlord’s prior written approval as to the plans and specifications therefor and to the other terms and conditions of Article 8 of the Lease) its own access and security system, including card readers, to the Premises. Landlord shall furnish to each tenant a reasonable number of keys to such tenant’s leased premises, at such tenant’s cost, and no tenant shall make a duplicate thereof.

5. If the Building is multi-tenant, movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord’s supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

6. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant or done by a tenant’s property while in the Building, shall be repaired at the expense of such tenant.

7. Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals (other than seeing-eye dogs) shall be brought into or kept in, on or about any tenant’s leased premises. No portion of any tenant’s leased premises shall at any time be used or occupied as sleeping or lodging quarters.

8. Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

9. No machinery of any kind (other than normal office equipment) shall be operated by any tenant on its leased area without Landlord’s prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance (other than typical office supplies [e.g., photocopier toner] used in compliance with all Laws).

10. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant’s leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

11. No vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord, other than those used for Tenant’s employees.

12. [Intentionally omitted].

13. [Intentionally omitted].

14. No smoking (including e-cigarettes) is allowed anywhere in the Building. Smoking is allowed only in Landlord-designated smoking areas that are at least fifty (50) feet from the Building entry or elevators, public walkways and the Building’s outdoor air intakes, outdoor louvers, or operable windows. Tenant shall not permit its employees, invitees or guests to smoke in the Premises or Building, or anywhere within the foregoing fifty (50) foot area (including without limitation e-cigarettes).

15. Canvassing, soliciting or peddling in or about the Premises or the Property is prohibited and Tenant shall cooperate to prevent same.

16. The Premises shall not be used for any use that is disreputable.

17. Tenant shall not use or permit space heaters or energy-intensive equipment unnecessary to conduct Tenant’s business without written approval by Landlord. Any space conditioning equipment that is placed in the Premises by Tenant for the purpose of increasing comfort to occupants shall be operated on sensors or timers that limit operation of equipment to hours of occupancy in the areas immediately adjacent to the occupying personnel.

18. Tenant shall operate the Premises in a manner consistent with Landlord’s Sustainability Practices.

19. After Tenant’s initial improvements, Tenant shall not mark, paint, drill into, or in any way deface any part of the Building or Premises. No boring, driving of nails, or screws, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. Notwithstanding the foregoing, Tenant shall be permitted to decorate the Premises, including placing framed pictures or posters on the walls of the Premises, without such consent from Landlord. Tenant shall not install any resilient tile or similar floor covering, or cement or other similar adhesive material.

20. Tenant shall not waste electricity or water and agrees to cooperate fully with Landlord, without any material additional cost to Tenant, to assure the most effective operation of the Building’s heating and air conditioning. Tenant shall keep corridor doors closed except when being used for access.

21. [Intentionally omitted].

22. [Intentionally omitted].

23. Building employees shall not be required to perform, and shall not be requested by any tenant or occupant to perform, any work outside of their regular duties, unless under specific instructions from the office of the manager of the Building .

24. Tenant may request heating and/or air conditioning during other periods in addition to normal working hours by submitting its request in writing to the office of the manager of the Building no later than 12:00 p.m. the preceding Business Day on forms available from the office of the manager. The request shall clearly state the start and stop hours of the “off-hour” service. Tenant shall submit to the Building Manager a list of personnel authorized to make such request. The Tenant shall be charged for such operation in the form of additional rent; such charges are to be determined by the Landlord.

25. Janitorial services shall be provided in accordance with Exhibit H. Tenants shall not cause unnecessary labor by reason of carelessness or indifference in the preservation of good order and cleanliness. The work of the janitor or cleaning personnel shall not be hindered by Tenant and such work may be done at any time when the offices are vacant. The windows, doors and fixtures may be cleaned at any time without interruption of purpose for which the Premises are let. Tenant shall provide adequate waste and rubbish receptacles, cabinets, bookcases, map cases, etc. necessary to prevent unreasonable hardship to Landlord in discharging its obligation regarding cleaning service. Boxes should be broken down to fit into containers.

26. These Building Rules and Regulations are subject to change and are not limited to what is contained herein. Landlord and the Building manager reserve the right to implement additional non-discriminatory Building Rules and Regulations as may be prudent upon prior written notice to Tenant.

EXHIBIT E-1

PARKING RULES AND REGULATIONS

The parking rules & regulations are designed to assure our tenants and visitors safe use and enjoyment of the facilities. Please remove or hide any personal items of value from plain sight to avoid temptation leading to vandalism of vehicles. Please exercise added caution when using parking lot at night. Please keep vehicle locked at all times. Please report violations of these rules to Landlord immediately. Please report any lights out or other possibly dangerous situations to Landlord as soon as possible.

Restrictions

• Unless caused by the negligence or willful misconduct of Landlord, its agents, contractors or employees, damage caused by vehicles is the responsibility of vehicle owner.

• Unless caused by the negligence or willful misconduct of Landlord, its agents, contractors or employees, Landlord is not responsible for theft or damage to any vehicle.

• Landlord is not responsible for water damage from leaks in the garage or any surface parking area.

• Landlord is not responsible for damage due to height limitations of garage.

• Vehicles not to exceed 2 miles per hour speed limit in the garage.

• Vehicles that leak excessive fluids will be required to protect parking surface.

• Mechanical repairs to vehicles are not permitted on property.

• Large or oversize vehicles such as motor homes, boats or trailers are not permitted.

• No parking in fire lanes, loading zones or any other areas not designated as a parking space.

• Landlord, at Landlord’s sole discretion, may add or modify the parking rules, and Landlord shall not discriminate against Tenant in the enforcement thereof.

• Landlord reserves the right to relocate the location of reserved spaces from time to time.

• Rental for reserved spaces shall be paid to Landlord by Tenant along with, and on the same due date as, the monthly Base Rent.

Violations of rules & regulations may result in towing from the Project. Towing from the Project can only be ordered by Landlord or Landlord’s property manager. Charges for towing are to be paid by vehicle owner.

These Parking Rules and Regulations are subject to change and are not limited to what is contained herein. Landlord and the Building manager reserve the right to implement additional non-discriminatory Parking Rules and Regulations as may be prudent upon prior written notice to Tenant.

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EXHIBIT F

CONFIRMATION OF COMMENCEMENT DATE

______________, 202_

__________________________
__________________________
__________________________
__________________________

Re: Lease Agreement (the “Lease”) dated ______, 202_, between 55 Cambridge Parkway, LLC, a Delaware limited liability company (“Landlord”), and Sage Therapeutics, Inc., a Delaware corporation (“Tenant”), for approximately 30,567 rentable square feet of space in the building known and numbered as 55 Cambridge Parkway, Cambridge, Massachusetts. Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

Ladies and Gentlemen:

Landlord and Tenant agree as follows:

1. Condition of Premises. Tenant has accepted possession of the Premises pursuant to the Lease. Any improvements required by the terms of the Lease to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects except for the punchlist items described on Exhibit A hereto (the “Punchlist Items”), and except for (i) such Punchlist Items, (ii) Landlord’s warranty obligations under Exhibit D to the Lease, and (iii) items that are of seasonal nature that have not been used by Tenant (e.g., heating if the Commencement Date occurs in the air conditioning season), Landlord has fulfilled all of its duties under the Lease with respect to such initial tenant improvements. Furthermore, Tenant acknowledges that the Premises are suitable for the Permitted Use.

2. Commencement Date. The Commencement Date of the Lease is __________, 20___.

3. Expiration Date. The Term is scheduled to expire on the last day of the ___ full calendar month of the Term, which date is ______________, 20___.

4. Contact Person. Tenant’s contact person in the Premises is:

Attention:
Telephone:
Email:

5. Ratification. Tenant hereby ratifies and confirms its obligations under the Lease. Additionally, Tenant further confirms and ratifies that, to the best of Tenant’s knowledge, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant [OR STATE ANY CLAIMS, COUNTERCLAIMS, SET-OFFS OR DEFENSES].

6. Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this letter and the terms of the Lease, the terms of this letter shall prevail. This letter shall be governed by the laws of the state in which the Premises are located.

Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.

Sincerely,

55 CAMBRIDGE PARKWAY, LLC, a Delaware limited liability company

By: Invesco ICRE Massachusetts REIT Holdings, LLC, its sole member

By:
Name:
Title:

Agreed and accepted:
SAGE THERAPEUTICS, INC., a Delaware corporation

a
By:
Name:
Title:

EXHIBIT A

PUNCHLIST ITEMS

[ATTACH PUNCHLIST REFERENCED IN THE WORK LETTER]

EXHIBIT G

FORM OF TENANT ESTOPPEL CERTIFICATE

The undersigned is the Tenant under the Lease (defined below) between 55 Cambridge Parkway, LLC, a Delaware limited liability company, as Landlord, and the undersigned as Tenant, for the Premises on the third (3rd) and fourth (4th) floors of the West Wing of the building located at 55 Cambridge Parkway, Cambridge, Massachusetts, and hereby certifies as follows:

1. The Lease consists of the original Office Lease Agreement dated as of ___________, 20____ between Tenant and Landlord [‘s predecessor-in-interest] and the following amendments or modifications thereto (if none, please state “none”): _____________________________ ___________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________.

The documents listed above are herein collectively referred to as the “Lease” and represent the entire agreement between the parties with respect to the Premises. All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.

2. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.

3. The Term commenced on __________________, 20___, and the Term expires, excluding any renewal options, on _____________________, 20___, and Tenant has no option to purchase all or any part of the Premises or the Building or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease.

4. Tenant currently occupies the Premises described in the Lease and Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state “none”): ________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

5. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through ______________. The current monthly installment of Base Rent is $___________________.

6. To the best of Tenant’s knowledge, all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder [except _________________].

7. As of the date hereof, to the best of Tenant’s knowledge, there are no existing defenses or offsets, or claims or any basis for a claim, that Tenant has against Landlord and, to the best of Tenant’s knowledge, no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default of Landlord under the Lease. [OR STATE ANY DEFENSES, OFFSETS, DEFAULTS, ETC.]

8. No rental has been paid more than 30 days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.

9. If Tenant is a corporation, partnership or other business entity, Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

10. To the best of Tenant’s knowledge, there are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state. [OR STATE ANY BANKRUPTCY ACTIONS]

11. [Intentionally omitted].

12. All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by Tenant [except ____________ ]and all reimbursements and allowances due to Tenant under the Lease in connection with any tenant improvement work have been paid in full.

Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord’s Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord’s Mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property.

[Signature page follows]

Executed as of ________________________, 20___.

TENANT:

SAGE THERAPEUTICS, INC.,
a Delaware corporation

By:
Name:
Title:

EXHIBIT H

LANDLORD’S SERVICES

I. CLEANING

A. Office Area

Daily: (Monday through Friday, inclusive. Legal Holidays excepted.)

1. Empty and clean all waste receptacles; wash receptacles as necessary.

2. Sweep and dust mop all uncarpeted areas using a dust-treated mop.

3. Vacuum all rugs and carpeted areas.

4. Hand dust and wipe clean with treated cloths all horizontal surfaces including furniture, office equipment, window sills, door ledges, chair rails, and convector tops, within normal reach.

5. Wash clean all water fountains.

6. Remove and dust under all desk equipment and telephones and replace same.

7. Wipe clean all brass and other bright work.

8. Hand dust all grill work within normal reach.

Weekly:

1. Dust coat racks, and the like.

2. Remove all finger marks from private entrance doors, light switches and doorways.

Quarterly:

1. Clean and spray wax vinyl tile floors in tenant areas.

2. Render high dusting not reached in daily cleaning to include:

a. Dusting all pictures, frames, charts, graphs, and similar wall hangings.

b. Dusting all vertical surfaces, such as walls, partitions, doors, and ducts.

c. Dusting all pipes, ducts, and high moldings.

B. Lavatories

Daily: (Monday through Friday, inclusive. Legal Holidays excepted.)

1. Sweep and damp mop floors.

2. Clean all mirrors, powder shelves, dispensers and receptacles, bright work, flushometers and piping.

3. Wash all toilet seats.

4. Wash all basins, bowls and urinals.

5. Dust and clean all powder room fixtures.

6. Empty and clean paper towel and sanitary disposal receptacles.

7. Refill tissue holders, soap dispensers, towel dispensers, vending sanitary dispensers; materials to be finished by Landlord.

8. A sanitizing solution will be used in all lavatory cleaning.

Monthly:

1. Machine scrub lavatory floors.

2. Wash all partitions and tile walls in lavatories.

C. Main Lobby, Elevators, Building Exterior and Corridors

Daily: (Monday through Friday, inclusive. Legal Holidays excepted.)

1. Sweep and wash all floors.

2. Wash all rubber mats.

3. Clean elevators, wash or vacuum floors, wipe down walls and doors.

4. Spot clean any metal work inside lobby.

5. Spot clean any metal work surrounding Building entrance doors.

Monthly: All resilient tile floors in public areas to be treated equivalent to spray buffing.

D. Window Cleaning

Windows of exterior walls will be washed semiannually.

II. HEATING, VENTILATING, AND AIR CONDITIONING

1. Heating, ventilating, and air conditioning as required to provide reasonably comfortable temperatures, appropriate for the season, for normal business day occupancy; Monday through Friday from 8:00 a.m. to 6:00 p.m. (excepting Holidays). In addition, Landlord shall provide any additional heating, ventilating and air conditioning as may be required by Tenant in accordance with Section 7(a) of this Lease.

2. Maintenance of any special air conditioning equipment installed by Tenant and the associated operating cost will be at Tenant’s expense.

III. WATER

Hot water for lavatory purposes and cold water for drinking, office kitchenette, lavatory and toilet purposes.

IV. ELEVATORS

Elevators for the use of all tenants and the general public for access to and from all floors of the Building. Programming of elevators (including, but not limited to, service elevators) shall be as Landlord from time to determines best for the Building as a whole; provided, however, that, subject to emergency situations and Force Majeure, there shall always be adequate passenger and service elevator service to the Premises at all times.

V. RELAMPING OF LIGHT FIXTURES

Tenant will reimburse Landlord for the cost of lamps, ballasts and starters and the cost of replacing the same within the Premises.

VI. CAFETERIA AND VENDING INSTALLATIONS

1. Any space to be used primarily for lunchroom or cafeteria operation shall be Tenant’s responsibility to keep clean and sanitary, it being understood that Landlord’s approval of such use must be first obtained in writing in accordance with Section 8 of this Lease.

2. Vending machines or refreshment service installations by Tenant must be approved by Landlord in writing and shall be restricted in use to employees and business callers. All cleaning necessitated by such installations shall be at Tenant’s expense.

VII. ELECTRICITY

A. Landlord shall furnish electrical energy required for lighting, electrical facilities, equipment, machinery, fixtures, and appliances used in or for the benefit of the Premises in accordance with the provisions of this Lease, which shall not be less than 8.0 watts per rentable square feet of the Premises.

B. Electricity to the Premises shall be submetered or check metered to the Premises. Tenant shall pay for all charges for electric consumption in the Premises as reasonably determined by Landlord based on readings of such submeters or check meters (“Electricity Charges”), but without mark-up above actual cost, within thirty (30) days of Landlord’s invoice therefor, from time to time, but not more often than monthly; provided that upon written notice from Landlord, Tenant shall pay an estimate of such charges, as reasonably determined by Landlord from time to time, monthly at the same time and in the same manner as payments of Base Rent, with appropriate payment (or credit against future electric charges or a refund to Tenant if the Term has expired) to be made annually based upon the actual cost of electricity as determined by Landlord annually for the prior year. If Landlord elects to install submeters or check meters, such installation shall be at Landlord’s sole cost and expense and the Construction Allowance shall not be applied to such cost. If at any time electric charges for the Premises are separately metered and payable directly to the utility therefor, Tenant shall pay such charges before they become due. Landlord shall have the exclusive right to designate the electric service provider to serve the Building provided that such electric service provider is capable of, and provides, electricity to the Building so that the Premises are served by at least the amount of watts per square foot specified below and that there is sufficient electric current for Landlord to provide heating, ventilation and air condition as required by this Lease and to provide adequate electricity, heating, ventilation and air conditioning for the common areas of the Building consistent with Class A office buildings in Kendall Square.

Tenant covenants and agrees that its use of electric current (exclusive of HVAC) shall not exceed 8.0 watts per square foot of rentable floor area and that its total connected lighting load will not exceed the maximum load from time to time permitted by applicable governmental regulations.

EXHIBIT I-1

LIST OF APPROVED ISSUING BANKS

INVESCO REAL ESTATE

ACCEPTABLE BANK LIST

For Depository Accounts & Letters of Credit

Depository Accounts and Letters of Credit

• Bank of America

• Bank of Montreal (BMO)

• PNC Bank

• SunTrust Bank

• US Bank, N.A.

• Wells Fargo Bank

• JPMorgan Chase

I-1 -1

EXHIBIT 1-2

FORM OF LETTER OF CREDIT

[See Attached]

I-2 -1

DRAFT

THIS DRAFT LC IS PROVIDED TO YOU AT YOUR REQUEST AND THERE IS NO OBLIGATION ON OUR PART DESPITE OUR ASSISTANCE IN THE PREPARATION OF THIS DRAFT LC. THE DRAFT LC IS NOT TO BE CONSTRUED AS EVIDENCE OF COMMITMENT ON OUR PART TO ISSUE OR ADVISE SUCH LC’S IN THE FUTURE.

FILENAME \* MERGEFORMAT Sage Therapeutics Lease(6277841.2).docx

**********************************************

JPMORGAN CHASE BANK N.A.

Trade & Working Capital Operations 10410 Highland Manor Drive, Floor 03

Tampa, Florida 33610-9128

I-2 -2

DRAFT

THIS DRAFT LC IS PROVIDED TO YOU AT YOUR REQUEST AND THERE IS NO OBLIGATION ON OUR PART DESPITE OUR ASSISTANCE IN THE PREPARATION OF THIS DRAFT LC. THE DRAFT LC IS NOT TO BE CONSTRUED AS EVIDENCE OF COMMITMENT ON OUR PART TO ISSUE OR ADVISE SUCH LC’S IN THE FUTURE.

FILENAME \* MERGEFORMAT Sage Therapeutics Lease(6277841.2).docx

**********************************************

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER DATE:

To: Beneficiary Name and Address DEAR SIR/MADAM:

WE HEREBY ISSUE OUR IRREVOCABLE STANDBY LETTER OF CREDIT IN YOUR FAVOR.

BENEFICIARY: 55 CAMBRIDGE PARKWAY, LLC

C/O INVESCO REAL ESTATE

2001 ROSS AVENUE SUITE 3400 DALLAS, TX 75201

ATTN: ASSET MANAGER (55 CAMBRIDGE PARKWAY, CAMBRIDGE, MA)

ACCOUNT PARTY: (NAME AND ADDRESS)

DATE OF EXPIRY: [--- NEED FIRM DATE ---]

PLACE OF EXPIRY: OUR COUNTERS AMOUNT:

I-2 -3

APPLICABLE RULES: ISP LATEST VERSION

WE HEREBY ISSUE THIS LETTER OF CREDIT FOR THE ACCOUNT OF APPLICANT/OBLIGOR,**NAME AND FULL ADDRESS INCLUDING CITY AND STATE** ON BEHALF OF ACCOUNT PARTY, **NAME**.

FUNDS UNDER THIS CREDIT ARE AVAILABLE AT SIGHT WITH JPMORGAN CHASE BANK, N.A. UPON PRESENTATION OF BENEFICIARY'S SIGNED AND DATED STATEMENT READING AS FOLLOWS:

" PURSUANT TO THAT CERTAIN LEASE (INCLUDING ANY AMENDMENTS AND RESTATEMENTS THERETO, THE "LEASE") BETWEEN BENEFICIARY, AS LANDLORD, AND ACCOUNT PARTY, AS TENANT, WITH REGARD TO CERTAIN PREMISES LOCATED AT 55 CAMBRIDGE PARKWAY, CAMBRIDGE, MASSACHUSETTS, THE BENEFICIARY IS ENTITLED TO DRAW, AND HEREBY DEMANDS, THE AMOUNT OF USD UNDER JPMORGAN CHASE BANK, N.A. LETTER OF CREDIT NUMBER ".

PARTIAL AND MULTIPLE DRAWINGS ARE PERMITTED.

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR ADDITIONAL ONE YEAR PERIODS FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE, UNLESS AT LEAST 60 DAYS PRIOR TO THE CURRENT EXPIRY DATE WE SEND NOTICE IN WRITING TO YOU AT THE ABOVE ADDRESS, THAT WE ELECT NOT TO AUTOMATICALLY EXTEND THIS LETTER OF CREDIT FOR ANY ADDITIONAL PERIOD. HOWEVER IN NO EVENT SHALL THIS LETTER OF CREDIT BE AUTOMATICALLY EXTENDED BEYOND THE FINAL EXPIRY DATE OF ---------------.

UPON SUCH NOTICE TO YOU, YOU MAY DRAW ON US AT SIGHT FOR AN AMOUNT NOT TO EXCEED THE BALANCE REMAINING IN THIS LETTER OF CREDIT WITHIN THE THEN-APPLICABLE EXPIRY DATE, BY PRESENTATION OF YOUR DATED SIGNED STATEMENT READING AS FOLLOWS:

"THE AMOUNT OF THIS DRAWING USD ------------- UNDER JPMORGAN CHASE BANK, N.A. LETTER OF CREDIT NUMBER --------------- REPRESENTS FUNDS DUE US AS WE HAVE RECEIVED NOTICE FROM JPMORGAN CHASE BANK, N.A. OF THEIR DECISION NOT TO AUTOMATICALLY EXTEND LETTER OF CREDIT NUMBER

"

THIS LETTER OF CREDIT IS TRANSFERABLE, BUT ONLY IN ITS ENTIRETY, AND MAY BE SUCCESSIVELY TRANSFERRED. TRANSFER OF THIS LETTER OF CREDIT SHALL BE EFFECTED BY US UPON YOUR SUBMISSION OF THIS ORIGINAL LETTER OF CREDIT, INCLUDING ALL AMENDMENTS, IF ANY, ACCOMPANIED BY OUR

I-2 -1

TRANSFER REQUEST FORM DULY COMPLETED AND EXECUTED. IF YOU WISH TO TRANSFER THE LETTER OF CREDIT, PLEASE CONTACT US FOR THE FORM WHICH WE SHALL PROVIDE TO YOU UPON YOUR REQUEST. IN ANY EVENT, THIS LETTER OF CREDIT MAY NOT BE TRANSFERRED TO ANY PERSON OR ENTITY LISTED IN OR OTHERWISE SUBJECT TO, ANY SANCTION OR EMBARGO UNDER ANY APPLICABLE RESTRICTIONS. ACCOUNT PARTY SHALL PAY ANY CHARGES AND FEES RELATED TO SUCH TRANSFER PROVIDED THAT ANY FAILURE TO PAY SUCH TRANSFER CHARGES AND FEES SHALL NOT AFFECT THE VALIDITY OF SUCH TRANSFER.

WE ENGAGE WITH YOU THAT DOCUMENTS DRAWN AND PRESENTED UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED IF PRESENTED AT, OR BY OVERNIGHT DELIVERY TO, OUR COUNTERS AT 10410 HIGHLAND MANOR DRIVE, FLOOR 03, TAMPA, FL 33610-9128, ATTN: TRADE OPERATIONS - STANDBY LCS, ON OR BEFORE THE EXPIRATION DATE. WE FURTHER ACKNOWLEDGE AND AGREE THAT UPON RECEIPT OF THE DOCUMENTATION REQUIRED HEREIN, WE WILL HONOR YOUR DRAWS AGAINST THIS LETTER OF CREDIT WITHOUT INQUIRY INTO THE VERACITY OF BENEFICIARY'S SIGNED STATEMENT REGARDLESS OF WHETHER ACCOUNT PARTY DISPUTES THE CONTENT OF SUCH STATEMENT. ALL PAYMENTS DUE HEREUNDER SHALL BE MADE BY WIRE TRANSFER TO THE BENEFICIARY'S ACCOUNT PER THEIR INSTRUCTIONS. ALL DOCUMENTS PRESENTED MUST BE IN ENGLISH.

DRAWINGS HEREUNDER MAY BE PRESENTED BY FACSIMILE/TELECOPY ("FAX") TO FAX NUMBER 856-294-5267 UNDER TELEPHONE PRE-ADVICE TO 1-800-634-1969. SUCH FAX PRESENTATION(S) MUST BE RECEIVED ON OR BEFORE THE EXPIRY DATE IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT. ANY SUCH FAX PRESENTATION SHALL BE CONSIDERED THE SOLE OPERATIVE INSTRUMENT OF DRAWING. IN THE EVENT OF PRESENTATION BY FAX, THE ORIGINAL DOCUMENTS SHOULD NOT ALSO BE PRESENTED.

THIS LETTER OF CREDIT MAY BE CANCELLED PRIOR TO EXPIRATION PROVIDED THE ORIGINAL LETTER OF CREDIT (AND AMENDMENTS, IF ANY) ARE RETURNED TO JPMORGAN CHASE BANK, N.A., AT OUR ADDRESS AS INDICATED HEREIN, WITH A STATEMENT SIGNED BY THE BENEFICIARY STATING THAT THE ATTACHED LETTER OF CREDIT IS NO LONGER REQUIRED AND IS BEING RETURNED TO THE ISSUING BANK FOR CANCELLATION.

THIS LETTER OF CREDIT IS GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND, EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, TO THE INTERNATIONAL STANDBY PRACTICES, ICC PUBLICATION NO. 590 (THE "ISP98"), AND IN THE EVENT OF ANY CONFLICT ISP98 WILL CONTROL, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

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PLEASE ADDRESS ALL CORRESPONDENCE REGARDING THIS STANDBY LETTER OF CREDIT QUOTING OUR REFERENCE NUSCGSXXXXX TO:

JPMORGAN CHASE BANK, N.A.

ATTN: TRADE OPERATIONS-STANDBY LCS

10410 HIGHLAND MANOR DRIVE, FLOOR 03

TAMPA, FL 33610-9128

ALL INQUIRIES REGARDING THIS TRANSACTION MAY BE DIRECTED TO OUR CLIENT SERVICE GROUP AT THE FOLLOWING TELEPHONE NUMBER OR EMAIL ADDRESS QUOTING OUR REFERENCE

TELEPHONE NUMBER 1-800-634-1969

EMAIL ADDRESS: GTS.CLIENT.SERVICES@JPMCHASE.COM

YOURS FAITHFULLY, JPMORGAN CHASE BANK, N.A.

Authorized Signature

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EXHIBIT J

MOISTURE AND MOLD CONTROL INSTRUCTIONS

Because exercising proper ventilation and moisture control precautions will help maintain Tenant’s comfort and prevent mold growth in the Premises, Tenant agrees to adopt and implement the following guidelines, to avoid the development of excessive moisture or mold growth:

1. Report any maintenance problems involving water, moist conditions, or mold to the Building Manager promptly and conduct its required activities in a manner that prevents unusual moisture conditions or mold growth.

2. Do not block or inhibit the flow of return or make up air into the HVAC system. Maintain the Premises at a consistent temperature and humidity level in accordance with the Building Manager’s instructions.

3. [Intentionally omitted].

4. Maintain water in all drain taps at all times.

Dated: __________, 202_

TENANT:

SAGE THERAPEUTICS, INC., a Delaware corporation

By: /s/ Barry Greene

Name: Barry Greene

Title: CEO

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EXHIBIT K

EXPANSION OPTION; RIGHT OF FIRST OFFER

1. Expansion Option.

On or before April 30, 2024 (the “Expansion Option Period”), Tenant shall have the option to expand the Premises to include any one or more of the following full floor east or west increments (the “Potential Expansion Space Increments”) if and to the extent that the applicable Potential Expansion Space Increment is then Available (as defined below), provided that Landlord shall ensure that at least one of the following Potential Expansion Space Increments is then Available: (i) Suite 500W, consisting of approximately 15,267 rentable square feet located on the fifth (5th) floor of the West Wing of the Building (the “5W Increment”), (ii) Suites 300E and 301E, collectively, consisting of approximately 15,969 rentable square feet in the aggregate on the third (3rd) floor of the East Wing of the Building (the “3E Increment”), and/or (iii) Suite 200W, consisting of approximately 10,514 rentable square feet on the second (2nd) floor of the West Wing of the Building (the “2W Increment”); subject to the terms and conditions hereof (the “Expansion Option”).

If Tenant desires to lease any of the Potential Expansion Space Increments, Tenant shall deliver written notice thereof (“Tenant’s Availability Request XE “Tenant’s Expansion Notice” ”) to Landlord on or before the expiration of the Expansion Option Period. Within two (2) Business Days after receipt of Tenant’s Availability Request, Landlord shall notify Tenant in writing (“Landlord’s Availability Notice”) of all Potential Expansion Space Increments that are then Available, provided that at least one (1) of the Potential Expansion Space Increments must be Available, and the date(s) on which Landlord anticipates delivering possession of the applicable Potential Expansion Space Increment to Tenant free of any occupants (as applicable, the ”Anticipated Delivery Date”), which Anticipated Delivery Date(s) shall not occur prior to September 1, 2024. If Tenant desires to lease any Potential Expansion Space Increments listed as Available on Landlord’s Availability Notice, Tenant shall deliver written notice thereof (“Tenant’s Expansion Notice”) within ten (10) days after Tenant’s receipt of Landlord’s Availability Notice. Tenant’s Expansion Notice must identify which of the Available Potential Expansion Space Increments it is electing to lease (each Available Increment elected by Tenant, the applicable “Expansion Space”). For purposes of this Section 1, a Potential Expansion Space Increment shall be considered “Available” if no part of such Potential Expansion Space Increment is subject to any new lease entered into after the Lease Date or any letter of intent or mutually agreed upon terms and conditions by Landlord and a third party evidenced by a term sheet or lease proposal concerning the possible lease of such Potential Expansion Space Increment, it being acknowledged and agreed that Landlord shall have the right to market the Potential Expansion Space Increments and to negotiate and enter into any lease proposals or leases therefor with any third party, provided that, upon Tenant’s written request, Landlord shall use reasonable efforts to keep Tenant apprised of any prospective leasing of any portion of the Potential Expansion Space Increments during the Expansion Option Period, and provided further that at least one (1) of the Potential Expansion Space Increments must be Available to lease to Tenant pursuant to the terms hereof during the Expansion Option Period.

If Tenant timely delivers Tenant’s Expansion Notice, then (A) Landlord shall use commercially reasonable efforts to deliver possession of the applicable Expansion Space to Tenant by the applicable Anticipated Delivery Date, subject to any existing tenant vacating the same by such date, (B) Tenant’s leasing of each Expansion Space shall be on all of the same terms and conditions of the Lease, except that:

(i) the Term with respect to each applicable Expansion Space (as applicable, the “Expansion Space Term”) shall commence on the later of (a) September 1, 2024 and (b) the date of actual delivery of the applicable Expansion Space to Tenant (the applicable “Expansion Space Commencement Date”) and shall expire on the last day of the sixty-sixth (66th) full calendar month following the latest applicable Expansion Space Commencement Date (the “New Expiration Date”);

(ii) commencing as of the date that is six (6) months after the applicable Expansion Space Commencement Date (the applicable “Expansion Space Rent Commencement Date”), Base Rent for such Expansion Space shall be payable at the same per rentable square foot per annum rate then payable (and as payable thereafter) for the Original Premises through the Original Expiration Date, and for any portion of the applicable Expansion Space Term beyond the Original Expiration Date, the Base Rent for such Expansion Space shall continue to increase three percent (3%) annually on each anniversary of the Rent Commencement Date for the Original Premises that occurs during such Expansion Space Term;

(iii) Operating Cost Excess, Tax Excess and Insurance Excess shall continue to be payable for the Premises as provided under the Lease, except that, commencing on the applicable Expansion Space Rent Commencement Date, the “Tenant’s Proportionate Share” shall be adjusted to include the rentable square of such Expansion Space in the total rentable area of the Premises;

(iv) the Term for the entire Premises, as may be expanded pursuant to this Expansion Option, shall be coterminous and expire on the New Expiration Date, and accordingly, the Original Term for the Original Premises automatically shall be extended beyond the Original Expiration Date through the New Expiration Date, and the Base Rent for the Original Premises for such extended portion of the Term shall continue to increase three percent (3%) annually on each anniversary of the Rent Commencement Date for the Original Premises that occurs during such extended Term;

(v) the Expansion Space shall be delivered in its then “AS-IS” condition and in the condition required in Section 3(a) of the Lease (exclusive of the obligation from Landlord to Substantially Complete the Work), without any obligation on the part of Landlord to perform any other work or improvements or otherwise prepare the Expansion Space for Tenant’s occupancy;

(vi) Landlord shall provide Tenant with a construction allowance in an amount equal to $110.00 per rentable square foot in the Expansion Space (the “Expansion Space Allowance”); and

(vii) the Security Deposit will be proportionately increased based on the increase in the rentable square footage of the Premises.

(For illustration purposes only, if Tenant exercises its Expansion Option with respect to the 2W Increment and the 5W Increment, and the Commencement Date for the original Premises occurs on September 1, 2024, the Expansion Space Commencement Date for the 2W Increment occurs on October 15, 2024, and the Expansion Space Commencement Date for the 5W Increment occurs on February 1, 2025, then (w) the New Expiration Date would be July 31, 2030, based on the latest applicable Expansion Space Commencement Date (i.e., February 1, 2025 for the 5W Increment); (x) with respect to the original Premises, the Term would be the period from September 1, 2024 through July 31, 2030, and the Rent Commencement Date for the original Premises would be March 1, 2025, with Base Rent for the original Premises payable at the initial per annum rate of $88.00 per rentable square foot of the original Premises, increasing three percent (3%) annually on each March 1st through the expiration of the Term on July 31, 2030; (y) with respect to the 2W Increment, the Expansion Space Term would be the period from October 15, 2024 through July 31, 2030, and the Expansion Space Rent Commencement Date for the 2W Increment would be April 15, 2025, with Base Rent for the 2W Increment payable at the same rate then payable (and as payable thereafter) for the original Premises, i.e., at the initial per annum rate of $88.00 per rentable square foot of the 2W Increment, increasing three percent (3%) annually on each March 1st through the expiration of such Expansion Space Term on July 31, 2030; and (z) with respect to the 5W Increment, the Expansion Space Term would be the period from February 1, 2025 through July 31, 2030, and the Expansion Space Rent Commencement Date for the 5W Increment would be August 1, 2025, with Base Rent for the 5W Increment payable at the same rate then payable (and as payable thereafter) for the original Premises, i.e., at the initial per annum rate of $88.00 per rentable square foot of the 5W Increment, increasing three percent (3%) annually on each March 1st through the expiration of such Expansion Space Term on July 31, 2030.)

If Tenant timely exercises its Expansion Option, Landlord and Tenant shall execute an amendment to this Lease within thirty (30) days following each applicable Expansion Space Commencement Date memorializing the addition of the applicable Expansion Space to the Premises, on the same terms as the Lease except as provided in the foregoing, provided that failure to execute such amendment shall not limit or affect in any way the obligations of Landlord and Tenant with respect to the Expansion Space. Notwithstanding anything to the contrary, Landlord’s failure to deliver, or delay in delivering, all or any part of such Expansion Space, for any reason, shall not give rise to any liability of Landlord, shall not alter Tenant’s obligation to accept such space when delivered, shall not constitute a default of Landlord, and shall not affect the validity of the Lease.

If Tenant fails or is unable to timely exercise its Expansion Option pursuant to this Section 1 with respect to all of the Expansion Space on or before the expiration of the Expansion Option Period, then such right shall lapse, time being of the essence with respect to the exercise thereof, and this Expansion Option shall terminate automatically and this Section 1 shall be of no further force or effect, and Landlord may use any of the Potential Expansion Space Increments for its own use or lease any of the Potential Expansion Space Increments to third parties on such terms as Landlord may elect, in Landlord’s sole discretion.

Tenant’s Expansion Option is personal to Tenant, and, notwithstanding anything to the contrary herein, Tenant’s Expansion Option is expressly conditioned upon all of the following: (A) Tenant has not assigned the Lease or sublet any portion of the Premises, other than to an Affiliate or in connection with a Permitted Transfer, (B) Landlord receives Tenant’s Expansion Notice prior to the expiration of the Expansion Option Period, and (C) no uncured Event of Default exists as of the date the Tenant’s Expansion Notice is delivered to Landlord. Further, notwithstanding anything to the contrary, if Tenant timely exercises the Expansion Option and thereafter an Event of Default occurs that has not been cured as of the Expansion Space Commencement Date, then Landlord may elect to nullify the exercise of the Expansion Option by giving written notice thereof to Tenant on the applicable Expansion Space Commencement Date.

2. Right of First Offer.

Provided that (x) there are at least three (3) years remaining in the Term of the Lease (it being understood and agreed that Tenant may exercise any unexercised Extension Term under this Lease to satisfy such requirement), (y) Tenant has not assigned the Lease or sublet any portion of the Premises, other than to an Affiliate or in connection with a Permitted Transfer, and (z) no uncured Event of Default exists as of the date of Landlord’s ROFO Offer Notice (as defined below), then subject to the existing rights of other tenants in the Building having expansion rights, rights of first offer, rights of first refusal or similar rights (if any) to lease such space (collectively, “Superior Tenant Expansion Rights”) (which such Superior Tenant Expansion Rights existing as of the Lease Date with respect to the existing Potential ROFO Offer Space as of the Lease Date as shown on the floor plans attached hereto as Schedule K-1 are set forth on Schedule K-2 attached hereto, it being acknowledged and agreed that if the original Premises are expanded pursuant to Tenant’s Expansion Option, then the amendment(s) to the Lease to be entered into by the parties to memorialize the addition of the applicable Expansion Space shall also amend Schedule K-1 and Schedule K-2 to reflect the modified Potential ROFO Offer Space based on the full floor east or west increment(s) that are immediately adjacent to the Premises as so expanded and the Superior Tenant Expansion Rights on such modified Potential ROFO Offer Space existing as of the date of the applicable amendment), and subject to the right of Landlord to extend or renew the tenancy under any then current lease (even if no extension or renewal rights are contained in such tenant’s lease), Tenant shall have, except as set forth below, a one-time right of first offer on any full floor east or west increment that is immediately adjacent to the Premises as then constituted (i.e., including any expansion of the original Premises) (the “Potential ROFO Offer Space”) that is or becomes available for leasing in Landlord’s sole discretion (the “ROFO Offer Space”), on the following terms and conditions:

(i) ROFO Offer Space Offered Terms. Landlord shall give notice (the “ROFO Offer Notice”) to Tenant of the availability of the ROFO Offer Space, setting forth the Base Rent, the Base Years for Operating Costs, Taxes and Insurance and such other terms and conditions on which Landlord desires to lease such ROFO Offer Space (the “ROFO Offer Space Offered Terms”), and Tenant may accept such ROFO Offer Space pursuant to the terms below.

(iv) Acceptance of ROFO Offer Space. Tenant shall have ten (10) Business Days after the date of Landlord’s ROFO Offer Notice within which to (a) unconditionally and irrevocably accept in writing to lease all of the ROFO Offer Space on all of the ROFO Offer Space Offered Terms, for Tenant’s own use, or (b) reject such proposal. Tenant’s failure to agree in writing as provided in clause (a) above within such ten (10) Business Day period shall be deemed a rejection as provided in clause (b) above. Tenant may not elect to lease just a portion of the ROFO Offer Space, and any attempt by Tenant to make such an election shall be deemed a rejection by Tenant to lease the ROFO Offer Space (including any portion thereof). In the event that Tenant accepts the ROFO Offer Space as provided under clause (a) above, then the Term of the Lease with respect to all portions of the Premises as then constituted automatically shall be extended to be coterminous with the Term for such ROFO Offer Space as set forth in Landlord’s ROFO Notice, and the Base Rent for each component of the Premises shall continue to be subject to three percent (3%) increases on each anniversary of the applicable “Rent Commencement Date” for such component of the Premises (the “Base Rent Adjustment”).

(v) Confirmatory Instrument. If Landlord’s ROFO Notice is accepted as provided under clause (a) in subsection (iv) above, the ROFO Offer Space shall, subject to the provisions set forth below and without further action by the parties, be leased by Tenant, for Tenant’s own use, on the ROFO Offer Space Offered Terms and otherwise on all of the terms of the Lease in effect immediately prior to such expansion, and the Term with respect to the balance of the Premises shall be extended to be coterminous with the Term for the ROFO Offer Space, with Base Rent for each component of the existing Premises subject to the Base Rent Adjustment, but otherwise on all of the terms of the Lease in effect immediately prior to such extension, provided that, at the request of either party, Landlord and Tenant shall promptly execute and deliver an agreement confirming such expansion of the Premises and the estimated date the Premises are to be expanded pursuant to this Section with a provision for establishing the effective date of such expansion based on actual delivery, as well as the extension of the Term for the then existing Premises. Landlord’s failure to deliver, or delay in delivering, all or any part of such leased ROFO Offer Space, for any reason, shall not give rise to any liability of Landlord, shall not alter Tenant’s obligation to accept such space when delivered, shall not constitute a default of Landlord, and shall not affect the validity of the Lease.

(vi) Expiration of ROFO. In the event that Tenant rejects or is deemed to have rejected the ROFO Offer Space Offered Terms for a ROFO Offer Space under (iv) above, then Landlord shall be free to lease all or any portion of the Potential ROFO Offer Space at any time and from time-to time thereafter to a third party or parties on such terms as Landlord desires, in its sole discretion, and Tenant’s right of first offer under this Section 2 of Exhibit K shall terminate and be of no further force or effect; provided, however, that Landlord shall not offer the applicable ROFO Offer Space to a third party in connection with the first lease of such applicable ROFO Offer Space that is not on economic terms equivalent to at least ninety percent (90%) of the economic terms offered to Tenant in Landlord’s ROFO Offer Notice, without first offering the ROFO Offer Space again to Tenant pursuant to this Exhibit K.

Schedule K-1

Potential ROFO Offer Space as of the Lease Date

(i.e., 2W, 3E, 4E, 5W)

[See Attached Floor Plans]

Schedule K-2

Superior Tenant Expansion Rights for Potential ROFO Offer Space as of the Lease Date

(i.e., 2W, 3E, 4E, 5W)

2W: None.

3E: None.

4E: None.

5W: None.

EXHIBIT L

FORM OF MEMORANDUM OF LEASE

55 Cambridge Parkway, Cambridge, MA (For Title Reference, see Deed at Bk. 46884, Pg. 553)

notice of lease

Pursuant to M.G.L. Chapter 183, Section 4, notice is hereby given of the following described Lease:

lease execution date: __________, 202_

landlord: 55 CAMBRIDGE PARKWAY, LLC, a Delaware limited liability company

TENANT: SAGE THERAPEUTICS, INC., a Delaware corporation

description of premises: Approximately 30,567 rentable square feet, consisting of (i) approximately 15,300 rentable square feet on the third (3rd) floor of the West Wing of the building located at 55 Cambridge Parkway, Cambridge, Massachusetts (the “Building”), and (ii) approximately 15,267 rentable square feet on the fourth (4th) floor of the West Wing of the Building.

term:

A period commencing on the Commencement Date (as hereinafter defined), and expiring on the last day of the sixty-sixty (66th) full calendar month following the Commencement Date.

COMMENCEMENT DATE: Commencement Date shall mean the later of (i) September 1, 2024 and (ii) the date on which Landlord substantially completes the Work (as defined in, and determined in accordance with the Lease).

extension option: Subject to the terms and provisions of the Lease, Tenant may extend the Lease with respect to the entire Premises for one (1) additional period of five (5) years.

expansion option: Subject to the terms and provisions of the Lease, on or before April 30, 2024, Tenant has the option to expand the Premises to include one or more of the following full floor east or west increments: (i) Suite 500W, consisting of approximately 15,267 rentable square feet located on the fifth (5th) floor of the West Wing of the Building, (ii) Suites 300E and 301E, collectively, consisting of approximately 15,969 rentable square feet in the aggregate on the third (3rd) floor of the East Wing of the Building, and/or (iii) Suite 200W, consisting of approximately 10,514 rentable square feet on the second (2nd) floor of the West Wing of the Building (“Potential Expansion Space Increments”), if and to the extent then Available (as defined in the Lease), provided that at least one of the Potential Expansion Space Increments must be Available.

RIGHT OF FIRST OFFER: Subject to the terms and provisions of the Lease, Tenant has a one-time right of first offer to lease any full floor east or west increment that is immediately adjacent to the Premises as then constituted.

NoneNone

NoneNone

This Notice of Lease is for the purpose only of recording, and for giving constructive notice of the Lease, and is not to have independent legal effect as a contract. Nothing herein shall serve to amend or otherwise alter the terms of the Lease. The terms of the Lease shall prevail in the event of any conflict with the terms hereof.

[page ends here – signature page to follow]

EXECUTED under seal as of the _____ day of _______________, 202_.

LANDLORD 55 CAMBRIDGE PARKWAY, LLC, a Delaware limited liability company By: Invesco ICRE Massachusetts REIT Holdings, LLC, Its sole member By: ______________________________ Name: Title:	TENANT SAGE THERAPEUTICS, INC., a Delaware corporation By: _________________________________ Name: Title:

STATE OF ____________________ )

COUNTY OF __________________ )

On this ___ day of ___________, 202_, before me, the undersigned notary public, personally appeared _________________________, proved to me through satisfactory evidence of identification, which was ________________________, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose, as _________________ of Invesco ICRE Massachusetts REIT Holdings, LLC, in its capacity as sole member of 55 Cambridge Parkway, LLC, a Delaware limited liability company, as the voluntary act of said limited liability company.

WITNESS MY HAND AND OFFICIAL SEAL:

Notary Public

_______________________________________

Printed Name of Notary

My Commission Expires:

STATE OF ____________________ )

COUNTY OF __________________ )

On this ___ day of ___________, 202_, before me, the undersigned notary public, personally appeared _________________________, proved to me through satisfactory evidence of identification, which was personal knowledge, to be the person whose name is signed on the preceding or attached document, and acknowledged to me that he/she signed it voluntarily for its stated purpose, as _________________ of Sage Therapeutics, Inc., a Delaware corporation, as the voluntary act of said corporation.

WITNESS MY HAND AND OFFICIAL SEAL:

Notary Public

_______________________________________

Printed Name of Notary

My Commission Expires:

EXIBIT M

FORM OF BILL OF SALE FOR ACCEPTED FURNITURE

BILL OF SALE

For good and valuable consideration of One Dollar ($1.00), the receipt and sufficiency of which is hereby acknowledged, 55 CAMBRIDGE PARKWAY, LLC, a Delaware limited liability company (“Seller”), hereby sells, assigns, transfers and conveys to SAGE THERAPEUTICS, INC., a Delaware corporation (“Buyer”), all of Seller’s right, title and interest, if any, in and to those items of furniture and other personal property that constitute the Accepted Furniture (as such term is defined in that certain Office Lease Agreement dated as of ________, 202_, by and between Seller, as landlord, and Buyer, as tenant, for premises on the third (3rd) and fourth (4th) floor of the West Wing of the building located at 55 Cambridge Parkway, Cambridge, Massachusetts).

The Accepted Furniture is hereby sold, assigned, transferred and conveyed “AS IS, WHERE IS, WITH ALL FAULTS,” without any warranty or representation whatsoever, express or implied (including, without limitation, those of merchantability or fitness for any particular purpose).

IN WITNESS WHEREOF, Seller has executed this Bill of Sale, under seal, effective as of the 1st day of February, 2024.

SELLER:

55 CAMBRIDGE PARKWAY, LLC, a Delaware limited liability company

By: Invesco ICRE Massachusetts REIT Holdings, LLC, its sole member

By: _________________________

Name:

Title:

DOCPROPERTY "CUS_DocIDChunk0" 6277841.2

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